Exhibit 10.1

EXECUTION VERSION

MASTER REPURCHASE AGREEMENT

Dated as of April 26, 2018

by and among

BARCLAYS BANK PLC,
as Purchaser,

and

CLNC CREDIT 7, LLC and
THE OTHER SELLERS FROM TIME TO TIME PARTY HERETO
as Sellers.

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Table of Contents

(continued)

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EXHIBITS

EXHIBIT I	Names and Addresses for Communications between Parties
EXHIBIT II	Form of Confirmation Statement
EXHIBIT III	Authorized Representatives of Seller
EXHIBIT IV	Form of Power of Attorney
EXHIBIT V	Representations and Warranties Regarding Individual Purchased Assets
EXHIBIT VI	Asset Information
EXHIBIT VII	Advance Procedures
EXHIBIT VIII	Form of Margin Call Notice
EXHIBIT IX	Form of Release Letter
EXHIBIT X	Form of Covenant Compliance Certificate
EXHIBIT XI	Form of Servicer Letter
EXHIBIT XII	[Reserved]
EXHIBIT XIII	Direct Competitors
EXHIBIT XIV	Form of Bailee Letter
EXHIBIT XV	Form of Joinder

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MASTER REPURCHASE AGREEMENT

MASTER REPURCHASE AGREEMENT, dated as of April 26, 2018 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and among BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (including any successor thereto, “Purchaser”), CLNC CREDIT 7, LLC, a limited liability company organized under the laws of the State of Delaware (“CLNC 7”), and any Additional Seller (as defined hereafter) acceding hereto from time to time (together with CLNC 7, individually or collectively, “Seller”).

ARTICLE 1

APPLICABILITY

Subject to the terms of the Transaction Documents, from time to time during the Availability Period (as defined herein) the parties hereto may enter into transactions in which Seller will sell to Purchaser, all of Seller’s right, title and interest in and to certain Eligible Assets (as defined herein) and the other related Purchased Items (as defined herein) (collectively, the “Assets”) against the transfer of funds by Purchaser to Seller, with a simultaneous agreement by Purchaser to re-sell back to Seller, and by Seller to repurchase, such Assets at a date certain or on demand, against the transfer of funds by Seller to Purchaser. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing by Seller and Purchaser, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. Each individual transfer of an Eligible Asset shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, this Agreement is not a commitment by Purchaser to engage in Transactions, but sets forth the requirements under which Purchaser would consider entering into Transactions from time to time. At no time shall Purchaser be obligated to purchase or effect the transfer of any Eligible Asset from Seller to Purchaser.

ARTICLE 2

DEFINITIONS

The following capitalized terms shall have the respective meanings set forth below.

“Accelerated Repurchase Date” shall have the meaning specified in Article 14(b).

“Accepted Servicing Practices” shall mean with respect to any Purchased Asset, those mortgage loan, mezzanine loan or participation interest servicing practices of prudent mortgage lending institutions that service mortgage loans, mezzanine loans and/or participation interests of the same type as such Purchased Asset in the jurisdiction where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located.

“Account Bank” shall mean Wells Fargo Bank, National Association, or any successor appointed by Purchaser in its sole and absolute discretion and reasonably acceptable to Seller.

“Account Control Agreement” shall mean that certain Account Control Agreement, dated as of the Closing Date, among Purchaser, Seller and Account Bank, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement by such Person as debtor or with the authorization of such Person of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or (b) suffering any such petition or proceeding to be commenced by another Person which (i) is consented to, not timely contested or (ii) results in entry of an order or decree for relief that, in the case of an action not commenced by or with the consent of such Person, is not dismissed or stayed within sixty (60) days; (c) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or all or substantially all of the property of such Person; (d) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (e) the making by such Person of a general assignment for the benefit of creditors; or (f) the admission in writing or in a legal proceeding by such Person of its inability to, or intention not to, pay its debts or discharge its obligations as they become due or mature.

“Additional Seller” has the meaning specified in Article 34.

“Affiliate” shall mean, when used with respect to (i) Seller, Guarantor or Sponsor, Sponsor and its Subsidiaries, or (ii) when used with respect to any other specified Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person or (b) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Agreement” shall have the meaning specified in the introductory paragraph hereof.

“Alternative Rate” shall have the meaning specified in Article 6(b)(i).

“Alternative Rate Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate is determined for such Pricing Rate Period with reference to the Alternative Rate.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction in which any Seller Party is located or doing business applicable to such Seller Party and any of their respective Affiliates from time to time concerning or relating to bribery, corruption or money laundering including, without limitation, the United Kingdom Bribery Act of 2010 and the United States Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Money Laundering Laws” shall mean all anti-money laundering laws and regulations of any jurisdiction in which any Seller Party is located or doing business applicable to such Seller Party and any of their respective Affiliates.

“Applicable Index” shall mean, (a) with respect to a LIBOR Transaction, LIBOR and (b) with respect to an Alternative Rate Transaction, the Alternative Rate.

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“Asset Information” shall mean, with respect to each Purchased Asset, the information set forth in Exhibit VI attached hereto to the extent applicable to such Purchased Asset and to the extent available to Seller.

“Assets” shall have the meaning specified in Article 1.

“Availability Period” shall mean the period (i) beginning on the Closing Date and (ii) ending April 26, 2021 (which is three (3) years after the Closing Date), or such later date as may be in effect pursuant to Article 3(f).

“Availability Period Extension” shall have the meaning specified in Article 3(f).

“Availability Period Extension Conditions” shall have the meaning specified in Article 3(f).

“Availability Period Extension Fee” shall have the meaning specified in the Fee Letter.

“Bailee” shall mean Ropes & Gray LLP or any other law firm reasonably acceptable to Purchaser that has delivered at Seller’s request a Bailee Letter with respect to any Purchased Asset.

“Bailee Letter” shall mean a letter from Seller and acknowledged by Bailee and Purchaser substantially in the form attached hereto as Exhibit XIV, pursuant to which the Bailee (i) agrees to issue a Bailee Trust Receipt upon taking possession of the Purchased Asset Documents identified in such Bailee Letter, (ii) confirms that it is holding the Purchased Asset Documents as bailee for the benefit of Purchaser under the terms of such Bailee Letter, (iii) agrees that it shall deliver such Purchased Asset Documents to Custodian, or as otherwise directed by Purchaser in writing, by not later than the third (3rd) Business Day following the Purchase Date for the related Purchased Asset and (iv) agrees to indemnify Purchaser and Seller for any failure of Bailee to deliver the Purchased Asset Documents in accordance with the Bailee Letter.

“Bailee Trust Receipt” shall mean a trust receipt issued by Bailee to Purchaser in accordance with and substantially in the form contained in Exhibit XIV confirming the Bailee’s possession of the Purchased Asset Documents listed thereon.

“Bankruptcy Code” shall mean The United States Bankruptcy Code of 1978, as amended from time to time.

“Borrower” shall mean the obligor on a Promissory Note and (i) in the case of a Mortgage Loan, the grantor of the related Mortgage or, (ii) in the case of a Mezzanine Loan, the pledgor of equity interests in entities that own, directly or indirectly, the collateral for a related Mortgage Loan.

“Breakage Costs” shall mean all actual out-of-pocket cost, loss or expense of terminating or replacing any one-month hedging transactions in connection with any permitted or required reductions of the Purchase Price on any day other than a Remittance Date or any conversion of a Transaction to an Alternative Rate Transaction on any day other than a Pricing Rate Determination Date.

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“Business Day” shall mean a day other than (a) a Saturday or Sunday or (b) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed.

“Capital Stock” shall mean, with respect to any Person, all of the shares of capital stock or share capital of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or share capital of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or share capital of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Capitalized Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change of Control” shall mean the occurrence of any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 49% or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the directors, (b) prior to an internalization of management by Sponsor or Guarantor, CLNC Manager, LLC or any Affiliate thereof shall cease to act as the external manager for Sponsor pursuant to a management agreement, (c) an internalization of management by Sponsor or Guarantor, provided that Purchaser’s consent to any such internalization of management shall not to be unreasonably withheld, delayed or conditioned, (d) Sponsor shall cease to directly or indirectly own 51% or more of the ownership interests of and control Guarantor or (e) the Guarantor shall cease to directly or indirectly own and control, of record and beneficially, 100% of the Capital Stock of Seller.

“Closing Date” shall mean April 26, 2018.

“Collateral” shall have the meaning specified in Article 7(a).

“Collection Account” shall have the meaning specified in Article 5(c).

“Confirmation” shall have the meaning specified in Article 3(b).

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“control” shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting power, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto.

“Covenant Compliance Certificate” shall mean a properly completed and executed Covenant Compliance Certificate substantially in the form of Exhibit X hereto.

“Credit Event” shall mean, with respect to any Purchased Asset, (i) a material adverse change in the credit characteristics (other than changes contemplated by the related business plan as underwritten by Purchaser), taken in the aggregate, of the related Mortgaged Property, any related borrower, guarantor, other obligor or, to the extent the holder of a companion participation is the mortgagee of record, the holder of such companion participation, or properties comparable to the Mortgaged Property within the same commercial real estate market, or (ii) a determination that such Purchased Asset is a Defaulted Asset. Any determination that a Credit Event has occurred shall be made by Purchaser in its sole and absolute discretion.

“Current Termination Date” shall have the meaning specified in Article 3(g).

“Custodial Agreement” shall mean the Custodial Agreement, dated as of the Closing Date, by and among Custodian, Seller and Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Custodial Delivery” shall have the meaning specified in the Custodial Agreement.

“Custodian” shall mean Wells Fargo Bank, National Association, or any successor custodian appointed by Purchaser in its sole and absolute discretion and reasonably acceptable to Seller.

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Defaulted Asset” shall mean any asset (a) that is thirty (30) days or more delinquent in the payment of scheduled principal or interest or any other amounts (other than de minimis amounts) payable under the terms of the related Purchased Asset Documents, (b) for which there is a breach of the applicable representations and warranties made by Seller under the Transaction Documents that has not been cured (other than MTM Representations), (c) as to which an Act of Insolvency shall have occurred with respect to the related borrower or guarantor, (d) as to which any other material non-monetary event of default shall have occurred under the terms of the related Purchased Asset Documents or (e) that has been accelerated.

“Default Threshold” shall have the meaning specified in the Fee Letter.

“Direct Competitor” shall mean any Person that is included on the list of Seller’s competitors attached as Exhibit XIII hereto.

“Dollars” and “$” shall mean freely transferable lawful money of the United States of America.

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“Due Diligence Package” shall have the meaning specified in Exhibit VII to this Agreement.

“Early Repurchase Date” shall have the meaning specified in Article 3(e).

“Effective Purchase Price Percentage” shall mean, with respect to each Purchased Asset, the quotient of the outstanding Purchase Price for such Purchased Asset divided by the outstanding principal balance of such Purchased Asset.

“Eligibility Criteria” shall mean: (a) with respect to any Mortgage Loan or Mezzanine Loan, that such Mortgage Loan or Mezzanine Loan (i) is performing as of the related Purchase Date, (ii) fully disbursed, except for customary holdbacks, reserves, escrows and future advance commitments for interest, repairs, tenant improvements, leasing commissions, capital improvements and such other items as may be set forth in the related Purchased Asset Documents, (iii) accrues interest at a floating rate based on LIBOR (or, if applicable, the Alternative Rate), (iv) has an interest rate cap in place that is acceptable to Purchaser in its sole and absolute discretion, (v) has a term to maturity of no greater than seven (7) years (inclusive of extension options), (vi) has an underlying borrower/obligor that is a bankruptcy-remote special purpose entity, (vii) is secured by, in the case of a Mortgage Loan, a first Lien mortgage or deed of trust on one or more properties that are of an Eligible Property Type and otherwise satisfies the criteria set forth in the definition of Eligible Property Type and, in the case of a Mezzanine Loan, a pledge of all of the equity interests in entities that own, directly or indirectly, the commercial or multi-family properties that serve as collateral for a related Mortgage Loan, (viii) as of the related Purchase Date, has a senior financing as-is loan-to-value ratio (taking into account the Mortgage Loan and any Mezzanine Loan that is, or is proposed to be, a Purchased Asset, together with any pari-passu loans but excluding any subordinate loans secured directly or indirectly by the same collateral (the “Senior Financing”)) of up to 80.0% as determined by Purchaser in its sole and absolute discretion on a case-by-case basis, and (ix) satisfies the requirements set forth in the Pricing Matrix; or (b) with respect to any Senior Note or Senior Participation Interest, the related Mortgage Loan and/or Mezzanine Loan satisfies the criteria set forth in clause (a) above.

“Eligible Asset” shall mean any Mortgage Loan, Mezzanine Loan (provided such Mezzanine Loan and the related Mortgage Loan are both subject to, or proposed to be subject to, the same Transaction), Senior Note or Senior Participation Interest (a) that is approved by Purchaser in its sole and absolute discretion; (b) that satisfies the Eligibility Criteria; and (c) with respect to which, on each day, the applicable representations and warranties set forth in Articles 10(s) and 10(t) hereof and Exhibit V hereto are true and correct in all respects, except (i) to the extent disclosed in a Requested Exceptions Report approved by Purchaser in writing in accordance with the terms hereof and (ii) after the Purchase Date for such Eligible Asset, any MTM Representations. Unless otherwise specified, any reference to Eligible Asset shall include the Mortgage Loan and any related Mezzanine Loan that is, or is proposed to be, subject to the same Transaction.

Notwithstanding anything to the contrary contained in this Agreement, the following shall not be Eligible Assets for purposes of this Agreement: (i) loans which are non-performing, defaulted or delinquent loans as of the related Purchase Date; (ii) construction loans; (iii) mortgage-backed securities; (iv) land loans, and (v) participation interests in any assets described in the preceding clauses (i) through (iv).

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“Eligible Property Types” shall mean multi-family, office, retail, hospitality, industrial, self-storage and manufactured housing properties, or properties made up of any combination of the foregoing, in each case that: (i) have a minimum value of $5 million as determined by Purchaser in its sole and absolute discretion on a case-by-case basis; (ii) are not undergoing, and not be scheduled to undergo, any ground up construction or major expansion; and (iii) are free of material structural and/or environmental defects.

The Eligible Property Type criteria set forth herein may be revised by Purchaser in its sole and absolute discretion with respect to any new Eligible Assets proposed to be purchased by the Purchaser under this Agreement. For the avoidance of doubt, any such revisions to the Eligible Property Type criteria shall be provided by Purchaser to Seller and shall not be retroactively applied to any Purchased Assets.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Internal Revenue Code of which Seller is a member and (b) solely for purposes of potential liability under Section 302 of ERISA and Section 412 of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which Seller is a member.

“Event of Default” shall have the meaning specified in Article 14(a).

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Purchaser or required to be withheld or deducted from a payment to Purchaser: (a) Taxes imposed on or measured by net income or similar Taxes imposed in lieu of net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Purchaser being organized under the laws of, or having its principal office or the office from which it books a Transaction located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Purchaser pursuant to a law in effect as of the date on which such Person (i) acquires such interest in a Transaction or (ii) changes its principal office or the office from which it books a Transaction, except to the extent that, pursuant to Article 32, amounts with respect to such Taxes were payable to such party's assignor immediately before such Person became a party hereto or to such Person immediately before it changed its applicable office, (c) Taxes attributable to Purchaser’s failure to comply with Article 23(g) or Article 32 of this Agreement, and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee” shall have the meaning specified in the Fee Letter.

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“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together in each case with any current or future regulations, guidance or official interpretations thereof, any agreements entered into pursuant thereto, including any intergovernmental agreements and any rules or guidance implementing such intergovernmental agreements.

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Purchaser from three (3) federal funds brokers of recognized standing selected by it; provided, that such selected brokers shall be the same brokers as selected for all of Purchaser’s other repurchase customers where the Federal Funds Rate is to be applied, to the extent such brokers are available.

“Fee Letter” shall mean the letter agreement, dated as of the Closing Date, from Purchaser and accepted and agreed by Seller, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Filings” shall have the meaning specified in Article 7(b).

“Future Advance Failure” shall mean, with respect to any Purchased Asset, the occurrence of any litigation or other proceeding alleging a failure to fund any future advance as and when required thereunder.

“Future Advance Purchased Asset” shall mean any Purchased Asset approved by Purchaser, in its sole and absolute discretion, with respect to which less than the full principal amount is funded at origination and Seller is obligated, subject to the satisfaction of certain conditions precedent under the related Purchased Asset Documents, to make additional advances in the future to the related Borrower. For the avoidance of doubt, Purchaser shall have no obligation to make any additional advance with respect to any Future Advance Purchased Asset unless Purchaser agrees, in its sole absolute discretion, to make such additional advance in accordance with, and subject to, Article 3(h).

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which the Guarantee is made and (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation or maximum amount for which such Person may be liable is not stated or determinable, in which case the amount of such Guarantee shall be such Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in accordance with GAAP. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean Credit RE Operating Company, LLC, a Delaware limited liability company.

“Guaranty” shall mean the Guaranty, dated as of the Closing Date, from Guarantor in favor of Purchaser, in form and substance acceptable to Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Hedging Transaction” shall mean, with respect to any or all of the Purchased Assets, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates, credit spreads or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by any of Seller, Guarantor or any Subsidiary of Guarantor with Purchaser or an Affiliate of Purchaser or one or more other counterparties acceptable to Purchaser in its sole and absolute discretion.

“Income” shall mean, with respect to any Purchased Asset at any time, all monies collected from or in respect of such Purchased Asset, including without limitation, payments of interest, principal, repayment, rental or other income, insurance and liquidation proceeds, payments in respect of any associated hedging transaction, and all proceeds from sale or other disposition of such Purchased Asset. For the avoidance of doubt, Income shall not include origination fees and expense deposits paid by Borrowers in connection with the origination and closing of the Purchased Asset, any reimbursement by the related Borrower of costs and expenses, Underlying Purchased Asset Reserves and amounts permitted to be retained as compensation by Servicer in accordance with the Servicing Agreement as modified by the Servicer Letter.

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“Indebtedness” shall mean, as to any Person at a particular time, without duplication, the following to the extent they are included as indebtedness or liabilities in accordance with GAAP: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within sixty (60) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capitalized Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner; and (j) all net liabilities or obligations under any interest rate swap, interest rate cap, interest rate floor, interest rate collar or other hedging instrument or agreement.

“Indemnified Amounts” and “Indemnified Parties” shall each have the respective meanings specified in Article 27(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Manager” shall mean shall mean a natural Person who (a) is not at the time of initial appointment and has never been, and will not while serving as Independent Manager be: (i) a stockholder, director, officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the Independent Manager of Seller), attorney or counsel of any Seller Party or any Affiliate or equity owner of any Seller Party; (ii) a customer, supplier or other Person who derives any of its purchases or revenues (other than any revenue derived from serving as the Independent Manager of such party) from its activities with any Seller Party, or any Affiliate or equity owner of any Seller Party; (iii) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company or Stewart Management Company, or if none of these companies is then providing professional independent directors, another nationally recognized company acceptable to Purchaser, that is not an Affiliate of Seller and that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Manager”) and is an employee of such a company or companies at all times during his or her service as an Independent Manager. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” Affiliated with any Seller Party (provided such Affiliate does not or did not own a direct or indirect equity interest in Seller) shall not be disqualified from serving as an Independent Manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Seller or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than clause (a)(ii) shall not be disqualified from serving as an Independent Manager if such individual is a Professional Independent Manager and such individual complies with the requirements of the previous sentence.

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“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Joinder” shall mean a joinder entered into by an Additional Seller in substantially the form of Exhibit XV hereto.

“LIBOR” shall mean, with respect to each Pricing Rate Period, the rate determined by Purchaser to be (i) the per annum rate for one (1) month deposits in Dollars, which appears on the Reuters Screen LIBOR01 Page (or any successor thereto) as the London Interbank Offering Rate as of 11:00 a.m., London time, on the Pricing Rate Determination Date (rounded upwards, if necessary, to the nearest 1/1000 of 1%); (ii) if such rate does not appear on said Reuters Screen LIBOR01 Page, the arithmetic mean (rounded as aforesaid) of the offered quotations of rates obtained by Purchaser from the Reference Banks for one (1) month deposits in Dollars to prime banks in the London Interbank market as of approximately 11:00 a.m., London time, on the Pricing Rate Determination Date and in an amount that is representative for a single transaction in the relevant market at the relevant time; or (iii) if fewer than two (2) Reference Banks provide Purchaser with such quotations, the rate per annum which Purchaser determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations of rates which major banks in New York, New York selected by Purchaser are quoting at approximately 11:00 a.m., New York City time, on the Pricing Rate Determination Date for loans in Dollars to leading European banks for a period equal to the applicable Pricing Rate Period in amounts of not less than $1,000,000.00; provided, that such selected banks shall be the same banks as selected for all of Purchaser’s other repurchase customers where LIBOR is to be applied, to the extent such banks are available. Purchaser’s determination of LIBOR shall be binding and conclusive on Seller absent manifest error. LIBOR may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which Purchaser prices loans on the date which LIBOR is determined by Purchaser as set forth above.

“LIBOR Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate is determined for such Pricing Rate Period with reference to LIBOR.

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“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“Litigation Threshold” shall have the meaning specified in the Fee Letter.

“London Business Day” shall mean any day other than (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks in London, England are not open for business.

“Margin Amount” shall mean, with respect to any Purchased Asset on any date, an amount equal to (a) the lesser of (i) the unpaid principal balance of such Purchased Asset and (ii) the Market Value of such Purchased Asset, multiplied by (b) the Purchase Price Percentage for such Purchased Asset.

“Margin Call” shall have the meaning specified in Article 4(a).

“Margin Deficit” shall exist, with respect to any Purchased Asset, if (a) the Margin Amount for such Purchased Asset is less than (b) the Repurchase Price for such Purchased Asset.

“Margin Deficit Event” shall exist, with respect to any Purchased Asset, if the Margin Deficit for such Purchased Asset is at least $250,000.

“Margin Excess” shall mean, with respect to a Purchased Asset at any time of determination, the amount by which the Margin Amount for such Purchased Asset exceeds the outstanding Purchase Price for such Purchased Asset.

“Market Value” shall mean, with respect to any Purchased Asset as of any relevant date, the market value for such Purchased Asset on such date as determined by Purchaser in its sole and absolute discretion (which determination shall take into consideration any assigned Hedging Transactions) in connection with the purchase of such Purchased Asset and upon the occurrence and during the continuance of a Credit Event with respect to such Purchased Asset, provided, however, that any redetermination of Market Value by Purchaser pursuant to the foregoing shall be based solely in relation to existing Credit Events and, in any instance, will be without regard to fluctuations in current interest rates and interest rate spreads unless such fluctuations have an impact on property value. Notwithstanding the foregoing, the Market Value may be reduced by Purchaser, in its sole and absolute discretion, to be zero with respect to any Purchased Asset (i) that is determined by Purchaser, in its sole and absolute discretion, not to be an Eligible Asset, (ii) in respect of which a material portion of the Purchased Asset File, as determined by Purchaser in its sole and absolute discretion, has not been delivered to Custodian or remains outstanding in violation of the Custodial Agreement, (iii) that is determined by Purchaser, in its sole and absolute discretion, to be a Defaulted Asset or (iv) that has not been repurchased after the passing of its Repurchase Date.

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“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, financial condition, assets, or operations of the Seller Parties taken as a whole; (b) the ability of any Seller Party to perform its obligations under any of the Transaction Documents; (c) the validity or enforceability of any of the Transaction Documents; or (d) the rights and remedies of Purchaser under any of the Transaction Documents.

“Material Modification” shall mean:

(i)          forbearance, extension or increase in principal amount with respect to any Purchased Asset (other than future advances) or any foreclosure or exercise of any material remedies under the related Purchased Asset Documents;

(ii)         any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, prepayment terms, timing of payments and acceptance of discounted payoffs) of a Purchased Asset (or related Mortgage Loan or Mezzanine Loan, as applicable) or any extension of the maturity date of such Purchased Asset (or related Mortgage Loan or Mezzanine Loan, as applicable), other than (a) if required pursuant to the express terms of the related Purchased Asset and (b) for which there is no material lender discretion;

(iii)        any release of collateral or any acceptance of substitute or additional collateral for a Purchased Asset (or related Mortgage Loan or Mezzanine Loan, as applicable) or any consent to either of the foregoing, other than (a) if required pursuant to the express terms of the related Purchased Asset Documents and (b) for which there is no material lender discretion;

(iv)         any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Purchased Asset (or related Mortgage Loan or Mezzanine Loan, as applicable) or, if lender consent is required, any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the Borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Purchased Asset Documents; and

(v)          any acceptance of an assumption agreement releasing a Borrower from all or a portion of liability under a Purchased Asset (or related Mortgage Loan or Mezzanine Loan, as applicable) other than (a) pursuant to the express terms of the related Purchased Asset Documents and (b) for which there is no material lender discretion.

“Maximum Facility Purchase Price” shall have the meaning specified in the Fee Letter.

“Maximum Sidecar Facility Purchase Price” shall have the meaning specified in the Fee Letter.

“Mezzanine Loan” shall mean a whole mezzanine loan that is secured by a pledge of all of the equity interests in entities that own, directly or indirectly, the commercial or multi-family properties that serve as collateral for a related Mortgage Loan.

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“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in an estate in (i) fee simple in real property and the improvements thereon or (ii) a ground lease, securing a Promissory Note or similar evidence of indebtedness.

“Mortgage Loan” shall mean a whole mortgage loan that is secured by a first Lien on one or more commercial or multi-family properties.

“Mortgaged Property” shall mean, in the case of (a) a Mortgage Loan, the mortgaged property securing such Mortgage Loan, (b) a Mezzanine Loan, the mortgaged property indirectly securing such Mezzanine Loan and (c) a Participation Interest, the mortgaged property directly or indirectly securing the Mortgage Loan and/or the Mezzanine Loan in which such Participation Interest represents a participation, as applicable.

“MTM Representation” shall mean the representations and warranties set forth as items (B)(11) (with respect to the last sentence of the second paragraph only), (B)(12), (B)(15), (B)(26), (B)(35)(f), (B)(36), (B)(37), (B)(39), (B)(42) (with respect to the last sentence only), (E)(7) and (E)(9) on Exhibit V of this Agreement, including if any of the foregoing representations and warranties are incorporated by reference and made pursuant to Sections C, D or E of Exhibit V of this Agreement.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Other Connection Taxes” shall mean Taxes imposed as a result of a present or former connection between Purchaser and the jurisdiction imposing such Taxes (other than a connection arising solely as a result of Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under, or received or perfected a security interest under any Transaction Document).

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that may arise from any payment made under any Transaction Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, transfer or sale of participation or other interest in or with respect to the Transaction Document.

“Participant Register” shall have the meaning specified in Article 20(d).

“Participation Certificate” shall mean the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest.

“Participation Interest” shall mean a participation interest in a Mortgage Loan.

“Paying Seller” shall have the meaning specified in Article 33(c).

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“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.

“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, other than a Multiemployer Plan.

“Pre-Purchase Due Diligence” shall have the meaning specified in Article 3(c).

“Pre-Purchase Legal/Due Diligence Review Fee” shall have the meaning specified in the Fee Letter.

“Pricing Matrix” shall have the meaning specified in the Fee Letter.

“Pricing Rate” shall have the meaning specified in the Fee Letter.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to (i) any Transaction, other than a LIBOR Transaction, the second (2nd) Business Day, and (ii) any LIBOR Transaction, the second (2nd) London Business Day, in each case, preceding the first day of such Pricing Rate Period.

“Pricing Rate Period” shall mean, with respect to any Transaction and any Remittance Date (a) in the case of the first Remittance Date, the period from and including the Purchase Date for such Transaction to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period from and including the immediately preceding Remittance Date to but excluding such Remittance Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset (or such later date on which the Purchased Asset is actually repurchased).

“Prime Rate” shall mean the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates) on the related Pricing Rate Determination Date (and, upon conversion of a Transaction from a LIBOR Transaction or an Alternative Rate Transaction to a Prime Rate Transaction pursuant to Article 6(a) or Article 6(b)(i) of this Agreement on the date of the conversion of a Transaction from a LIBOR Transaction or an Alternative Rate Transaction to a Prime Rate Transaction). The Prime Rate shall be determined by Purchaser or its agent which determination shall be conclusive absent manifest error. Notwithstanding the foregoing, in no event shall the Prime Rate be less than zero.

“Prime Rate Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Prime Rate.

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“Principal Payment” shall mean, with respect to any Purchased Asset, any payment or prepayment of principal received or allocated as principal in respect thereof.

“Prohibited Person” shall mean any Person (i) whose name appears on the list of Specially Designated Nationals and Blocked Persons by the Office of Foreign Asset Control (OFAC); (ii) that is a foreign shell bank; and (iii) that resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated as a non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (FATF), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur; or (iv) that is, or is owned or controlled by any Person that is, the target of any Sanctions or is located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions.

“Promissory Note” shall mean a note or other evidence of indebtedness of a Borrower under a Mortgage Loan or a Mezzanine Loan.

“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which Purchaser purchases such Purchased Asset from Seller hereunder.

“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is initially transferred by Seller to Purchaser on the applicable Purchase Date, increased by any amounts advanced by Purchaser to Seller pursuant to Article 3(h), Article 3(i) or otherwise (including any allocation of Margin Excess in satisfaction of a Margin Deficit) under this Agreement, decreased by (a) the portion of any Principal Payments on such Purchased Asset that is applied pursuant to Article 5 to reduce the Purchase Price for such Purchased Asset, (b) any amounts (including Margin Excess) applied to reduce the Purchase Price of the Purchased Asset pursuant to Article 4(a) on account of a Margin Call and (c) any other amounts applied by Purchaser to reduce the Purchase Price for the Purchased Asset. The Purchase Price, as of the Purchase Date for any Purchased Asset, shall be the amount requested by Seller which shall be no greater than an amount (expressed in Dollars) equal to the product of (i) the Purchase Price Percentage set by Purchaser, in its sole and absolute discretion, for such Purchased Asset (as set forth in the Confirmation for such Purchased Asset) multiplied by (ii) the lesser of, as of such Purchase Date, (x) the unpaid principal balance of such Purchased Asset and (y) the Market Value of such Purchased Asset.

“Purchase Price Differential” shall mean, with respect to any Purchased Asset as of any date of determination, the amount equal to the product of (a) the applicable Pricing Rate for such Purchased Asset and (b) the daily outstanding Purchase Price of such Purchased Asset, calculated on the basis of a 360-day year and the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) such date of determination (reduced by any amount of such Purchase Price Differential previously paid by Seller to Purchaser with respect to such Purchased Asset).

“Purchase Price Percentage” shall have the meaning specified in the Fee Letter.

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“Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset sold by Seller to Purchaser in such Transaction and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Purchaser (other than Purchased Assets that have been repurchased by Seller). A Purchased Asset that is repurchased by Seller in accordance with this Agreement shall cease to be a Purchased Asset. Unless otherwise specified, any reference to a Purchased Asset which is a Mortgage Loan shall include the Mortgage Loan and any related Mezzanine Loan, if any, that is subject to the same Transaction.

“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset upon its release pursuant to Article 7(b).

“Purchased Asset File” shall mean the documents specified as the “Purchased Asset File” in the Custodial Agreement, together with any additional documents and information required to be delivered to Purchaser or its designee (including the Custodian or a Bailee) pursuant to this Agreement and/or the Custodial Agreement.

“Purchased Asset Schedule” shall mean, with respect to any Purchased Asset, a schedule attached to the related Confirmation containing information substantially similar to the Asset Information.

“Purchased Items” shall mean all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:

(i)          the Purchased Assets;

(ii)         the Purchased Asset Documents, the Servicing Rights, the Servicing Agreement, the Servicing Records, mortgage guaranties, mortgage insurance, insurance policies, insurance claims, collection and escrow accounts, and letters of credit, in each case, relating to the Purchased Assets;

(iii)        any Hedging Transactions entered into with respect to any Purchased Asset;

(iv)         all related forward trades and takeout commitments placed on the Purchased Assets;

(v)          all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and

(vi)         all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

“Purchaser” shall have the meaning specified in the introductory paragraph hereof.

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“Reference Banks” shall mean banks designated by Purchaser, in its sole and absolute discretion, each of which shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market and (ii) have an established place of business in London.

“Register” shall have the meaning specified in Article 20(c).

“Release Letter” shall mean a letter substantially in the form of Exhibit IX hereto (or such other form as may be acceptable to Purchaser).

“Remittance Date” shall mean the nineteenth (19th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Purchaser.

“Repurchase Date” shall mean, with respect to any Purchased Asset, the earliest to occur of: (a) the date set forth in the applicable Confirmation, or if such day is not a Business Day, the immediately following Business Day, as the same may be extended in accordance with this Agreement; (b) an Early Repurchase Date with respect to such Purchased Asset; (c) the maturity date of such Purchased Asset; (d) unless Seller has deposited Reserve Funds with Purchaser in accordance with Article 12(n), five (5) Business Days after Purchaser has provided written notice to Seller pursuant to Article 12(n) demanding that such Purchased Asset be repurchased due to a Future Advance Failure with respect to such Purchased Asset, (e) the Accelerated Repurchase Date; or (f) the Termination Date (or, with respect to any Sidecar Asset, the date on which the Purchase Price Percentage thereof is reduced to zero). Notwithstanding anything to the contrary herein, any Mezzanine Loan that is a Purchased Asset shall be repurchased simultaneously with the repurchase of the related Mortgage Loan.

“Repurchase Obligations” shall have the meaning specified in Article 7(a).

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Purchaser to Seller; such price will be determined in each case as the sum of (i) the outstanding Purchase Price of such Purchased Asset as of such date; (ii) the accrued and unpaid Purchase Price Differential with respect to such Purchased Asset as of such date (other than, with respect to calculations in connection with the determination of a Margin Deficit, accrued and unpaid Purchase Price Differential for the current Pricing Rate Period); (iii) all accrued and unpaid costs and expenses (including, without limitation, the fees and expenses of counsel and any applicable Breakage Costs) of Purchaser relating to such Purchased Assets to the extent payable by Seller pursuant to Articles 27 and 28; and (iv) any other amounts due and owing by Seller to Purchaser pursuant to the terms of the Transaction Documents as of such date.

“Requested Exceptions Report” shall have the meaning specified in Exhibit VII hereto.

“Requirement of Law” shall mean any applicable law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.

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“Reserve Fund” shall have the meaning specified in Article 12(n).

“Responsible Officer” shall mean any officer of Seller who is an authorized signatory.

“Sanctions” shall mean, collectively, any sanctions administered or enforced by the U.S. Treasury Department Office of Foreign Asset Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, the United Kingdom or any other relevant sanctions authority of any jurisdiction in which any Seller Party is located or does business.

“SEC” shall have the meaning specified in Article 24(a).

“Seller” shall have the meaning assigned thereto in the introductory paragraph hereof.

“Seller Financing Statement” shall have the meaning specified in Article 3(b).

“Seller Party” shall mean, collectively or individually, as the context may require, Seller and Guarantor.

“Senior Note” shall mean a Promissory Note evidencing a senior or pari passu senior position in a Mortgage Loan; provided that, unless otherwise approved by Purchaser in its sole discretion, any pari passu Senior Note is the controlling note. A Senior Note shall not be junior to any other Promissory Note secured by the same Mortgaged Property.

“Senior Participation Interest” shall mean a senior or pari passu senior Participation Interest in a Mortgage Loan or a Mezzanine Loan and the related Mortgage Loan evidenced by a Participation Certificate; provided that, unless otherwise approved in writing by Purchaser in its sole discretion, any pari passu Senior Participation Interest is the controlling participation interest (but the holder thereof does not need to be the mortgagee of record or pledgee for the related equity interests so long as an agent thereof is the mortgagee of record, the pledgee or the holder of the related companion participation interest which is the mortgagee of record is a securitization issuer). A Senior Participation Interest shall not be junior to any other participation interest or Promissory Note secured directly or indirectly by the same Mortgaged Property (it being understood, for the avoidance of doubt, that a Senior Participation Interest in a Mezzanine Loan shall not be deemed junior to a Senior Participation Interest in the related Mortgage Loan to the extent that such Senior Participation Interests collectively are not junior to any other Promissory Note or Participation Interest secured directly or indirectly by the same Mortgaged Property).

“Servicer” shall mean Wells Fargo Bank, National Association or any other servicer approved by Purchaser in its reasonable discretion.

“Servicer Account” shall mean the “Servicer Account” under the Servicing Agreement.

“Servicer Letter” shall have the meaning specified in Article 29(e).

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“Servicing Agreement” shall mean (i) that certain Servicing Agreement, dated as of April 26, 2018, by and between Servicer and Seller, and (ii) any other servicing agreement, in form and substance acceptable to Purchaser in its sole and absolute discretion, entered into by Seller and any Servicer, in each case, as the same may be amended, modified and/or restated from time to time, and/or any replacement servicing agreement reasonably acceptable to Purchaser in its reasonable discretion.

“Servicing Records” shall have the meaning specified in Article 29(f).

“Servicing Rights” shall mean rights of any Person, to administer, service or subservice, the Purchased Assets or to possess related Servicing Records.

“Sidecar Asset” shall mean any Purchased Asset financed under a Sidecar Facility.

“Sidecar Facility” shall have the meaning specified in the Fee Letter.

“Sidecar Facility Fee” shall have the meaning specified in the Fee Letter.

“Sponsor” shall mean Colony NorthStar Credit Real Estate, Inc (including any successor by merger).

“Spread” shall have the meaning specified in the Fee Letter.

“SIPA” shall have the meaning specified in Article 24(a).

“Structuring Fee” shall have the meaning specified in the Fee Letter.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term-out Period” shall mean, if an extension of the Termination Date is effected pursuant to Article 3(g), the period (i) beginning immediately upon the expiration of the Availability Period and the beginning of such extension period and (ii) ending on the Termination Date, as the same may be extended pursuant to Article 3(g).

“Term-out Period Extension Conditions” shall have the meaning specified in Article 3(g).

“Termination Date” shall mean the earlier of (i) the later of (x) the date of the expiration of the Availability Period (as may be extended pursuant to the terms of Article 3(f)) or (y) or such later date as may be in effect pursuant to Article 3(g), or (ii) the day on which Seller terminates all of the Transactions and repurchase all of the Purchased Assets in accordance with Article 3(j).

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“Termination Date Extension Fee” shall have the meaning specified in the Fee Letter.

“Title Insurer” shall mean a nationally recognized title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located.

“Title Policy” shall mean an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer and irrevocably obligating the Title Insurer to issue such title insurance policy, a title policy commitment or pro-forma “marked up” at the closing of the related Purchased Asset and countersigned by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction and, if applicable, a mezzanine endorsement thereto.

“Transaction” shall mean a Transaction, as specified in Article 1.

“Transaction Documents” shall mean, collectively, this Agreement, any applicable Exhibits to this Agreement, the Fee Letter, the Guaranty, the Custodial Agreement, the Servicing Agreement, the Servicer Letter, the Account Control Agreement, each Joinder, all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions, and all other documents executed in connection with this Agreement or any Transaction, each of the foregoing as they may be amended, restated, supplemented or modified from time to time.

“Trust Receipt” shall have the meaning specified in the Custodial Agreement.

“UCC” shall have the meaning specified in Article 7(b).

“UCC Filing Jurisdiction” shall mean the State of Delaware.

“Underlying Purchased Asset Reserves” shall mean, with respect to any Purchased Asset, the escrows, reserve funds or other similar amounts properly retained in accounts maintained by the Servicer of the Purchased Asset unless and until such funds are, pursuant to and in accordance with the terms of the related Purchased Asset documents, released to or otherwise available to Seller.

“Underwriting Issues” shall mean, with respect to any Eligible Asset as to which Seller intends to request a Transaction, (i) all material information known by Seller after making reasonable inquiries and exercising reasonable care and diligence used by a prudent commercial real estate lender in determining whether to originate or acquire the Eligible Asset in question that would be considered a materially “negative” factor (either separately or in the aggregate with other information) or (ii) a material defect in loan documentation or closing deliveries (such as any absence of any material Purchased Asset Document(s)) known by Seller.

“U.S. Tax Compliance Certificate” shall have the meaning specified in Article 32(d) hereof.

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“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Wet Purchased Asset” shall mean an Eligible Asset which Seller is selling to Purchaser simultaneously with the origination thereof and for which the Purchased Asset File has not been delivered to Custodian.

The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender. All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “include” or “including” shall mean without limitation by reason of enumeration. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”.

ARTICLE 3

INITIATION; CONFIRMATION; TERMINATION; EXTENSION

(a)          Entry into Transactions. During the Availability Period, upon the satisfaction of all conditions set forth in Article 3(b) for the initial Transaction and Article 3(c) for each Transaction (including the initial Transaction), the related Eligible Asset shall be transferred to Purchaser against the transfer of the Purchase Price therefor to an account of Seller. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, such Confirmation shall prevail.

(b)          Conditions Precedent to Initial Transaction. Purchaser’s agreement to enter into the initial Transaction is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the following conditions precedent to the satisfaction of Purchaser and its counsel in their sole and absolute discretion:

(i)          Delivery of Documents. The following documents, shall have been delivered to Purchaser:

(A)         this Agreement, duly completed and executed by each of the parties hereto;

(B)         the Fee Letter, duly completed and executed by each of the parties thereto;

(C)         the Custodial Agreement, duly completed and executed by each of the parties thereto;

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(D)         the Account Control Agreement, duly completed and executed by each of the parties thereto;

(E)         the Guaranty, duly completed and executed by each of the parties thereto;

(F)         the Servicing Agreement, duly completed and executed by each of the parties thereto;

(G)         the Servicer Letter, duly completed and executed by each of the parties thereto;

(H)         any and all consents and waivers applicable to Seller or to the Purchased Assets;

(I)         a power of attorney from Seller substantially in the form of Exhibit IV hereto, duly completed and executed (Purchaser hereby agrees to not utilize such power of attorney unless an Event of Default has occurred and is continuing);

(J)         a UCC financing statement for filing in the UCC Filing Jurisdiction, naming Seller as “Debtor” and Purchaser as “Secured Party” and describing as “Collateral” “All assets of Seller, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and all products thereof” (the “Seller Financing Statement”);

(K)         opinions of outside counsel to the Seller Parties in form and substance acceptable to Purchaser (including, but not limited to, those relating to corporate matters, enforceability, applicability of the Investment Company Act of 1940, security interests and Bankruptcy Code safe harbors (including with respect to the inclusion of Mezzanine Loans as Purchased Assets);

(L)         for each Seller Party, a good standing certificate dated within thirty (30) calendar days prior to the Closing Date, certified true, correct and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by such party from time to time in connection herewith; and

(M)         all such other and further documents and documentation as Purchaser shall require.

(ii)         Reimbursement of Costs and Expenses. Seller shall have paid, or reimbursed Purchaser for, all actual out-of-pocket costs and expenses, including but not limited to reasonable legal fees and due diligence expenses, actually incurred by Purchaser in connection with the development, preparation and execution of the Transaction Documents and any other documents prepared in connection herewith or therewith.

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(iii)        Payment of Fees. Purchaser shall have received payment from Seller of the Structuring Fee.

(c)          Conditions Precedent to All Transactions. Purchaser’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent to the satisfaction of Purchaser and its counsel, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

(i)          Maximum Facility Purchase Price and Maximum Sidecar Facility Purchaser Price.

(A)         The sum of (x) the aggregate unpaid Repurchase Price for all prior outstanding Transactions (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) and (y) the requested Purchase Price for the pending Transaction shall not exceed an amount equal to the Maximum Facility Purchase Price.

(B)         With respect to a Sidecar Asset, the requested Purchase Price thereof does not exceed the related Sidecar Facility and the sum of (x) the aggregate unpaid Repurchase Price for all prior outstanding Transactions entered into in connection with Sidecar Assets (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) and (y) the requested Purchase Price for the pending Transaction related to such Sidecar Asset shall not exceed an amount equal to the Maximum Sidecar Facility Purchase Price.

(ii)         Notice and Confirmation. Seller shall have:

(A)         no less than ten (10) Business Days (it being acknowledged that Purchaser may agree to a shorter period on a case-by-case basis) prior to the requested Purchase Date, given written notice to Purchaser of the proposed Transaction;

(B)         within a time prior to the proposed Purchase Date acceptable to Purchaser delivered to Purchaser a completed draft confirmation substantially in the form of Exhibit II hereto (a “Confirmation”) and stating whether the related Eligible Asset is proposed to be a Sidecar Asset. The Confirmation shall be signed on or prior to the Purchase Date by a Responsible Officer of Seller; provided, however, that Purchaser shall not be liable to Seller if it inadvertently acts on a Confirmation that has not been signed by a Responsible Officer of Seller or at all. Any Confirmation with respect to a Sidecar Asset shall include a certification that Seller expects, in its good faith judgment, to include such Sidecar Asset in a securitization transaction or to refinance through a participation, syndication, sale of an A-note or other refinancing transaction on or before the expiration of the applicable Sidecar Facility;

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(C)         with respect to each Eligible Asset subject to the pending Transaction, delivered to Purchaser the documents required pursuant to Exhibit VII hereto in accordance with the time frames set forth therein; and

(D)         concurrently with the purchase of any Purchased Asset, paid to Purchaser the Pre-Purchase Legal/Due Diligence Review Fee with respect to such Purchased Asset.

(iii)        Delivery to Custodian. Seller shall have delivered to Custodian, (A) with respect to each Eligible Asset to be sold to Purchaser, the applicable Custodial Delivery and (B) with respect to each Eligible Asset other than a Wet Purchased Asset for which Seller has delivered a Bailee Letter, the related Purchased Asset File, in each case, in accordance with the procedures and time frames set forth in the Custodial Agreement.

(iv)         Bailee Trust Receipt. With respect to any Wet Purchased Asset or any other Purchased Asset for which Seller has delivered a Bailee Letter, the related Bailee shall have issued to Purchaser a Bailee Trust Receipt.

(v)          Due Diligence Review. Purchaser shall have completed its due diligence investigation of the Eligible Assets subject to the pending Transaction and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Eligible Assets and, in accordance with Article 28, each Seller Party, as Purchaser in its sole and absolute discretion deems appropriate to review and such review shall be satisfactory to Purchaser in its sole and absolute discretion (the “Pre-Purchase Due Diligence”) and has determined, in its sole and absolute discretion, to purchase any or all of the Eligible Assets proposed to be sold to Purchaser by Seller. Purchaser shall inform Seller of its determination with respect to any such proposed Transaction solely in accordance with Exhibit VII hereto.

(vi)         Countersigned Confirmation. Purchaser shall have delivered to Seller a countersigned copy of the related Confirmation described in clause (ii)(A) above.

(vii)        No Default. No Default or Event of Default shall have occurred and be continuing or will occur as a result of the pending Transaction;

(viii)      No Material Adverse Effect. No event shall have occurred which has, or would reasonably be expected to have, a Material Adverse Effect.

(ix)         Waiver of Exceptions. Purchaser shall have waived in writing all exceptions in the related Requested Exceptions Report, as evidenced by Purchaser’s execution of the Confirmation to which such Requested Exception Report is attached.

(x)          Representations and Warranties. The representations and warranties made by Seller in Article 10 (other than the representations and warranties made pursuant to Article 10(w) and Exhibit V with respect to Purchased Assets not subject to the proposed Transaction unless Seller shall have made any such representation or warranty with actual knowledge that it was materially false or misleading at the time made) shall be true and correct on and as of the Purchase Date for the pending Transaction with the same force and effect as if made on and as of such date; provided that, to the extent that any such representation or warranty related to a specific earlier date set forth therein, it shall be true and correct as of such earlier date.

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(xi)         Acknowledgement of Servicer. Purchaser shall have received from Servicer a written acknowledgement (which may be in the form of an email) that each Eligible Asset to be sold to Purchaser will be serviced in accordance with the Servicing Agreement as of the related Purchase Date.

(xii)        No Margin Deficit Event. No Margin Deficit Event shall exist, either immediately prior to or after giving effect to the requested Transaction.

(xiii)      Receipt of Trust Receipt. With respect to any Eligible Asset (other than a Wet Purchased Asset or any other Purchased Asset for which Seller has delivered a Bailee Letter to Purchaser), Purchaser shall have received from Custodian on each Purchase Date a Trust Receipt accompanied by a Purchased Asset Schedule and Requested Exceptions Report with respect to such Eligible Asset to be sold to Purchaser, dated no later than the Purchase Date, duly completed and with exceptions acceptable to Purchaser in its sole discretion in respect of such Eligible Assets to be purchased hereunder on such Purchase Date.

(xiv)        Seller Release Letter. Purchaser shall have received from Seller a Release Letter covering each Eligible Asset to be sold to Purchaser.

(xv)         No Change in Law. Purchaser shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Purchaser to enter into Transactions.

(xvi)        Security Interest. Seller shall have taken such other action as Purchaser shall have reasonably requested in order to transfer the Eligible Assets being transferred to Purchaser pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Purchaser as secured party under the UCC with respect to such Eligible Assets.

(xvii)      Availability Period. The related Purchase Date occurs during the Availability Period.

(xviii)     Know Your Customer and Sanctions Diligence. Seller shall have completed its “Know Your Customer” and Sanctions diligence with respect to the related Borrower, guarantor and related parties and the results of such diligence are acceptable to Purchaser in its sole and absolute discretion. Purchaser shall have completed its “Know Your Customer” and Sanctions diligence with respect to Seller, Guarantor and related parties and the results of such diligence are acceptable to Purchaser in its sole and absolute discretion.

(xix)        True Sale. If such Purchased Asset is originated by any Affiliate of Seller (but not, for the avoidance of doubt, Seller) or obtained by Seller from any Affiliate of Seller, then Seller shall deliver to Purchaser a true sale or true contribution opinion from outside counsel in form and substance acceptable to Purchaser in its sole discretion with respect to all transfers of such Purchased Asset between affiliates.

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(xx)         Sidecar Facility Fee. If a proposed Eligible Asset is a Sidecar Asset, Purchaser shall have received payment from Seller of the applicable Sidecar Facility Fee.

(xxi)        Joinder of Additional Seller. If any Additional Seller is being joined hereto in connection with such Transaction, the conditions set forth in Article 34 shall have been satisfied.

(xxii)      Further Assurances. Purchaser shall have received all such other and further documents, documentation and legal opinions (including, without limitation, opinions regarding the perfection of Purchaser’s security interests) as Purchaser shall have reasonably required.

(d)          Early Repurchase. Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to such Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, however, that:

(i)          no later than five (5) Business Days prior to such Early Repurchase Date, Seller notifies Purchaser in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date; provided that, if the repurchase is for purposes of Seller’s cure or satisfaction of a Default, Event of Default or Margin Deficit, no such prior notice shall be required;

(ii)         no Default shall have occurred and be continuing both as of the date notice is delivered pursuant to Article 3(d)(i) above and as of the applicable Early Repurchase Date, unless such Default is cured by such repurchase;

(iii)        no Event of Default shall have occurred and be continuing both as of the date notice is delivered pursuant to Article 3(d)(i) above and as of the applicable Early Repurchase Date, unless such Early Repurchase Date takes place on the first (1st) Business Day of such Event of Default and such Event of Default is cured by such repurchase;

(iv)         on such Early Repurchase Date, Seller pays to Purchaser an amount equal to the Repurchase Price for the applicable Purchased Asset and any other amounts payable under this Agreement against transfer to Seller or its designated agent of such Purchased Asset;

(v)          any Margin Deficit Event is cured contemporaneously with such early repurchase; and

(vi)         on such Early Repurchase Date, Seller pays to Purchaser the Exit Fee, if any, for such Purchased Asset.

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(e)          Repurchase on the Repurchase Date. On the Repurchase Date (including any Early Repurchase Date, so long as the conditions set forth in Article 3(d) are satisfied) for any Transaction, termination of the Transaction will be effected by transfer to Seller of the Purchased Assets being repurchased along with any Income in respect thereof received by Purchaser (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Article 5) against the simultaneous transfer of the Repurchase Price for such Purchased Asset to an account of Purchaser; provided that, Purchaser shall have no obligation to permit Seller to repurchase individual Purchased Assets if an Event of Default shall have occurred and be continuing.

(f)          Availability Period Extensions. (i) Subject to the following sentence and satisfaction of the extension conditions listed in clause (ii) below (collectively, the “Availability Period Extension Conditions”), Seller may, by written request to Purchaser, obtain an extension of the then-current Availability Period (each, a “Current Availability Period”) for a period not to exceed twelve (12) months from the expiration date of the Current Availability Period (each, an “Availability Period Extension”). Other than with respect to the first Availability Period Extension, which, subject to satisfaction of the Availability Period Extension Conditions, Seller may elect to effectuate in its sole and absolute discretion, Purchaser may approve or disapprove a subsequent request for an Availability Period Extension in its sole and absolute discretion; provided that, if Purchaser does not approve any such subsequent Availability Period Extension in writing within five (5) Business Days after the date of the respective written request by Seller, such Availability Period Extension shall be deemed disapproved.

(ii)         For purposes of this Article 3(f), the Availability Period Extension Conditions shall be deemed to have been satisfied if:

(A)         Seller shall have delivered to Purchaser written notice of its request to extend the Current Availability Period at least thirty (30) days, but not more than one hundred and twenty (120) days, prior to the expiration of the Current Availability Period.

(B)         Purchaser shall have received, on or before the expiration of the Current Availability Period, payment from Seller, as consideration for Purchaser’s agreement to extend the then Current Availability Period, of an Availability Period Extension Fee;

(C)         no Margin Deficit Event, Default or Event of Default shall have occurred and be continuing as of the expiration of the Current Availability Period; and

(D)         all representations and warranties made by any Seller Party in the Transaction Documents (other than representations and warranties made pursuant to Article 10(w) and Exhibit V unless Seller shall have made any such representation or warranty with actual knowledge that it was materially false or misleading at the time made), shall be true and correct as of the expiration of the Current Availability Period; provided that, to the extent that any such representation or warranty related to a specific earlier date set forth therein, it shall be true and correct as of such earlier date.

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(g)          Term-out Period Extensions. (i) In the event that Purchaser does not extend the Current Availability Period in accordance with Article 3(f), upon the written request of Seller and Seller’s determination in good faith that market conditions are not economically favorable for the securitization of the Purchased Assets on or prior to the then-current Termination Date and provided that all of the extension conditions listed in clause (ii) below (collectively, the “Term-out Period Extension Conditions”) shall have been satisfied, Purchaser shall extend the then-current Termination Date (each, a “Current Termination Date”) by twelve (12) months from the Current Termination Date. Notwithstanding anything to the contrary herein, in no event shall the Termination Date be extended more than one (1) time pursuant to this Article 3(g).

(ii)         For purposes of this Article 3(g), the Term-out Period Extension Conditions shall be deemed to have been satisfied if:

(A)         Seller shall have delivered to Purchaser written notice of its request to extend the Current Termination Date at least thirty (30) days, but not more than one hundred and twenty (120) days, prior to the Current Termination Date, which notice must contain a statement that Seller has determined in good faith that market conditions are not economically favorable for the securitization of the Purchased Assets on or prior to the Current Termination Date;

(B)         Purchaser shall have received, on or before the Current Termination Date, payment from Seller of a Termination Date Extension Fee;

(C)         no Margin Deficit Event, Default or Event of Default shall have occurred and be continuing as of the Current Termination Date; and

(D)         all representations and warranties made by any Seller Party in the Transaction Documents (other than the representations and warranties made pursuant to Article 10(w) and Exhibit V), shall be true and correct as of the Current Termination Date; provided that, to the extent that any such representation or warranty related to a specific earlier date set forth therein, it shall be true and correct as of such earlier date.

(h)          Future Advances. (i) In connection with the making of a future advance to the Borrower under a Future Advance Purchased Asset, Seller may request an increase of the Purchase Price of such Future Advance Purchased Asset; provided that (A) each such increase request shall be for an amount of not less than $250,000 and (B) Seller shall not request more than one (1) increase with respect to the same Purchased Asset during any thirty (30) day period. Any approval by Purchaser of such increase of the Purchase Price shall be in writing and given or denied, at Purchaser’s sole and absolute discretion.

(ii)         If such approval for a Purchase Price increase is granted, Purchaser’s funding of such increase shall be subject to the satisfaction of the following conditions:

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(A)         at least five (5) Business Days (but not more than ten (10) days) prior to the requested Purchase Price increase date, Seller shall have requested such increase in writing and delivered to Purchaser (1) copies of all documentation submitted by Borrower in connection with the applicable future advance and (2) evidence that all conditions precedent to such future advance under the related Purchased Asset Documents have been satisfied or will be satisfied as of the date of the related funding (or, if any conditions will not be satisfied, written request for Purchaser’s waiver of such conditions);

(B)         Purchaser shall have determined to its reasonable satisfaction that (1) there is no monetary or material non-monetary default then existing or likely to occur under such Purchased Asset, (2) all conditions precedent to such future advance under the related Purchased Asset Documents have been satisfied or waived by Purchaser in writing;

(C)         delivery by Seller to Purchaser of an amended and restated Confirmation for the applicable Transaction which reflects the increase in the Purchase Price signed by a Responsible Officer of Seller (provided, however, that Purchaser shall not be liable to Seller if it inadvertently acts on a Confirmation that has not been signed by a Responsible Officer of Seller or at all), and delivery by Purchaser to Seller of a countersigned copy of such amended and restated Confirmation, which countersignature shall not be unreasonably withheld, conditioned or delayed with respect to any increase that Purchaser has approved in writing and so long as all conditions to such increase have been satisfied);

(D)         immediately after giving effect to the requested Purchase Price increase, the aggregate unpaid Repurchase Price (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) of the related Purchased Asset shall not exceed (x) the Margin Amount of such Purchased Asset and (y) in the case of a Sidecar Asset, the amount of the related Sidecar Facility with respect to such Sidecar Asset;

(E)         immediately after giving effect to the requested Purchase Price increase, the aggregate unpaid Repurchase Price (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) of all Purchased Assets shall not exceed the Maximum Facility Purchase Price and, in the case of a Sidecar Asset, the aggregate unpaid Repurchase Price (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) of all Sidecar Assets shall not exceed the Maximum Sidecar Facility Purchase Price;

(F)         no event shall have occurred which has, or would reasonably be expected to have, a Material Adverse Effect; provided, however, that if Purchaser shall have approved a Purchase Price increase, such approval shall be deemed a satisfaction of this condition precedent;

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(G)         no Default or Event of Default shall have occurred and be continuing as of the related Purchase Price increase date or will occur as a result of such Purchase Price increase;

(H)         no Margin Deficit Event shall exist, either immediately prior to or after giving effect to the requested Purchase Price increase;

(I)         all representations and warranties made by any Seller Party in the Transaction Documents (other than the representations and warranties made pursuant to Article 10(w) and Exhibit V unless Seller shall have made any such representation or warranty with actual knowledge that it was materially false or misleading at the time made), shall be true and correct on and as of the related Purchase Price increase date with the same force and effect as if made on and as of such date; provided that, to the extent that any such representation or warranty related to a specific earlier date set forth therein, it shall be true and correct as of such earlier date;

(J)         on or prior to the related Purchase Price increase date, Purchaser shall have received a written certification (which may be contained in the applicable amended and restated Confirmation) by Seller stating that all conditions precedent to the funding of such future advance under the related Purchased Asset Documents have been satisfied (or, if waived by Purchaser in writing, identifying all conditions precedent waived by Purchaser); and

(K)         Seller shall have delivered to Purchaser such other information and documentation (including, without limitation, either an updated title policy or an appropriate date-down endorsement) relating to such future advance as Purchaser may reasonably request.

(iii)        Upon the satisfaction of all conditions set forth in Article 3(h)(ii) as determined by Purchaser, in its sole good faith discretion, Purchaser shall transfer the amount of the Purchase Price increase to an account of Seller or, if such increase is being funded on the same day as the future advance is being made to the related Borrower, directly to the Borrower, the Servicer or any title company, settlement agent or other Person, as agreed to by Purchaser and Seller.

Seller acknowledges and agrees that, with respect to any Future Advance Purchased Asset and whether or not Purchaser advances any additional Purchase Price hereunder, Seller shall advance, as and when required under the related Purchased Asset Documents, any and all future advance obligations and commitments thereunder (except upon Purchaser’s ultimate sale or retention, as applicable, of such Purchased Asset in accordance with Article 14(b)(ii)(D), in which case the obligation will be transferred to the transferee of the Purchased Asset or to Purchaser, as applicable).

(i)          Voluntary Repayments; Margin Excess. (i) Subject to clause (iii) below, Seller may from time to time during the Availability Period, upon two (2) Business Days’ prior written notice to Purchaser, transfer cash to Purchaser to be applied in reduction of the outstanding Purchase Price with respect to one or more Purchased Assets (other than a Sidecar Asset) as Seller may direct subject to payment by Seller of any related Breakage Costs in connection with any repayment of the Purchase Price; provided, however, that no such advance notice shall be required with respect to any payment made by Seller to cure a Margin Deficit or Default.

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(ii)         Subject to clause (iii) below, from time to time during the Availability Period, to the extent that any Margin Excess exists with respect to one or more Purchased Assets (other than a Sidecar Asset), Seller may request, upon two (2) Business Days’ prior written notice to Purchaser, that Purchaser transfer cash to Seller (resulting in a corresponding increase in the outstanding Purchase Price of the applicable Purchased Asset(s)) in an amount not to exceed such Margin Excess, subject to the satisfaction of the following conditions:

(A)         if requested by Purchaser, delivery by Seller to Purchaser of an amended and restated Confirmation for the applicable Transaction which reflects the increase in the Purchase Price signed by a Responsible Officer of Seller (provided, however, that Purchaser shall not be liable to Seller if it inadvertently acts on a Confirmation that has not been signed by a Responsible Officer of Seller or at all);

(B)         Purchaser shall have received, on or before the related Purchase Price increase date, payment from Seller of any related Breakage Costs in connection with any repayment of the Purchase Price;

(C)         immediately after giving effect to the requested Purchase Price increase, the aggregate unpaid Repurchase Price (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) of such Purchased Asset shall not exceed (x) the Margin Amount of such Purchased Asset and (y) in the case of a Sidecar Asset, the amount of the related Sidecar Facility with respect to such Sidecar Asset;

(D)         immediately after giving effect to the requested Purchase Price increase, the aggregate unpaid Repurchase Price (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) of all Purchased Assets shall not exceed the Maximum Facility Purchase Price and, in the case of a Sidecar Asset, the aggregate unpaid Repurchase Price (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) of all Sidecar Assets shall not exceed the Maximum Sidecar Facility Purchase Price;

(E)         no Material Adverse Effect, Margin Deficit, Default or Event of Default shall have occurred and be continuing as of the related Purchase Price increase date or will occur as a result of such Purchase Price increase; and

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(F)         all representations and warranties made by any Seller Party in the Transaction Documents (other than the representations and warranties made pursuant to Article 10(w) and Exhibit V unless Seller shall have made any such representation or warranty with actual knowledge that it was materially false or misleading at the time made), shall be true and correct as of the related Purchase Price increase date; provided that, to the extent that any such representation or warranty related to a specific earlier date set forth therein, it shall be true and correct as of such earlier date.

(iii)        Seller’s election to reduce or increase the Purchase Price pursuant to clause (i) and clause (ii) above shall be exercised (x) in minimum increments of $250,000 (or less if the remaining Margin Excess is less than $250,000) and (y) no more often than two times in a calendar month for the Purchased Assets in the aggregate.

(j)          Early Termination. Without limitation of Article 3(d) hereof, if Purchaser imposes increased costs or converts all outstanding Transactions to the Alternative Rate pursuant to Article 6 and provided no Event of Default has occurred and is continuing, Seller may within five (5) Business Days after Purchaser’s notice of the related imposition or conversion elect, by written notice to Purchaser, to terminate all of the Transactions and repurchase all of the Purchased Assets pursuant to and in accordance with Article 3(d), such termination and repurchase to take place within six (6) months after Purchaser’s notice of such imposition or conversion.

ARTICLE 4

MARGIN MAINTENANCE

(a)          Purchaser may, at its option in its sole and absolute discretion, re-determine the Market Value for any Purchased Asset in accordance with definition of Market Value. If there exists a Margin Deficit Event with respect to any Purchased Asset, Purchaser may, by written notice to Seller substantially in the form of Exhibit VIII hereto (a “Margin Call”), require Seller to make a cash payment and/or apply Margin Excess from other Purchased Assets in reduction of the outstanding Purchase Price of such Purchased Asset so that after giving effect to such payment, no Margin Deficit shall exist with respect to such Purchased Asset.

(b)          If a Margin Call is given by Purchaser under Article 4(a) on any Business Day at or prior to 10:00 a.m. (New York City time), Seller shall cure the related Margin Deficit as provided in Article 4(a) by no later than 5:00 p.m. (New York City time) on the same Business Day. For the avoidance of doubt, if a Margin Call is given by Purchaser under Article 4(a) on any Business Day after the time set forth above, such Margin Call shall be considered given prior to such time on the immediately following Business Day.

(c)          The failure or delay by Purchaser, on any one or more occasions, to exercise its rights under this Article 4 shall not change or alter the terms and conditions or limit or waive the right of Purchaser to do so at a later date or in any way create additional rights for Seller.

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ARTICLE 5

PAYMENTS; COLLECTION ACCOUNT

(a)          Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim.

(b)          All payments required to be made directly to Purchaser shall be made in accordance with the wiring instructions set forth below (or such other wire instructions provided by Purchaser to Seller in writing), not later than 5:00 p.m. (New York City time)(or such other time set forth herein with respect to such payment), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day).

Bank Name:	##########
Address:	##########
ABA Number:	##########
DDA Number:	##########
Account Number:	##########

(c)          Concurrently with the execution and delivery of this Agreement, Seller shall establish a segregated interest bearing deposit account (the “Collection Account”) in the name of Seller in trust for the benefit of Purchaser at Account Bank. The Collection Account shall be subject to the Account Control Agreement in favor of Purchaser.

(d)          Seller shall cause Servicer to promptly remit, and in any event no later than two (2) Business Days after receipt thereof, all Income in respect of the Purchased Assets directly into the Servicer Account and no later than two (2) Business Days prior to each Remittance Date, to the Collection Account. In furtherance of the foregoing, Seller shall cause each Servicer to execute and deliver a Servicer Letter in accordance with Article 29(e). If any Seller Party or any Affiliate of thereof shall receive any Income with respect to a Purchased Asset other than by remittance from the Collection Account in accordance with the following sentence, such party shall (and Seller shall cause such party to) promptly (and in any case within two (2) Business Days after receipt thereof) remit such amounts directly into the Collection Account. Amounts in the Collection Account shall be remitted by Account Bank in accordance with the provisions of Articles 5(e) and 5(f).

(e)          So long as no Event of Default shall have occurred and be continuing, Account Bank shall remit all amounts in the Collection Account to, or at the direction of, Seller. Notwithstanding the foregoing, to the extent any Principal Payment is applied to reduce the outstanding principal balance of any Purchased Asset, Seller shall be required to pay (and shall not permit Account Bank or Servicer to remit any amount from the Collection Account to Seller or any other Person (other than Purchaser), and shall cause Account Bank and Servicer to promptly remit such amount to Purchaser) an amount equal to the product of (x) any Principal Payment on account of such Purchased Asset multiplied by (y) the Effective Purchase Price Percentage for such Purchased Asset as of the date of the receipt of such Principal Payment by Servicer.

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(f)          Upon receipt of notice from Purchaser that an Event of Default shall have occurred and be continuing, and so long as Purchaser has not withdrawn such notice, Account Bank shall cease remitting funds to, or at the direction of, Seller pursuant to Article 5(e) and shall instead remit, on each Business Day beginning on the Business Day after receipt of such notice from Purchaser, all amounts on deposit in the Collection Account as of the prior Business Day to Purchaser for prompt application to the Repurchase Obligations in such order of priority as Purchaser shall determine in its sole and absolute discretion; provided that the surplus, if any, after payment in full of the Repurchase Obligations which are then due and payable, shall be remitted to Seller.

(g)          On each Remittance Date, Seller shall pay to Purchaser all accrued and unpaid Purchase Price Differential as of such Remittance Date to the extent such accrued and unpaid Purchase Price Differential is not paid to Purchaser under Article 5(f).

(h)          Any amounts paid toward the Repurchase Price for any Purchased Asset shall be applied by Purchaser to any items constituting the Repurchase Price thereof which are then due and owing to Purchaser in such order of priority as Purchaser shall determine in its sole and absolute discretion.

(i)          Purchaser shall provide a monthly written notice which shall confirm renewal of Seller’s revocable license in accordance with Article 29(a) to the extent that it is being renewed.

ARTICLE 6

REQUIREMENTS OF LAW; ALTERNATIVE RATE

(a)          Requirements of Law. (i) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Purchaser (A) to enter into Transactions as contemplated by the Transaction Documents, then any commitment of Purchaser hereunder to enter into any Transaction shall forthwith be canceled, (B) to maintain or continue any Transaction and Purchaser does not have any means of complying with Requirements of Law other than to terminate such Transaction after exercising commercially reasonable efforts to comply with such Requirements of Law without having to terminate such Transaction (including, if applicable, by converting the Transaction to a Prime Rate Transaction pursuant to the immediately following clause (C) or pursuant to Article 6(b)(ii) or to an Alternative Rate Transaction pursuant to Article 6(b)(i)), then a Repurchase Date for such Transaction shall occur on the later to occur of (x) the date that is ten (10) Business Days after delivery of written notice thereof from Purchaser to Seller and (y) the next Remittance Date, or on such earlier date as may be required by law, or (C) to accrue Purchase Price Differential based on the Applicable Index, then each Transaction then outstanding shall be converted automatically to a Prime Rate Transaction on the next Pricing Rate Determination Date or within such earlier period as may be required by law. If any such conversion of a Transaction occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Purchaser any applicable Breakage Costs. In exercising its rights under this Article 6(a)(i), Purchaser shall exercise its rights and remedies in a manner which is consistent with other similar agreements with other similarly situated counterparties covered by the same group within Purchaser. In addition, Purchaser will provide Seller with notice promptly after any such determination under this Article 6(a)(i) is made.

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(ii)         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Purchaser with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Purchaser made subsequent to the date hereof:

(A)         shall subject Purchaser to any Tax (other than (x) Indemnified Taxes and (y) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(B)         shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Purchaser that is not otherwise included in the determination of the Applicable Index hereunder; or

(C)         shall impose on Purchaser any other condition (excluding, for the avoidance of doubt, any Tax);

and the result of any of the foregoing is to increase the cost to Purchaser, by an amount that Purchaser deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce in any material respect any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall promptly after receipt of written notice thereof from Purchaser pay Purchaser any additional amounts necessary to compensate Purchaser for such increased cost or reduced amount receivable. In exercising its rights under this Article 6(a)(ii), Purchaser shall exercise its rights and remedies in a manner which is consistent with other similar agreements with other similarly situated counterparties covered by the same group within Purchaser. In addition, Purchaser will provide Seller with notice as soon as practical of any demand for any additional amounts payable by Seller under this Article 6(a)(ii). Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Purchaser to Seller and shall be conclusive evidence of such additional amounts absent manifest error. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

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(iii)        If Purchaser shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Purchaser or any corporation controlling Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has, or will have, the effect of reducing the rate of return on Purchaser’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Purchaser or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Purchaser’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Purchaser in the exercise of its reasonable business judgment, to be material, then from time to time, after submission by Purchaser to Seller of a written request therefor, Seller shall pay to Purchaser such additional amount or amounts as will compensate Purchaser for such reduction. In exercising its rights under this Article 6(a)(iii), Purchaser shall exercise its rights and remedies in a manner which is consistent with other similar agreements with other similarly situated counterparties covered by the same group within Purchaser. In addition, Purchaser will provide Seller with notice as soon as practical of any demand for any additional amounts payable by Seller under this Article 6(a)(iii). Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Purchaser to Seller and shall be conclusive evidence of such additional amounts absent manifest error. With respect to any amount payable by Purchaser under this Article 6(a)(iii), this covenant shall survive for a period of twelve (12) months from the date of the incurrence of such increased costs or reduced amount receivable and Seller shall have no further obligation hereunder with respect to such increased costs or reduced amount.

(iv)         Purchaser’s failure or delay to demand compensation pursuant to the foregoing provisions of this Article 3(a) shall not constitute a waiver of Purchaser’s right to demand such compensation; provided that Seller shall not be required to compensate Purchaser pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Purchaser notifies Seller of the adoption or any change in any Requirement of Law giving rise to such increased costs or reductions and of Purchaser’s intention to claim compensation therefor (except that, if the adoption or change in the Requirement of Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(b)          Alternative Rate; Prime Rate.

(i)          If on or prior to the Pricing Rate Determination Date for any Pricing Rate Period with respect to any Transaction, Purchaser shall have determined in the exercise of its commercially reasonable business judgment (which determination shall be conclusive and binding upon Seller absent manifest error) that (A) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Applicable Index for such Pricing Rate Period, (B) the Applicable Index has become unavailable or has become an inappropriate index for the calculation of floating rates on loans or (C) the Applicable Index is no longer the industry standard floating rate index, Purchaser shall give notice thereof to Seller as soon as practicable thereafter; provided, that Purchaser shall exercise its rights under this Article 6(b)(i) in a manner which is consistent with other similar agreements with other similarly situated counterparties covered by the same group within Purchaser. Such notice, if given, shall set forth the affected Transactions, the floating rate index selected by Purchaser that Purchaser intends to use as an alternative to the Applicable Index for Seller and similarly situated counterparties covered by the same group within Purchaser (the “Alternative Rate”). If such notice is given, each affected Transaction shall be converted automatically to an Alternative Rate Transaction with its Pricing Rate determined with reference to the Alternative Rate set forth in such notice.

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(ii)         If on or prior to the Pricing Rate Determination Date for any Pricing Rate Period with respect to any Transaction, Purchaser shall have determined in the exercise of its commercially reasonable business judgment (which determination shall be conclusive and binding upon Seller absent manifest error) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Applicable Index for such Pricing Rate Period, Purchaser shall give notice thereof to Seller as soon as practicable thereafter setting forth the affected Transactions; provided, that Purchaser shall exercise its rights under this Article 6(b)(ii) in a manner which is consistent with other similar agreements with other similarly situated counterparties covered by the same group within Purchaser. If such notice is given, each affected Transaction shall be converted automatically to a Prime Rate Transaction with its Pricing Rate determined with reference to the Prime Rate until such notice is withdrawn by Purchaser.

ARTICLE 7

SECURITY INTEREST

(a)          Purchaser and Seller intend that the Transactions hereunder be sales to Purchaser of the Purchased Assets and not loans from Purchaser to Seller secured by the Purchased Assets (other than for U.S. federal, state and local income and franchise Tax purposes more fully described in Article 23(g)). However, in order to preserve Purchaser’s rights under the Transaction Documents, in the event that, other than for such Tax purposes, a court or other forum re-characterizes the Transactions hereunder as other than sales, and as security for the performance by Seller of all of Seller’s obligations to Purchaser under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Purchaser, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral (hereafter defined), whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to Purchaser to secure the payment of the Repurchase Price on all Transactions to which it is a party and all other amounts owing by it to Purchaser hereunder, including, without limitation, amounts owing pursuant to Article 27, and under the other Transaction Documents (collectively, the “Repurchase Obligations”). Seller agrees to mark its books and records to evidence the interests granted to Purchaser hereunder. For purposes of this Agreement, “Collateral” shall mean:

(i)          the Collection Account and the Servicer Account and all monies from time to time on deposit in the Collection Account and the Servicer Account and any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing;

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(ii)         the Reserve Funds and all monies from time to time deposited in connection with any Reserve Fund and any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing; and

(iii)        the Purchased Items.

(b)          Purchaser’s security interest in the Collateral shall terminate only upon satisfaction of the Repurchase Obligations, provided that, so long as no Event of Default shall be continuing, Purchaser’s security interest with respect to any Purchased Asset shall terminate automatically effective upon the repurchase thereof in accordance with the terms of this Agreement and receipt by Purchaser of the Repurchase Price therefor. Upon such satisfaction and upon request by Seller, Purchaser shall, at Seller’s sole expense, deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and return the Purchased Assets to Seller and reconvey the Purchased Items to Seller and release its security interest in the Collateral, such release to be effective automatically without requiring any further action by any party. For purposes of the grant of the security interest pursuant to this Article 7, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). Purchaser shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (i) Purchaser, at Seller’s sole cost and expense, as applicable, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon completion thereof, and (ii) Seller shall from time to time take such further actions as may be reasonably requested by Purchaser to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Purchaser hereunder). Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

(c)          Seller acknowledges that it has no rights to service the Purchased Assets but only has rights granted to it pursuant to Article 29. Without limiting the generality of the foregoing and the grant of a security interest in Article 7(a), and in the event that Seller is deemed by a court, other forum or otherwise to retain any residual Servicing Rights (notwithstanding that such Servicing Rights are Purchased Items hereunder), and for the avoidance of doubt, Seller hereby acknowledges and agrees that the Servicing Rights constitute Collateral hereunder for all purposes. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.

(d)          Seller agrees, to the extent permitted by any Requirement of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Asset or Mortgaged Property may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that Purchaser or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets as an entirety or in such parcels as Purchaser or such court may determine.

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ARTICLE 8

TRANSFER AND CUSTODY

(a)          On the Purchase Date for each Transaction, upon satisfaction (or waiver by Purchaser in writing) of the conditions precedent in Article 3(b) and (c), each related Eligible Asset shall become a Purchased Asset hereunder and ownership of the related Purchased Assets and other Purchased Items shall be transferred to Purchaser or its designee (including the Custodian or, with respect to any Wet Purchased Asset or Purchased Asset for which Seller has delivered a Bailee Letter, the Bailee) against the simultaneous transfer of the Purchase Price for such Purchased Asset in immediately available funds to an account of Seller (or an account directed by Seller) specified in the Confirmation relating to such Transaction.

(b)          Seller shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly (including, with respect to any Wet Purchased Asset or any other Purchased Asset for which Seller has delivered a Bailee Letter in accordance with the terms of the Custodial Agreement, by the Bailee), with the Custodian in accordance with the Custodial Agreement. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. If a Purchased Asset File is not delivered to Purchaser or its designee (including the Custodian), such Purchased Asset File shall be held in trust by Seller or its designee for the benefit of Purchaser as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File and the originals of the Purchased Asset File not delivered to Purchaser or its designee (including the Custodian). The possession of the Purchased Asset File by Seller or its designee is at the will of Purchaser for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale, subject to the terms and conditions of this Agreement, of the related Purchased Asset to Purchaser. Seller or its designee (including the Custodian or, in the case of any Wet Purchased Asset or any other Purchased Asset for which Seller has delivered a Bailee Letter in accordance with the terms of the Custodial Agreement, the Bailee) shall release its custody of the Purchased Asset File only in accordance with a written request acknowledged in writing by Purchaser and otherwise in accordance with the Custodial Agreement (or, in the case of the Bailee with respect to any Wet Purchased Asset or any other Purchased Asset for which Seller has delivered a Bailee Letter in accordance with the terms of the Custodial Agreement, in accordance with the related Bailee Letter).

(c)          From time to time, Seller shall forward to the Custodian, with copy to Purchaser, additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents (which shall be clearly marked as to which Purchased Asset File such documents relate), Custodian will be required to hold such other documents in the related Purchased Asset File in accordance with the Custodial Agreement.

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ARTICLE 9

SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

(a)          Title to each Purchased Assets shall pass to Purchaser on the related Purchase Date, and Purchaser shall have free and unrestricted use of each Purchased Asset, subject, however, to the terms of this Agreement. Nothing in this Agreement or any other Transaction Document shall preclude Purchaser from engaging at Purchaser’s sole cost and expense, in repurchase transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating or rehypothecating the Purchased Assets, all on terms that Purchaser may determine in its sole and absolute discretion, in conformity with the terms and conditions of the Purchased Asset Documents including eligibility requirements, qualified transferee requirements or the like; provided that if no Event of Default has occurred and is continuing and subject to Article 20(b) hereof (i) Purchaser may only engage in repurchase transactions or sell, transfer, pledge, repledge, hypothecate or rehypothecate the Purchased Assets, in each case, in connection with hypothecation or rehypothecation transactions and (ii) no such transaction shall relieve Purchaser of its obligations to transfer the same Purchased Assets to Seller pursuant to Article 3 or of Purchaser’s obligation to apply amounts to the Repurchase Obligations in accordance with Article 5 or otherwise affect the rights, obligations and remedies of any party to this Agreement.

(b)          Nothing contained in this Agreement or any other Transaction Document shall obligate Purchaser to segregate any Purchased Asset delivered to Purchaser by Seller. Except to the extent expressly set forth in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or any Affiliate of Seller.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Purchaser as of the date hereof and as of each Purchase Date and covenants that at all times while this Agreement or any Transaction is in effect as follows:

(a)          Organization. Seller (i) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (ii) has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted and (iii) has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(b)          Authority. Seller represents that (i) it is duly authorized to execute and deliver the Transaction Documents to which it is a party, to enter into the Transactions contemplated hereunder and to perform its obligations under the Transaction Documents, and has taken all necessary action to authorize such execution, delivery and performance, and (ii) each person signing any Transaction Document on its behalf is duly authorized to do so on its behalf.

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(c)          Due Execution and Delivery; Consideration. The Transaction Documents to which it is a party have been or will be duly executed and delivered by Seller, for good and valuable consideration.

(d)          Enforceability. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(e)          Approvals and Consents. No consent, approval or other action of, or filing by, Seller with any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable, and any such consents, approvals and filings that have been obtained are in full force and effect, and the filing of the Seller Financing Statement).

(f)          Licenses and Permits. Seller is duly licensed, qualified and in good standing in every jurisdiction where such licensing, qualification or standing is material to Seller’s business, and has all material licenses, permits and other consents that are necessary, for the transaction of Seller’s business or the acquisition, origination (if applicable), ownership or sale of any Purchased Asset or other Purchased Item.

(g)          [Reserved].

(h)          Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Seller, (ii) any agreement by which Seller is bound or to which any assets of Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any applicable Requirement of Law.

(i)          Litigation/Proceedings. Except as otherwise disclosed in writing to Purchaser, there is no action, suit, proceeding, investigation, or arbitration pending or, to the knowledge of Seller, threatened in writing against any Seller Party, any of their respective Affiliates (solely with respect to clauses (i) and (iii) hereof) or assets that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated thereby, (ii) makes a claim in an aggregate amount greater than the Litigation Threshold or (iii) which, individually or in the aggregate, if adversely determined is reasonably likely to have a Material Adverse Effect.

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(j)          No Outstanding Judgments. Except as disclosed in writing to Purchaser, there are no judgments against any Seller Party unsatisfied of record or docketed in any court located in the United States of America.

(k)          No Bankruptcies. No Act of Insolvency has ever occurred with respect to any Seller Party.

(l)          Compliance with Law. Seller is in compliance in all material respects with all Requirements of Law. Except as disclosed in writing to Purchaser, no Seller Party is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority applicable to and imposed upon such Seller Party.

(m)          Acting as Principal. Seller is engaging in the Transactions as principal.

(n)          No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Purchaser or an Affiliate of Purchaser) who may be entitled to any commission or compensation in connection with the sale of any Purchased Asset pursuant to any of the Transaction Documents.

(o)          No Default. As of the date hereof and as of each Purchase Date, no Default or Event of Default has occurred and is continuing which has not been disclosed to Purchaser in writing. At all times while this Agreement and any Transaction thereunder is in effect, no Event of Default or, to Seller’s knowledge, Default has occurred and is continuing which has not been disclosed to Purchaser in writing.

(p)          [Reserved].

(q)          [Reserved].

(r)          [Reserved].

(s)          Full and Accurate Disclosure. All information, reports, statements, exhibits, schedules and certificates (i) furnished in writing by or on behalf of any Seller Party in connection with the negotiation, preparation or delivery of the Transaction Documents, or after the date hereof pursuant to the terms of any Transaction Document or (ii) included in any Transaction Document, when taken as a whole, do not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made, or (in the case of projections) is or will be based on good faith estimates based upon assumptions believed to be reasonable at the time of preparation, on the date as of which such information is stated or certified, it being understood that such projections may vary from actual results and that such variances may be material.

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(t)          Financial Information. All financial data concerning the Seller Parties or, to Seller’s knowledge, the Purchased Asset and the other Purchased Items that has been delivered by any Seller Party to Purchaser is true, correct and complete in all material respects. All financial data concerning the Seller Parties has been prepared fairly in accordance with GAAP consistently applied. All financial data concerning the Purchased Asset and the other Purchased Items has been prepared in accordance with standard industry practices. Since the delivery of such data, except as otherwise disclosed in writing to Purchaser, there has been no material adverse change in the financial position of the Seller Parties or, to Seller’s knowledge, the Purchased Assets and the other Purchased Items or in the results of operations of any Seller Party which change is reasonably likely to have a Material Adverse Effect.

(u)          Authorized Representatives. The duly authorized representatives of Seller are listed on, and true signatures of such authorized representatives are set forth on, Exhibit III hereto, or such other most recent list of authorized representatives substantially in the form of Exhibit III hereto as Seller may from time to time deliver to Purchaser.

(v)          Chief Executive Office; Jurisdiction of Organization; Location of Books and Records. Each Seller Party’s chief executive office is located at the address for notices specified for such Seller Party on Exhibit I, unless such Seller Party has provided a new chief executive office address to Purchaser in writing. Seller’s jurisdiction of organization is the State of Delaware. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its chief executive office.

(w)          Representations and Warranties Regarding the Purchased Assets. Each of the representations and warranties made in respect of the Purchased Assets pursuant to Exhibit V are true, complete and correct in all material respects (in each case other than any MTM Representation and as disclosed in a Requested Exceptions Report approved by Purchaser in accordance with the terms hereof).

(x)          Good Title to Purchased Asset. Immediately prior to the purchase of any Purchased Asset and other Purchased Items by Purchaser from Seller, (i) such Purchased Asset and other Purchased Items are free and clear of any Lien or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC) (other than any such Lien or impediment to transfer that is released simultaneously with such purchase), (ii) such Purchased Asset and other Purchased Items are not subject to any right of set-off, any prior sale, transfer or assignment, or any agreement (other than the Transaction Documents) by Seller to assign, convey or transfer such Purchased Asset and other Purchased Items, in each case, in whole or in part, (iii) Seller is the beneficial owner of, and, if applicable, upon recordation of relevant assignment documents, shall be the record owner of, and had good and marketable title to, and the right to sell and transfer, such Purchased Asset and other Purchased Items to Purchaser, and (iv) Seller has the right to sell and transfer such Purchased Asset and other Purchased Items to Purchaser. Upon the purchase of any Purchased Asset and other Purchased Items by Purchaser from Seller, Purchaser shall be the sole owner of such Purchased Asset and other Purchased Items (other than for U.S. Federal, state and local income and franchise tax purposes) free from any adverse claim, subject to the rights of Seller pursuant to the terms of this Agreement.

(y)          No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with any Purchased Asset or other Purchased Item, (ii) no agreements on the part of Seller to issue, sell or distribute any Purchased Asset or other Purchased Item and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, in each case, except as contemplated by the Transaction Documents.

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(z)          Security Interest Matters.

(i)          The provisions of the Transaction Documents are effective to either (x) constitute a sale of Purchased Items to Purchaser (other than for United States federal, state and local income and franchise Tax purposes more fully described in Article 23(g)) or (y) create in favor of Purchaser a legal, valid and enforceable first priority “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of Seller in, to and under the Collateral.

(ii)         Upon possession by the Custodian or by a Bailee pursuant to a Bailee Letter of each Promissory Note or Participation Certificate, endorsed in blank by a duly authorized officer of Seller, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Seller in such Promissory Note or Participation Certificate, as applicable.

(iii)        Upon the filing of the Seller Financing Statements in the UCC Filing Jurisdiction, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in that portion of the Collateral in which a security interest can be perfected under the UCC by the filing of financing statements.

(iv)         Upon execution and delivery of the Account Control Agreement, Purchaser shall either be the owner of, or have a legal, valid, enforceable and fully perfected first priority security interest in, the Collection Account and all funds at any time credited thereto.

(aa)         Solvency; No Fraudulent Transfer. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and is paying, its debts as they come due. Neither the Transaction Documents nor any Transaction are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. As of each Purchase Date, Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereto and the transfer and sale of related Purchased Assets on such Purchase Date pursuant hereto and the obligation to repurchase such Purchased Assets (i) will not cause the liabilities of Seller to exceed the assets of Seller, (ii) will not result in Seller having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as the same mature. Seller has only entered into agreements on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities.

(bb)         No Reliance. Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Purchaser as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of the Transactions.

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(cc)         Investment Company Act. Seller is not required to register as an “investment company,” and is not a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(dd)         Taxes. Seller has filed or caused to be filed all required U.S. federal and other material tax returns that to the knowledge of Seller would be delinquent if they had not been filed on or before the date hereof and has paid all material taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority except for any such taxes as (i) are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP or (ii) are de minimis in amount; no tax liens have been filed against any of Seller’s assets and, to Seller’s knowledge, no claims are being asserted with respect to any such taxes, fees or other charges.

(ee)         ERISA. Neither Seller nor any ERISA Affiliate of Seller sponsors, maintains or contributes to any Plans or any Multiemployer Plans. Seller is not, and is not using, any assets of a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R Section 2510.3-101, as modified by Section 3(42) of ERISA (a “Benefit Plan Investor”) in connection with any Transaction.

(ff)         Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s governing documents, provided that no part of the proceeds of any Transaction will be used by Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(gg)         No Real Property. Neither Seller nor any Subsidiary of Seller has at any time since its formation held title to any real property.

(hh)         Ownership. Seller is and shall remain at all times a wholly-owned direct or indirect subsidiary of Guarantor.

(ii)         Insider. Seller is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Purchaser, of a bank holding company of which Purchaser is a Subsidiary, or of any Subsidiary, of a bank holding company of which Purchaser is a Subsidiary, of any bank at which Purchaser maintains a correspondent account or of any lender which maintains a correspondent account with Purchaser.

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(jj)         Sanctions; No Prohibited Persons. Each Seller Party and to Seller’s knowledge, each of their respective Affiliates is in compliance with Sanctions. No Seller Party or any Affiliate of any Seller Party, or, to Seller’s knowledge, any officer, director, partner, member or employee of any Seller Party or of such Affiliate, is an entity or person that is, or is owned, controlled by or acting on behalf of any Person that is, a Prohibited Person. Seller agrees that, from time to time upon the prior written request of Purchaser, it shall execute and deliver such further documents, provide such additional information and reports and perform such other acts as Purchaser may reasonably request in order to ensure compliance with the provisions hereof) (including, without limitation, compliance with Sanctions); provided, however, that nothing in this Article 10(jj) shall be construed as requiring Purchaser to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder.

(kk)         Anti-Corruption and Anti-Money Laundering Laws. Each Seller Party and to Seller’s knowledge, each of their respective Affiliates has complied with, and is in compliance with, all applicable Anti-Corruption Laws and Anti-Money Laundering Laws. No part of the proceeds of any Transaction will be used, directly or with Seller’s knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws. Other than as disclosed to Purchaser in writing, no litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Corruption Laws and Anti-Money Laundering Laws have been started or threatened against any Seller Party or any Affiliate thereof.

ARTICLE 11

NEGATIVE COVENANTS OF SELLER

On and as of the date hereof and at all times while this Agreement or the Transaction hereunder is in effect, Seller shall not without the prior written consent of Purchaser, which may be granted or denied at Purchaser’s sole and absolute discretion:

(i)          take any action that would directly or indirectly impair or adversely affect Purchaser’s title to any Purchased Asset or other Purchased Item;

(ii)         transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in any Purchased Asset or other Purchased Item to any Person other than Purchaser, or engage in repurchase transactions or similar transactions with respect to any Purchased Asset or other Purchased Item with any Person other than Purchaser;

(iii)        create, incur, assume or suffer to exist any Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral, whether now owned or hereafter acquired, other than the Liens and security interest granted by Seller pursuant to the Transaction Documents;

(iv)        create, incur, assume or suffer to exist any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) to the extent the same would cause Seller to violate the covenants contained in this Agreement or Guarantor to violate the financial covenants contained in the Guaranty;

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(v)         enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), or sell all or substantially all of its assets (except in connection with the sale or securitization of the Purchased Assets in the ordinary course of Seller’s business after the repurchase thereof in accordance with this Agreement);

(vi)        permit a Change of Control;

(vii)       permit (through the giving of consent, waiver, failure to object or otherwise) any Mortgaged Property or Borrower to create, incur, assume or suffer to exist any Liens or Indebtedness, including without limitation, senior or pari passu mortgage debt, junior mortgage debt or mezzanine debt (in each case, unless expressly permitted by the applicable Purchased Asset Documents or with Purchaser’s consent and excluding non-consensual Liens against any related Mortgaged Property);

(viii)      consent or assent to any Material Modification other than in accordance with Article 29 and the Servicer Letter;

(ix)         permit the organizational documents or organizational structure of Seller to be amended without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned);

(x)          after the occurrence and during the continuance of a monetary Default or an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller;

(xi)         acquire or maintain any right or interest in any Purchased Asset or any Mortgaged Property that is senior to, or pari passu with, the rights and interests of Purchaser therein under this Agreement and the other Transaction Documents unless such right or interest is a Purchased Asset hereunder;

(xii)        use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System; and

(xiii)       directly, or through a Subsidiary, acquire or hold title to any real property.

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ARTICLE 12

AFFIRMATIVE COVENANTS OF SELLER

On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that:

(a)          Seller Notices.

(i)          Material Adverse Change. Seller shall promptly notify Purchaser of any material adverse change in its business operations and/or financial condition which Seller, in its commercially reasonable judgment, determines is reasonably likely to have a Material Adverse Effect; provided, however, that nothing in this Article 12 shall relieve Seller of its obligations under this Agreement.

(ii)         Default or Event of Default. Seller shall, promptly (but in no event later than the second (2nd) succeeding Business Day) after obtaining actual knowledge of such event, notify Purchaser of the occurrence of any Default or Event of Default.

(iii)        Purchased Asset Matters. Seller shall promptly (and in any event not later than two (2) Business Days after knowledge thereof) notify Purchaser of (A) any default or event of default under any Purchased Asset; (B) any facts or circumstances that, in Seller’s commercially reasonable judgment, are reasonably likely to cause, or have caused, a Credit Event with respect to any Purchased Asset or the Market Value of any Purchased Asset to decline; (C) any Purchased Asset that has become a Defaulted Asset; or (D) any Future Advance Failure.

(iv)        Other Defaults, Litigation and Judgments. Seller shall promptly (and in any event not later than two (2) Business Days after obtaining knowledge thereof (or, in the case of clause (B) below, after Seller’s receipt of service of process thereof) notify Purchaser of (A) any default or event of default (or similar event) on the part of any Seller Party under any Indebtedness or other material contractual obligation to the extent the defaulted obligations under the applicable Indebtedness or other material contractual obligation (1) are at least equal to the applicable Default Threshold, or (2) individually or in the aggregate would reasonably be likely to have a Material Adverse Effect; and (B) the commencement or threat in writing of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding involving any Seller Party that (1) makes a claim or claims in aggregate amount greater than the applicable Litigation Threshold, or (2) which, individually or in the aggregate, if adversely determined, would reasonably be likely to have a Material Adverse Effect.

(v)         Corporate Change. Seller shall promptly advise Purchaser in writing of the opening of any new chief executive office, or the closing of any such office, of any Seller Party and of any change in any Seller Party’s name or the places where the books and records pertaining to the Purchased Asset are held not less than ten (10) Business Days prior to taking any such action.

(vi)        Sanctions; Anti-Corruption and Anti-Money Laundering Laws. Seller shall promptly (and in any event within two (2) Business Days after knowledge thereof) notify Purchaser of any violation of the representation and warranty contained in Article 10(jj) (Sanctions; No Prohibited Persons) and Article 10(kk) (Anti-Corruption and Anti-Money Laundering Laws).

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(b)          Reporting and Other Information. Seller shall provide, or to cause to be provided, to Purchaser the following financial and reporting information:

(i)          Purchased Asset Information. (A) No less frequently than once per calendar month, copies of property level information made available to Seller and all other required reports, rent rolls, financial statements, certificates and notices (including, without limitation, any notice of the occurrence of a default or an event of default under the Purchased Asset Documents) it receives pursuant to the Purchased Asset Documents relating to any Purchased Asset, (B) no less frequently than once per calendar month, but only to the extent received by Seller from Servicer, remittance date statements; provided, that if Servicer does not deliver a remittance date statement in accordance with the terms of the Servicing Agreement Seller shall reasonably cooperate with Purchaser to obtain such remittance date statements from Servicer and (C) promptly upon request, any other information with respect to the Purchased Assets that may be reasonably requested by Purchaser from time to time..

(ii)         Purchased Asset Reports. Upon request but in no event more than once per calendar quarter, a summary property performance report certified by Seller for each Purchased Asset in a form acceptable to Purchaser, which shall include, without limitation, net operating income, a debt service coverage ratio calculation, occupancy, revenue per available unit (for hospitality properties) and sales per square foot (for retail properties) for the preceding calendar month. For any portfolio, the report shall include a summary of the performance of the portfolio on a consolidated basis.

(iii)        Quarterly Reports. Within forty-five (45) days after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of Guarantor, the unaudited, consolidated balance sheets of Guarantor as at the end of such period and the related unaudited, consolidated statements of income, net assets and cash flows for Guarantor for such period and the portion of the fiscal year through the end of such period (and in each case with comparisons to applicable information in the financial statements from the same quarter of the previous year), accompanied by an officer’s certificate of Guarantor that includes a statement of Guarantor that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to customary year-end audit adjustments).

(iv)        Annual Reports. Within ninety (90) days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor as at the end of such fiscal year and the related consolidated statements of income, net assets and cash flows for Guarantor for such year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year.

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(v)         Covenant Compliance Certificate. Along with each delivery pursuant to clauses (iii) and (iv) above, a completed and executed Covenant Compliance Certificate.

(vi)        Other Documentation. Seller shall provide, or shall cause to be provided to Purchaser, within five (5) Business Days after Purchaser’s request therefor, such other documents, reports and information as Purchaser may reasonably request (A) with respect to the financial affairs of the Seller Parties, (B) to demonstrate compliance with representations, warranties and covenants in the Transaction Documents and (C) to the extent available to Seller pursuant to the Purchased Asset Documents, related to such Purchased Asset, with respect to any Purchased Asset or the operation of any Mortgaged Property.

(c)          Defense of Purchaser’s Security Interest. Seller shall (i) defend the right, title and interest of Purchaser in and to the Purchased Assets and other Collateral against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Purchaser) and (ii) at Purchaser’s reasonable request, take all action Purchaser deems necessary or desirable to ensure that Purchaser will have a first priority security interest in the Purchased Assets and other Collateral subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

(d)          Additional Rights If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Purchaser’s agent, hold the same in trust for Purchaser and deliver the same forthwith to Purchaser (or the Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Purchaser, if required, together with all related reasonably necessary transfer documents duly executed in blank to be held by Purchaser hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets other than any Income which Seller is entitled to direct to parties other than Purchaser pursuant to Article 5 shall be received by Seller, Seller shall, until such money or property is paid or delivered to Purchaser, hold such money or property in trust for Purchaser, segregated from other funds of Seller, as additional collateral security for the Transactions.

(e)          Further Assurances. At any time from time to time upon the reasonable request of Purchaser, at the sole expense of Seller, Seller shall promptly and duly execute and deliver such further instruments and documents and take such further actions as Purchaser may deem reasonably necessary or desirable to (i) obtain or preserve the security interest granted hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the Closing Date or in the future) and (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Purchaser may reasonably request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be promptly delivered to Purchaser, duly endorsed in a manner satisfactory to Purchaser, to be itself held as Collateral pursuant to the Transaction Documents.

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(f)          Preservation of Existence; Licenses. Seller shall at all times maintain and preserve its legal existence and all of the material rights, privileges, licenses, permits and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets), to protect the validity and enforceability of the Transaction Documents and each Purchased Asset and for its performance under the Transaction Documents.

(g)         Compliance with Transaction Documents. Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents.

(h)         Compliance with Other Obligations. Seller shall at all times comply in all material respects (i) with its organizational documents, (ii) with any agreements by which it is bound or to which its assets are subject and (iii) with any Requirement of Law.

(i)           Books and Record. Seller shall, and shall cause each other Seller Party to, at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(j)          Taxes and Other Charges. Seller shall pay and discharge all material taxes, assessments, levies, liens and other charges imposed on it, on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such taxes, assessments, levies, liens and other charges which (i) are being contested in good faith and by proper proceedings and against which adequate reserves have been provided in accordance with GAAP or (ii) are de minimis in amount.

(k)          Operations. Seller shall continue to engage in business of the same general type as now conducted by it or otherwise as approved by Purchaser prior to the date hereof. Seller shall maintain records with respect to the Collateral and Purchased Items and the conduct and operation of its business with no less a degree of prudence than if the Collateral and Purchased Items were held by Seller for its own account and shall furnish Purchaser, upon reasonable request by Purchaser or its designated representative, with reasonable information reasonably obtainable by Seller with respect to the Collateral and Purchased Items and the conduct and operation of its business.

(l)           Responsibility for Fees and Expenses of Third-Parties. Seller shall be solely responsible for the fees and expenses of Custodian, Account Bank and Servicer.

(m)         Hedging Transactions. If Purchaser approves a Purchased Asset that accrues interest at a fixed rate, with respect to such Purchased Asset, Seller shall at all times maintain Hedging Transactions satisfactory to Purchaser in its sole and absolute discretion, either as a direct trade with Purchaser or through fully executed assignments of trade with Purchaser through a hedge counterparty approved by Purchaser in its sole and absolute discretion.

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(n)          Future Advances. To the extent any future advance is required to be made pursuant to the Purchased Asset Documents with respect to any Purchased Asset, Seller shall be required to fund such future advance in accordance with such Purchased Asset Documents (except upon Purchaser’s ultimate sale or retention, as applicable, of such Purchased Asset in accordance with Article 14(b)(ii)(D), in which case the obligation will be transferred to the transferee of the Purchased Asset or to Purchaser, as applicable), regardless of whether Purchaser agrees to fund an increase in the Purchase Price or the conditions for increasing the Purchase Price under this Agreement have been satisfied with regard to such future advance. Any Purchased Asset with respect to which there is a Future Advance Failure shall cease being an Eligible Asset and Purchaser, upon written notice to Seller, may require that Seller repurchase such Purchased Asset, and a Repurchase Date shall occur with respect to such Purchased Asset within five (5) Business Days after such notice unless Seller has provided evidence satisfactory to Purchaser in its sole and absolute discretion, that Seller is contesting such alleged Future Advance Failure in good faith and has deposited with Purchaser a cash reserve (each, a “Reserve Fund”) equal to the disputed future funding amount. Purchaser shall apply Reserve Funds (i) so long as no Event of Default shall have occurred and is continuing, at the request of Seller, to cure the applicable Future Advance Failure or (ii) upon the occurrence and during the continuance of an Event of Default, to the Repurchase Obligations in such order of priority as Purchaser shall determine in its sole and absolute discretion; provided that the surplus, if any, after payment in full of the Repurchase Obligations which are then due and payable, shall be remitted to Seller. Provided that no Event of Default shall have occurred and be continuing, upon the final unconditional resolution of the applicable Future Advance Failure to the satisfaction of Purchaser in its sole and absolute discretion Purchaser shall promptly remit the Reserve Funds to Seller.

ARTICLE 13

SINGLE PURPOSE ENTITY COVENANTS

On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, Seller covenants that:

(i)          Seller shall own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by the Transaction Documents (including, without limitation, Eligible Assets which Seller intends to sell to Purchaser subject to a Transaction hereunder);

(ii)         Seller shall not make any loans or advances to any Affiliate or third party (other than Eligible Assets or advances under the Purchased Assets to Borrowers) and shall not acquire obligations or securities of its Affiliates (other than in connection with the origination or acquisition of Purchased Assets), in each case except as permitted by the Transaction Documents;

(iii)        Seller shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets;

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(iv)        Seller shall comply with the provisions of its organizational documents in all material respects;

(v)         Seller shall do all things necessary to observe its organizational formalities and to preserve its existence;

(vi)        Seller shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is permitted or required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on Seller’s own separate balance sheet) and file its own tax returns, if any (except to the extent consolidation is required or permitted under Requirements of Law);

(vii)       Seller shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other;

(viii)      Seller shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain solvent; provided, that the foregoing shall not require any member, partner or shareholder of Seller to make any additional capital contributions to Seller;

(ix)         Seller shall not commingle its funds or other assets with those of any Affiliate (that is not a Seller) or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others;

(x)          Seller shall maintain its properties, assets and accounts separate from those of any Affiliate (that is not a Seller) or any other Person;

(xi)         Seller shall not hold itself out to be responsible for the debts or obligations of any other Person (that is not a Seller);

(xii)        Seller shall not, without the prior written consent of its Independent Manager, take any action constituting an Act of Insolvency;

(xiii)       Seller shall, at all times, have at least one (1) Independent Manager;

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(xiv)      Seller’s organizational documents shall provide (i) that Purchaser be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager and (ii) that any Independent Manager of Seller shall not have any fiduciary duty to anyone including the holders of the equity interest in Seller and any Affiliates of Seller except Seller and the creditors of Seller with respect to taking of, or otherwise voting on, any Act of Insolvency; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;

(xv)       Seller shall not enter into any transaction with an Affiliate of Seller except on arm’s length terms similar to those available to unaffiliated parties in an arm’s length transaction;

(xvi)      Seller shall maintain a sufficient number of employees in light of contemplated business operations, provided that Seller shall not be required to maintain any employees;

(xvii)     Seller shall use separate stationary, invoices and checks bearing its own name, and allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate;

(xviii)    Seller shall not pledge its assets to secure the obligations of any other Person other than another Seller;

(xix)       Seller shall not form, acquire or hold any Subsidiary or own any equity interest in any other entity; and

(xx)        Seller shall not create, incur, assume or suffer to exist any Indebtedness or Lien in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral, whether now owned or hereafter acquired, other than (A) obligations under the Transaction Documents, (B) obligations under the documents evidencing the Purchased Assets, and (C) unsecured trade payables, in an aggregate amount not to exceed $250,000 at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of the Purchased Assets; provided, however, that   any such trade payables incurred by Seller shall be paid within ninety (90) days of the date incurred unless the same are being contested in good faith and adequate reserves in respect of which are maintained).

ARTICLE 14

EVENTS OF DEFAULT; REMEDIES

(a)          Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement:

(i)          Failure to Repurchase or Repay. Seller shall fail to repurchase any Purchased Asset upon the applicable Repurchase Date or shall fail to pay the applicable Repurchase Price when and as required pursuant to the Transaction Documents.

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(ii)         Failure to Pay Purchase Price Differential. Purchaser shall fail to receive on any Remittance Date the accrued and unpaid Purchase Price Differential; provided, however, no more than two (2) times during any twelve (12) month period Seller may cure such failure within one (1) Business Day if such failure arose solely by reason of an error or omission of an administrative or operational nature and funds were available to Seller to enable it to make such payment when due.

(iii)        Failure to Cure Margin Deficit. Seller shall fail to cure any Margin Deficit within the period specified in Article 4.

(iv)        Failure to Remit Principal Payment. Seller fails to remit (or cause to be remitted) to Purchaser any portion of Principal Payment received with respect to a Purchased Asset for application to the payment of the Repurchase Price for such Purchased Asset in accordance with Article 5(e).

(v)         Other Payment Default. Seller shall fail to make any payment not otherwise enumerated that is owing to Purchaser that has become due, whether by acceleration or otherwise under the terms of this Agreement, within five (5) Business Days after the earlier of notice to Seller or Seller obtaining knowledge thereof.

(vi)        Negative Acts. Seller shall fail to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in Article 11 (Negative Covenants of Seller) or Article 13 (Single Purpose Entity Covenants); provided, however, that if such failure is susceptible to cure, Seller fails to cure the same within five (5) Business Days after written notice of such breach from Purchaser to Seller or Seller’s knowledge thereof (provided that, any such breach resulting from the willful misconduct or bad faith of any Seller Party or any Affiliate thereof shall not be susceptible to cure).

(vii)       Act of Insolvency. An Act of Insolvency occurs with respect to any Seller Party.

(viii)      Admission of Inability to Perform. Any Seller Party shall admit in writing or in a legal proceeding its inability to, or its intention not to, perform any of its respective obligations under any Transaction Document.

(ix)         Transaction Documents. Any Transaction Document or a replacement therefor acceptable to Purchaser shall for whatever reason be terminated (other than by Purchaser without cause) or cease to be in full force and effect, or shall not be enforceable in accordance with its terms, or any Seller Party or Affiliate thereof shall contest the validity or enforceability of any Transaction Document or the validity, perfection or priority of any Lien granted thereunder, or any Seller Party or Affiliate thereof shall seek to disaffirm, terminate or reduce its obligations under any Transaction Document.

(x)          Cross-Default. Any Seller Party shall be in default beyond all applicable notice, cure or grace periods under (x) any Indebtedness of such Seller Party which default (A) involves the failure to pay a matured obligation or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness; or (y) any other contract to which such Seller Party is a party which default (A) involves the failure to pay a matured obligation or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract, but in each case of clauses (x) and (y), only to the extent that the obligations that are matured or accelerated (or permitted to be accelerated) in connection with such default individually or in the aggregate with other defaults beyond all applicable notice, cure or grace periods are at least equal the applicable Default Threshold.

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(xi)         ERISA. (A) Seller or an ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan that is not exempt from such Sections of ERISA and the Internal Revenue Code, (B) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (C) a Reportable Event (as referenced in Section 4043(b)(3) of ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Purchaser, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan shall terminate for purposes of Title IV of ERISA, or (E) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Purchaser is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan; and in each case in clauses (A) through (E) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

(xii)        Recharacterization. Either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Purchaser to be the owner free of any adverse claim of any of the Purchased Assets and other Purchased Items or (B) if a Transaction is recharacterized as a secured financing, the Transaction Documents with respect to such Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Purchaser in any of the Collateral and, in each case, such condition is not cured by Seller within three (3) Business Days after the earlier of notice to Seller or Seller obtaining knowledge thereof;

(xiii)       Governmental or Regulatory Action. (i) Any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of any Seller Party or (ii) any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person, which, in either case, has a Material Adverse Effect as determined by Purchaser in its reasonable discretion.

(xiv)      [Reserved].

(xv)       Change of Control. A Change of Control shall have occurred without the prior written consent of Purchaser.

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(xvi)      Representation or Warranty Breach. If any representation, warranty or certification (other than the representations and warranties contained in Article 10(w) and Exhibit V unless Seller shall have made any such representation or warranty with actual knowledge that it was materially false or misleading at the time made) made to Purchaser by, or on behalf of, any Seller Party shall have been incorrect or untrue in any respect when made or repeated or deemed to have been made or repeated; provided, that, if such breach is susceptible to cure, Seller fails to cure the same within ten (10) Business Days after notice of such breach to Seller or Seller obtaining knowledge thereof (provided that, any such breach resulting from the willful misconduct or bad faith of any Seller Party or any Affiliate thereof shall not be susceptible to cure).

(xvii)     Judgment. Any final non-appealable judgment by any competent court in the United States of America for the payment of money is rendered against any Seller Party in an amount at least equal to the applicable Litigation Threshold, and such judgment remains undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed by bonding over or other means reasonably acceptable to Purchaser.

(xviii)    Guarantor Breach. The breach by Guarantor of the covenants made by it in Article V(i) (Limitation on Distributions) or Article V(k) (Financial Covenants) of the Guaranty.

(xix)       Affiliated Servicer Breach. The breach by any Servicer that is an Affiliate of any Seller Party of its obligation to deposit or remit any Income received by such Servicer in accordance with Article 5(d).

(xx)        Other Covenant Default. If any Seller Party or any Servicer that is an Affiliate of any Seller Party shall breach or fail to perform any of the terms, covenants, obligations or conditions under any Transaction Document, other than as specifically otherwise referred to in this definition of “Event of Default”, provided, that, if such breach or failure to perform is susceptible to cure, then such Person shall have five (5) Business Days after the earlier of notice to such Person, or such Person’s knowledge, of such breach or failure to perform, to remedy such breach or failure to perform (provided that, any breach or failure to perform resulting from the willful misconduct or bad faith of any applicable Person or any Affiliate thereof shall not be susceptible to cure), provided, however, that if such breach or failure to perform is susceptible to cure but cannot reasonably be cured within such period and such Person shall have commenced cure within such period and is thereafter diligently and expeditiously proceeds to cure the same, such period shall be extended for such time as is reasonably necessary for such Person, in the exercise of due diligence, to cure such breach or failure to perform, but in no event shall such cure period exceed thirty (30) days after the earlier of notice to such Person, or such Person’s knowledge, of such breach or failure to perform.

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(b)         Remedies. If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Purchaser:

(i)          At the option of Purchaser, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to any Seller Party), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, immediately occur (such date, the “Accelerated Repurchase Date”).

(ii)         If Purchaser exercises or is deemed to have exercised the option referred to in Article 14(b)(i):

(A)         Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date;

(B)         to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Purchaser by the Account Bank or Seller from time to time pursuant to Article 5 and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to this Article);

(C)         the Custodian shall, upon the request of Purchaser, deliver to Purchaser all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets; and

(D)         Purchaser may, after ten (10) days’ notice to Seller of Purchaser’s intent to take such action (provided that no such notice shall be required in the circumstances set forth in Section 9-611(d) of the UCC), (1) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Purchaser may deem to be satisfactory any or all of the Purchased Assets, and/or (2) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the market value of such Purchased Assets (as determined by Purchaser in its sole and absolute discretion) against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to this Article 14(b)(ii)(D) shall be applied to the Repurchase Obligations in such order of priority as Purchaser shall determine in its sole and absolute discretion until such Repurchase Obligations have been reduced to zero (0) at which time any remainder shall be remitted to Seller.

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(iii)        The parties acknowledge and agree that (A) the Purchased Assets subject to any Transaction hereunder are not instruments traded in a recognized market, (B) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Asset, the Purchaser may establish the source therefor in its sole and absolute discretion and (C) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Purchased Assets). The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Purchaser may elect, in its sole and absolute discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Purchaser to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Purchaser.

(iv)        Seller shall be liable to Purchaser and its Affiliates and shall indemnify Purchaser and its Affiliates for the amount (including, without limitation, in connection with the enforcement of the Transaction Documents) of all actual losses, out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel) incurred by Purchaser in connection with or as a consequence of an Event of Default.

(v)         Purchaser shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Purchaser and Seller. Without limiting the generality of the foregoing, Purchaser shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Purchaser under this Agreement, without prejudice to Purchaser’s right to recover any deficiency.

(vi)        Purchaser may exercise any or all of the remedies available to Purchaser immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Purchaser may have.

(vii)       Purchaser may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Purchaser to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

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(c)          Power of Attorney. Seller hereby appoints Purchaser as attorney-in-fact of Seller during the continuation of an Event of Default which has occurred for the purpose of taking any action and executing or endorsing any instruments that Purchaser may deem necessary or advisable to accomplish the purposes of this Agreement, including the exercise of any remedies hereunder, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Purchaser hereby agrees to not utilize any power of attorney hereunder, including the power of attorney delivered under Articles 3(b)(i)(I) and 34(b)(i)(E) hereof, unless an Event of Default has occurred and is continuing.

ARTICLE 15

SET-OFF

(a)          In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Seller hereby grants to Purchaser and its Affiliates a right of set-off, without notice to Seller, any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Purchaser or any Affiliate of Purchaser against (i) any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Purchaser or its Affiliates to Seller and (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Seller and the proceeds therefrom, now or hereafter held or received for the account of Seller (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Purchaser or its Affiliates or any entity under the control of Purchaser or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Purchaser, wherever located).

(b)          Purchaser and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Seller, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Purchaser or its Affiliates by Seller under the Transaction Documents, irrespective of whether Purchaser or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. If a sum or obligation is unascertained, Purchaser may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Article 15 shall be effective to create a charge or other security interest. This Article 15 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

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(c)          ANY AND ALL RIGHTS TO REQUIRE PURCHASER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO PURCHASER OR ITS AFFILIATES BY SELLER UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

ARTICLE 16

SINGLE AGREEMENT

Purchaser and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Purchaser and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

ARTICLE 17

RECORDING OF COMMUNICATIONS

EACH OF PURCHASER AND SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY. EACH OF PURCHASER AND SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, AND AGREES THAT A DULY AUTHENTICATED TRANSCRIPT OF SUCH A TAPE RECORDING SHALL BE DEEMED TO BE A WRITING CONCLUSIVELY EVIDENCING THE PARTIES’ AGREEMENT.

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ARTICLE 18

NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, or (d) by electronic mail, provided that, other than with respect to day-to-day notices delivered under this Agreement and other than with respect to any notices delivered under Article 12(a), such electronic mail notice must also be delivered by one of the means set forth in (a), (b), or (c) above unless the sender of such communication receives a verbal or electronic confirmation acknowledging receipt thereof (for the avoidance of doubt, any automatically generated email or any similar automatic response shall not constitute confirmation), to the address specified in Exhibit I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Article 18. A notice shall be deemed to have been given: (x) in the case of hand delivery, at the time of delivery, if on a Business Day, and otherwise on the next occurring Business Day, (y) in the case of registered or certified mail or expedited prepaid delivery, when delivered, if on a Business Day, and otherwise on the next occurring Business Day, or upon the first attempted delivery on a Business Day or (z) in the case of electronic mail, upon receipt of a verbal or electronic confirmation acknowledging receipt thereof (for the avoidance of doubt, any automatically generated email or any similar automatic response shall not constitute confirmation). A party receiving a notice that does not comply with the technical requirements for notice under this Article 18 may elect to waive any deficiencies and treat the notice as having been properly given.

ARTICLE 19

ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

ARTICLE 20

NON-ASSIGNABILITY

(a)         No Seller Party may assign any of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of Purchaser (which may be granted or withheld in Purchaser’s sole and absolute discretion) and any attempt by any Seller Party to assign any of its rights or obligations under this Agreement or any other Transaction Document without the prior written consent of Purchaser shall be null and void.

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(b)         Purchaser may, without consent of Seller, at any time and from time to time, assign or participate some or all of its rights and obligations under the Transaction Documents and/or under any Transaction (subject to Article 9(a)) to any Person in conformity with the terms and conditions of the Purchased Asset Documents of any Purchased Assets including eligibility requirements, qualified transferee requirements or the like; provided, however, that, so long as no Event of Default shall have occurred and be continuing, without the prior written consent of Seller (i) no assignment or participation shall be made to a Direct Competitor or to an Affiliate of any Borrower under the Purchased Assets and (ii) other than in the case of a merger or other corporate transaction (such as a sale of the applicable business unit) (A) Seller shall only be required to interface with Barclays Capital PLC or an Affiliate thereof with respect to this Agreement and the Transactions hereunder and (B) Barclays Capital PLC or an Affiliate thereof shall retain all authority to enforce remedies and provide consents, waivers or approvals (including, without limitation, approving any Eligible Asset as a Purchased Asset or any extension of the Availability Period) under this Agreement and to determine the Market Value for any Purchased Asset under this Agreement.  In connection with any permitted assignment or participation, Purchaser may bifurcate or allocate (i.e. senior/subordinate) amounts due to Purchaser.  Seller agrees to reasonably cooperate with Purchaser, at Purchaser’s sole cost and expense, in connection with any such assignment, transfer or sale of participating interest and to enter into such restatements of, and amendments, supplements and other modifications to, the Transaction Documents to which it is a party in order to give effect to such assignment, transfer or sale of participating interest. In connection with the foregoing, Purchaser shall not assign its rights or sell participations in a manner that would have material adverse tax consequences to Seller, Guarantor or any other direct or indirect owners (including, without limitation, causing all or any portion of Seller or Guarantor to be treated as a “taxable mortgage pool” for federal income tax purposes).

(c)          Purchaser, acting solely for this purpose as an agent of Seller, shall maintain at one of its offices in the United States, a copy of each such sale, transfer and assignment and assumption delivered to it and a register for the recordation of the names and addresses of Purchaser and each permitted purchaser, transferee and assignee, as applicable, and the amounts (and stated interest) owing to, each purchaser, transferee and assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the parties hereunder shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser for all purposes of this Agreement. The Register shall be available for inspection by the Seller at any reasonable time and from time to time upon reasonable prior notice.

(d)         If Purchaser sells a participation with respect to its rights under this Agreement or under any other Transaction Document with respect to the Purchased Assets, it shall, acting solely for this purpose as an agent of Seller, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Purchased Assets (the “Participant Register”); provided that Purchaser shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Transaction Document) to any Person except to Seller or to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Purchaser and Seller shall treat each Person whose name is recorded in the register as the owner of such participation interest for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)          Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

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ARTICLE 21

GOVERNING LAW

THIS AGREEMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 22

WAIVERS AND AMENDMENTS

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.

ARTICLE 23

INTENT

(a)          The parties intend and acknowledge that (i) each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of Title 11 of the United States Code, as amended (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable), (ii) each Purchased Asset constitutes either a “mortgage loan” or “an interest in a mortgage” as such terms are used in Title 11 of the United States Code and (iii) all payments hereunder are deemed “margin payments” or settlement payments” as defined in Title II of the Bankruptcy Code.

(b)          The parties intend and acknowledge that either party’s right to cause the termination, liquidation or acceleration of, or to set-off or net termination values, payment amounts or other transfer obligations arising under, or in connection with, this Agreement or any Transaction hereunder or to exercise any other remedies pursuant to Article 14 is in each case a contractual right to cause or exercise such right as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.

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(c)          The parties intend and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)         The parties intend and acknowledge that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)          The parties intend and acknowledge that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of Title 11 of the United States Code, as amended, and as used in Section 561 of Title 11 of the United States Code, as amended, and a “securities contract” with the meaning of Section 555 and Section 559 under the Bankruptcy Code.

(f)          The parties intend and acknowledge that any provisions hereof or in any other document, agreement or instrument that is related in any way to this Agreement shall be deemed “related to” this Agreement within the meaning of Section 741 of the Bankruptcy Code.

(g)         Notwithstanding anything to the contrary in this Agreement, it is the intention of the parties that, for U.S. Federal, state and local income and franchise Tax purposes and for accounting purposes, each Transaction constitute a financing to Seller, and that Seller be (except to the extent that Purchaser shall have exercised its remedies following an Event of Default) the owner of the Purchased Assets for such purposes. Unless prohibited by applicable law, Seller and Purchaser agree to treat the Transactions as described in the preceding sentence for all U.S. Federal, state, and local income and franchise Tax purposes (including, without limitation, on any and all filings with any U.S. Federal, state, or local taxing authority) and agree not to take any action inconsistent with such treatment.

(h)         Each party hereto hereby further agrees that it shall not challenge the characterization of (i) this Agreement as a “repurchase agreement” (except to the extent the related Transaction has a duration that renders such term inapplicable), “securities contract” and/or “master netting agreement”, (ii) each party as a “repo participant” within the meaning of the Bankruptcy Code except insofar as, in the case of a “repurchase agreement”, the term of the Transactions, would render such definition inapplicable, or (iii) Purchaser as a “financial institution” or “financial participant” within the meaning of the Bankruptcy Code.

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ARTICLE 24

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a)          in the case of any Transaction in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to such Transaction;

(b)          in the case of any Transaction in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to such Transaction; and

(c)          in the case of any Transactions in which one of the parties is a financial institution, funds held by the financial institution in connection with such Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

ARTICLE 25

CONSENT TO JURISDICTION; WAIVERS

(a)          Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)          To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c)          The parties consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. Nothing in this Article 25 shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

(d)         EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

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ARTICLE 26

NO RELIANCE

Each of Seller and Purchaser hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a)          it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

(b)         it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

(c)          it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)         it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation;

(e)          no joint venture exists between Purchaser and any Seller Party pursuant to any Transaction Document; and

(f)          it is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

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ARTICLE 27

INDEMNITY AND EXPENSES

(a)          Seller hereby agrees to indemnify Purchaser, Purchaser’s Affiliates and each of its and their officers, directors, employees and agents (“Indemnified Parties”) for, and hold harmless from, any and all actual out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including, without limitation, the reasonable out-of-pocket fees and expenses of outside counsel) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, or as a result of, this Agreement, the other Transaction Documents, any Transactions, any Event of Default or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing, and any enforcement of any of the provisions of the Transaction Documents; provided that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Purchaser harmless from and indemnify Purchaser against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act in each case, which does not result from the gross negligence or willful misconduct of any Indemnified Party. In any suit, proceeding or action brought by Purchaser in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller agrees to hold Purchaser harmless from and indemnify Purchaser from and against all Indemnified Amounts suffered by Purchaser by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller Party or any Affiliate thereof party to the Transaction Documents of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller Party or any Affiliate thereof party to the Transaction Documents. The obligation of Seller hereunder is a recourse obligation of Seller. This Article 27(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)         Seller agrees to pay or reimburse upon written demand all of Purchaser’s actual out-of-pocket costs and expenses (including, without limitation, the reasonable out-of-pocket fees and expenses of outside counsel) incurred in connection with (i) the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, any Transaction Document or any Transaction thereunder, whether or not such Transaction Document (or amendment thereto) or such Transaction is ultimately consummated (provided that Seller shall not be required to reimburse Purchaser for any such costs and expenses related to Pre-Purchase Due Diligence in a respect of any Transaction or proposed Transaction which is not ultimately consummated, in each case other than the applicable Pre-Purchase Legal/Due Diligence Review Fee), (ii) the consummation and administration of any Transaction, (iii) any preservation of the Purchaser’s rights under the Transaction Documents, (iv) any performance by Purchaser of any obligations of Seller in respect of any Purchased Asset, (v) if any Event of Default has occurred and is continuing any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, (vi) the custody, care or preservation of the Collateral (including insurance, filing and recording costs) and defending or asserting rights and claims of Purchaser in respect thereof, by litigation or otherwise, (vii) the maintenance of the Collection Account and registering the Collateral in the name of Purchaser or its nominee, (viii) any default by Seller in repurchasing the Purchased Asset after Seller has given a notice in accordance with Article 3(e) of an Early Repurchase Date, (ix) any failure by Seller to sell any Eligible Asset to Purchaser on the Purchase Date thereof, (x) any actions taken and which are reasonably necessary to perfect or continue any lien created under any Transaction Document, (xi) Purchaser owning any Purchased Asset or other Purchased Item (except upon Purchaser’s ultimate sale or retention, as applicable, of such Purchased Asset in accordance with Article 14(b)(ii)(D), in which case the obligation will be transferred to the transferee of the Purchased Asset or to Purchaser, as applicable) and/or (xii) without duplication, any due diligence performed by Purchaser pursuant to Article 28. All such expenses shall be recourse obligations of Seller to Purchaser under this Agreement. A certificate as to such costs and expenses, setting forth the calculations thereof shall be conclusive and binding upon Seller absent manifest error.

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(c)          This Article 27 shall survive termination of this Agreement and the repurchase of all Purchased Assets.

ARTICLE 28

DUE DILIGENCE

(a)          Seller acknowledges that Purchaser has the right to perform continuing due diligence reviews with respect to the Purchased Assets (including obtaining updated or new appraisals not to exceed one appraisal per year for any Mortgaged Property so long as the related loan is not a Defaulted Asset), the Borrowers (including any other obligors), the Seller Parties and Servicer for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise. Seller agrees that upon reasonable prior notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required), Seller shall provide (or shall cause any other Seller Party or Servicer, as applicable, to provide) reasonable access to Purchaser and any of its agents, representatives or permitted assigns to the offices of Seller, such other Seller Party or Servicer, as the case may be, during normal business hours and permit them to examine, inspect, and make copies and extracts of the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of such party.

(b)         Seller agrees that it shall, promptly upon reasonable request of Purchaser, deliver (or shall cause to be delivered) to Purchaser and any of its agents, representatives or permitted assigns copies of any documents permitted to be reviewed by Purchaser in accordance with Article 28(a).

(c)          Seller agrees to make available (or to cause any other Seller Party or Servicer, as applicable, to make available) to Purchaser and any of its agents, representatives or permitted assigns (i) in person at the time of any inspection pursuant to Article 28(a) or (ii) upon reasonable prior written notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required and there shall be no limitation on frequency), by phone, as applicable, a knowledgeable financial or accounting officer or asset manager, as applicable, of Seller, such other Seller Party or Servicer, as the case may be, for the purpose of answering questions about any of the foregoing Persons, or any other matters relating to the Transaction Documents or any Transaction that Purchaser wishes to discuss with such Person.

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(d)          Without limiting the generality of the foregoing, Seller acknowledges that Purchaser may enter into Transactions with Seller based solely upon the information provided by Seller to Purchaser and the representations, warranties and covenants contained herein, and that Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets. Purchaser may underwrite such Purchased Assets itself or engage a third-party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Purchaser and any third party underwriter designated by Purchaser in writing in connection with such underwriting, including, but not limited to, providing Purchaser and such third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller reasonably requested by Purchaser in writing.

(e)          Seller agrees to reimburse Purchaser within ten (10) Business Days after receipt of an invoice therefor for any and all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel) incurred by Purchaser in connection with its continuing due diligence activities pursuant to this Article 28.

ARTICLE 29
SERVICING

(a)          The parties hereto agree and acknowledge that the Purchased Assets are sold to Purchaser on a “servicing released” basis and Purchaser is owner of all Servicing Rights so long as the Purchased Assets are subject to this Agreement. Notwithstanding the foregoing, Seller shall be granted a revocable license (which license shall automatically be revoked (i) every thirty (30) days unless Purchaser provides written notice to Seller that such license is extended for another thirty (30) days or (ii) during the continuance of an Event of Default) to cause Servicer to service the Purchased Assets, and Seller shall have the right, at Seller’s sole cost and expense, to direct Servicer to service the Purchased Assets in accordance with the Servicing Agreement and this Article 29 and for the benefit of Purchaser. Notwithstanding the foregoing, Seller shall not take any action or effect any Material Modification without first having given prior notice thereof to Purchaser in each such instance and receiving the prior written consent of Purchaser.

(b)         The obligation of Servicer (or Seller to cause Servicer) to service any of the Purchased Assets shall cease, at Purchaser’s option, upon the earliest of (i) Purchaser’s termination of Servicer in accordance with Article 29(c), (ii) Purchaser not extending Seller’s revocable license in accordance with Article 29(a) or (iii) the transfer of servicing to any other Servicer and the assumption of such servicing by such other Servicer. Seller agrees to reasonably cooperate with Purchaser in connection with any termination of Servicer. Upon any termination of Servicer, if no Event of Default shall have occurred and be continuing, Seller shall at its sole cost and expense transfer the servicing of the effected Purchased Assets to another Servicer designated by Purchaser as expeditiously as possible.

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(c)          Purchaser may, in its sole and absolute discretion, terminate Servicer or any sub-servicer with respect to any Purchased Asset (i) upon the occurrence of a default by the Servicer under the Servicing Agreement, (ii) upon the occurrence of a default by the Servicer under the Servicer Letter or (iii) during the continuance of an Event of Default, either for cause or without cause, in each case of clauses (i) through (iii), without payment of any penalty or termination fee.

(d)         Seller shall not, and shall not permit Servicer to, employ any other cashiering sub-servicers to service the Purchased Assets without the prior written approval of Purchaser (such approval not to be unreasonably conditioned, withheld or delayed). If the Purchased Assets are serviced by a cashiering sub-servicer engaged by Seller, Seller shall irrevocably assign all rights, title and interest in the servicing agreements with such cashiering sub-servicer to Purchaser.

(e)          Seller shall cause Servicer and any sub-servicer to service the Purchased Assets in accordance with Accepted Servicing Practices. Seller shall cause Servicer and any sub-servicers engaged directly by Seller to execute a letter agreement with Purchaser substantially in the form attached as Exhibit XI hereto (a “Servicer Letter”) acknowledging Purchaser’s security interest in the Purchased Assets and agreeing to remit all Income received with respect to the Purchased Asset to the Collection Account in accordance with Article 5(e) or as otherwise directed by Purchaser in accordance with the Servicer Letter.

(f)          Seller agrees that Purchaser is the owner of all servicing records related to the Purchased Assets, including but not limited to the Servicing Agreement, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement. Seller covenants to (or use commercially reasonable efforts to cause Servicer to) safeguard such Servicing Records and to deliver them promptly to Purchaser or its designee (including the Custodian) at Purchaser’s request.

(g)         The payment of servicing fees shall be solely the responsibility of Seller and shall be subordinate to payment of amounts outstanding and due to Purchaser under the Transaction Documents (except upon Purchaser’s ultimate sale or retention, as applicable, of such Purchased Asset in accordance with Article 14(b)(ii)(D), in which case the obligation will be transferred to the transferee of the Purchased Asset or to Purchaser, as applicable).

ARTICLE 30

Acknowledgment and Consent to Bail-In

(a)          Contractual Recognition of Bail-in.

(i)          Each party acknowledges and accepts that liabilities arising under this agreement (other than Excluded Liabilities) may be subject to the exercise of the UK Bail-in Power by the relevant resolution authority and acknowledges and accepts to be bound by any Bail-in Action and the effects thereof (including any variation, modification and/or amendment to the terms of this agreement as may be necessary to give effect to any such Bail-in Action), which if the Bail-in Termination Amount is payable by Purchaser to Seller may include, without limitation:

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(A)         a reduction, in full or in part, of the Bail-in Termination Amount; and/or

(B)          a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case Seller acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Action.

(ii)         Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of this agreement and that no further notice shall be required between the parties pursuant to the agreement in to order to give effect to the matters described herein.

(iii)        The acknowledgements and acceptances contained in paragraphs (1) and (2) above will not apply if:

(A)         the relevant resolution authority determines that the liabilities arising under this agreement may be subject to the exercise of the UK Bail-in Power pursuant to the law of the third country governing such liabilities or a binding agreement concluded with such third country and in either case the UK Regulations have been amended to reflect such determination; and/or

(B)          the UK Regulations have been repealed or amended in such a way as to remove the requirement for the acknowledgements and acceptances contained in paragraphs (1) and (2).

(iv)        For purposes of this paragraph:

“Bail-in Action” means the exercise of the UK Bail-in Power by the relevant resolution authority in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under this agreement.

“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under this agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Excluded Liabilities” means liabilities excluded from the scope of the contractual recognition of bail-in requirement pursuant to the UK Regulations.

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom relating to the transposition of the BRRD as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

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A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority (“FCA”), both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

(b)         Contractual Recognition of UK Stay in Resolution. Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking  and that BRRD undertaking or any member of the same group as that BRRD undertaking  is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party  to this Agreement agrees that it shall only be entitled to exercise any termination rights under or rights to enforce a security interest in connection with this Agreement against the Affected Party  to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom.

For the purpose of this Clause, “resolution measure” means a ‘crisis prevention measure’, ‘crisis management measure’ or ‘recognised third-country resolution action’, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015”, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.

Notice Regarding Client Money Rules. Purchaser, as a CRD credit institution (as such term is defined in the rules of the FCA), holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by Purchaser from a Seller Party will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules. In particular, Purchaser shall not segregate money received by it from a Seller Party from Purchaser money and Purchaser shall not be liable to account to a Seller Party for any profits made by Purchaser use as banker of such cash and upon failure of Purchaser, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so a Seller Party will not be entitled to share in any distribution under the Client Money Distribution Rules.

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ARTICLE 31

MISCELLANEOUS

(a)          All rights, remedies and powers of Purchaser hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Purchaser whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Purchaser shall have all rights and remedies of a secured party under the UCC.

(b)          The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Signature pages to any Transaction Document or certification delivered pursuant thereto delivered in electronic form (such as PDF) shall be considered binding with the same force and effect as original signatures.

(c)          The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(d)         Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e)          This Agreement, the Fee Letter and each Confirmation contain a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f)          The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(g)         Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(h)         Unless otherwise specifically enumerated, wherever pursuant to this Agreement Purchaser exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Purchaser in its sole and absolute discretion, Purchaser shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole and absolute discretion and such decision by Purchaser shall be final and conclusive.

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ARTICLE 32

TAXES

(a)         Any and all payments by or on account of any obligation of Seller under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Article 32), Purchaser receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)         Seller shall timely pay, without duplication, any Other Taxes (i) imposed on Seller to the relevant Governmental Authority in accordance with Requirements of Law, and (ii) imposed on Purchaser, as the case may be, upon written notice from Purchaser setting forth in reasonable detail the calculation of such Other Taxes.

(c)         Seller shall indemnify Purchaser, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Article) payable or paid by Purchaser or required to be withheld or deducted from a payment to Purchaser, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (provided that if Seller reasonably believes that such Taxes were not correctly or legally asserted, Purchaser will use reasonable efforts to cooperate with Seller to obtain a refund of such Taxes (which shall be repaid to Seller in accordance with Article 32(e)) so long as such efforts would not, in the sole determination of Purchaser, result in any additional out-of-pocket costs or expenses not reimbursed by Seller or be otherwise materially disadvantageous to Purchaser). A certificate as to the amount of such payment or liability delivered to Seller by Purchaser shall be conclusive absent manifest error.

(d)         Status of Purchaser.

(i)          If Purchaser is entitled to an exemption from or reduction of withholding Tax with respect to payments made under the Transaction Documents, Purchaser shall deliver to Seller, prior to becoming a party to this Agreement, and at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Purchaser, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Purchaser is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Article 32(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Purchaser’s reasonable judgment such completion, execution or submission would subject such Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser.

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(ii)         Without limiting the generality of the foregoing:

(A)           if Purchaser is a U.S. Person, it shall deliver to Seller on or prior to the date on which Purchaser becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies or originals of IRS Form W-9 (or any successor form) certifying that Purchaser is exempt from U.S. federal backup withholding tax;

(B)            if the Purchaser is not a U.S. Person, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Purchaser becomes a party under this Agreement, whichever of the following is applicable:

(1)         in the case of a Purchaser that is claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments characterized as interest for U.S. tax purposes under any Transaction Document, executed copies or originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)         executed copies or originals of IRS Form W-8ECI;

(3)         in the case of a Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies or originals of IRS Form W-8BEN or W-8BEN-E; or

(4)         to the extent a Purchaser is not the beneficial owner, executed copies or originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Purchaser is a partnership and one or more direct or indirect partners of such Purchaser are claiming the portfolio interest exemption, such Purchaser may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

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(C)          if Purchaser is not a U.S. Person, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Purchaser becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies or originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D)         if a payment made to Purchaser under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), Purchaser shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Purchaser has complied with Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification and provide such successor form to Seller, or promptly notify Seller in writing of its legal inability to do so.

(e)          If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article 32 (including by the payment of additional amounts pursuant to this Article 32), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Article 32 with respect to the Taxes giving rise to such refund), net of all out-of-pocket costs and expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Article 32(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Article 32(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Article 32(e) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(f)          Survival. Each party’s obligations under this Article 32 shall survive any assignment of rights by the Purchaser, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

ARTICLE 33

JOINT AND SEVERAL LIABILITY

(a)          Each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Purchaser to the maximum extent permitted by Requirements of Law for all Repurchase Obligations, (ii) the liability of each Seller with respect to the Repurchase Obligations (A) shall be absolute and unconditional and shall remain in full force and effect, and be reinstated, until all Repurchase Obligations shall have been paid, performed and/or satisfied, as applicable, in full, and (B) until such payment, performance and/or satisfaction, as applicable, has occurred, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of any Seller, (1) the waiver, compromise, settlement, release, termination or amendment (including any extension or postponement of the time for payment, performance, satisfaction, renewal or refinancing) of any of the Repurchase Obligations (other than a waiver, compromise, settlement, release or termination in full of the Repurchase Obligations), (2) the failure to give notice to any Seller of the occurrence of any nonpayment or other default, (3) the failure to make any demand for payment of any amounts owing to Purchaser by any other Seller, (4) the release, substitution or exchange by Purchaser of any Purchased Asset (whether with or without consideration) or the acceptance by Purchaser of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any non-perfection or other impairment of collateral, (5) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Purchaser or in connection with any Act of Insolvency affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, or (6) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Article 33, result in the release or discharge of any or all Sellers from the performance or observance of any Repurchase Obligation, (iii) Purchaser shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable, or against any of the Purchased Assets, in order to enforce the Transaction Documents and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under any of the Transaction Documents, (iv) when making any demand hereunder against any Seller, Purchaser may, but shall be under no obligation to, make a similar demand on any other Seller, and any failure by Purchaser to make any such demand or to collect any payments from any other Seller, or any release of any such other Seller shall not relieve any Seller in a respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Purchaser against Sellers, and (v) on disposition by Purchaser of any Purchased Asset, each Seller shall be and shall remain jointly and severally liable for any deficiency to the extent set forth in this Agreement and the other Transaction Documents.

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(b)         In furtherance of the foregoing, each Seller waives (i) any and all notices of the creation, renewal, extension or accrual of any amounts at any time owing to Purchaser by any other Seller under the Transaction Documents, (ii) any and all notices of or proof of reliance by Purchaser upon any Seller or acceptance of the obligations of any Seller under this Article 33, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of Sellers under this Article 33, (iii) diligence, presentment, protest, demand for payment and notice of nonpayment or other default to or upon any Seller with respect to any amounts at any time owing to Purchaser by any Seller under the Transaction Documents, other than such notices as are expressly required to be given under this Agreement or any of the other Transaction Documents.

(c)          To the extent any Seller (a “Paying Seller”) shall have paid more than its proportionate share of any payment made hereunder, such Paying Seller hereby waives (i) any right to subrogation or set-off that it may acquire on account of such payment against any other Seller or any collateral security or guarantee and (ii) the right to seek contribution or reimbursement from any other Seller in respect such payment, in each case, until all Repurchase Obligations are paid in full. If any amount shall be paid to any Paying Seller on account of such subrogation rights at any time when any Repurchase Obligations are outstanding, amount shall be held by Paying Seller in trust for Purchaser, segregated from other funds of Paying Seller, and shall, forthwith upon receipt by Paying Seller, be turned over to Purchaser in the exact form received by Paying Seller (duly indorsed by the Paying Seller to Purchaser, if required), to be applied against amounts owing to Purchaser by Sellers under the Transaction Documents, whether matured or unmatured, in such order as Purchaser may determine.

(d)         With respect to any matter under the Transaction Documents for which (i) any consent or approval of Seller is required, (ii) any notice to, or from, Seller is required or (iii) any other undertaking is made by Seller, unless otherwise specified with respect to such consent, approval, notice or undertaking , such action by (or notice to) any Seller shall be sufficient for all such purpose.

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ARTICLE 34

ADDITIONAL SELLERS

(a)          From time to time Seller may request that another Affiliate of Seller become a Seller under this Agreement and the other Transaction Documents. Any Additional Seller shall be subject to the approval of Purchaser in its sole and absolute discretion. Subject to the receipt of such approval of Purchaser and the satisfaction of the conditions set forth in Article 34(b), (i) such Affiliate of Seller shall become a Seller hereunder (an “Additional Seller”), and each reference in the Transaction Documents to “Seller” shall also mean and be a reference to such Additional Seller and (ii) each reference herein to “this Agreement”, “hereunder”, “hereof” or words of like import referring to this Agreement, and each reference in any other Transaction Document to the “Master Repurchase Agreement”, “Repurchase Agreement”, “thereunder”, “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Joinder.

(b)         In connection with the joinder of any Additional Seller, the following conditions shall be satisfied:

(i)          Delivery of Documents. The following documents shall have been delivered to Purchaser, each in form and substance acceptable to Purchaser:

(A)         an updated organizational chart with respect to the Seller Parties (including such Additional Seller);

(B)          a Joinder, duly completed and executed by such Additional Seller;

(C)          duly completed and executed agreements evidencing the joinder of such Additional Seller as a party to (i) the Custodial Agreement, (ii) the Servicing Agreement and (iii) the Servicer Letter;

(D)         any and all consents and waivers applicable to such Additional Seller and the related Purchased Assets;

(E)          a power of attorney from such Additional Seller substantially in the form of Exhibit IV hereto, duly completed and executed (Purchaser hereby agrees to not utilize such power of attorney unless an Event of Default has occurred and is continuing);

(F)          a Seller Financing Statement with respect to such Additional Seller;

(G)          opinions of outside counsel to such Additional Seller in form and substance acceptable to Purchaser (including, but not limited to, those relating to corporate matters, enforceability, applicability of the Investment Company Act of 1940, security interests and Bankruptcy Code safe harbors (including with respect to the inclusion of Mezzanine Loans as Purchased Assets); and

(H)         for such Additional Seller, a good standing certificate dated within thirty (30) calendar days prior to the related Purchase Date, certified true, correct and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by such party from time to time in connection herewith.

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(ii)         Searches. Purchaser shall have obtained UCC, tax lien, judgment and litigation searches with respect to such Additional Seller and the results of such searches are acceptable to Purchaser in its sole and absolute discretion.

(iii)        Know Your Customer and Sanctions Diligence. Purchaser shall have completed its “Know Your Customer” and Sanctions diligence with respect to such Additional Seller and the results of such diligence are acceptable to Purchaser in its sole and absolute discretion.

(iv)        Reimbursement of Costs and Expenses. Seller shall have paid, or reimbursed Purchaser for, all actual out-of-pocket costs and expenses, including but not limited to reasonable legal fees and due diligence expenses, incurred by Purchaser in connection with the joinder of such Additional Seller.

(v)         Further Assurances. Purchaser shall have received all such other and further documents and documentation as Purchaser shall require.

[REMAINDER OF PAGE LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement as a deed as of the day first written above.

BARCLAYS BANK PLC, as Purchaser

By:	/s/ Francis X. Gilhool
Name: Francis X. Gilhool
Title: Managing Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Barclays-Colony – Master Repurchase Agreement

CLNC CREDIT 7, LLC as Seller

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

Barclays-Colony – Master Repurchase Agreement

EXHIBIT II

FORM OF CONFIRMATION STATEMENT

[Date]

To: Barclays Bank PLC

Ladies and Gentlemen:

Reference is made hereby to the Master Repurchase Agreement, dated as of April 26, 2018 (the “Agreement”), between Barclays Bank PLC (“Purchaser”) and [Name of Colony Seller Entity] (“Seller”). This Confirmation is being delivered to you, as Purchaser, to request a Transaction pursuant to which Purchaser will purchase from us, as Seller, the Eligible Asset identified on the attached Schedule 1 in accordance with the terms of the Agreement. Capitalized terms used herein without definition have the meanings given in the Agreement.

Purchase Date:	__________, 20__

Eligible Asset(s):	___________________, as further identified on Schedule 1

Asset Type:	[Mortgage Loan][Mortgage Loan and Mezzanine Loan][1][Senior Note][Senior Participation Interest]

Sidecar Asset(s):	[Yes][No]

[Seller hereby certifies that it expects, in its good faith judgment, to include the Eligible Asset in a securitization transaction or to refinance such Eligible Asset through a participation, syndication, sale of an A-note or other refinancing transaction on or before the expiration of the applicable Sidecar Facility.]2

Outstanding Principal Amount of Purchased
Asset as of Purchase Date:	$__________

Available Future Funding under Purchased
Asset as of Purchase Date:	$__________

Repurchase Date:	__________, 20__

Purchase Price:	$__________

Pricing Rate:	As defined in the Agreement

[1]	Unless otherwise specified, any reference to Eligible Asset or Purchased Asset shall include the Mortgage Loan and any related Mezzanine Loan that is, or is proposed to be, subject to the same Transaction.
[2]	To be included if a proposed Eligible Asset is a Sidecar Asset.

Ex. II-1

Applicable Index:	LIBOR

Purchase Price Percentage:	__________%

Effective Purchase Price Percentage[3]:	__________%

Repurchase Price:	As defined in the Agreement

Governing Agreements:	As identified on attached Schedule 2

Requested Wire Amount:	$__________

Type of Funding:	[Wet][Dry] Funding

REMIC Eligible:	[Yes][No]

Seller’s Wiring Instructions:

Bank Name:	____________________
ABA Number:	____________________
Account Number:	____________________
Reference:	____________________

[Seller hereby certifies that that all conditions precedent to the funding of a Purchase Price increase in connection with the future advance set forth in Article 3(h)(ii) of the Agreement have been satisfied, except for the following conditions which have been waived by Purchaser: [IDENTIFY ANY WAIVED CONDITIONS]].4

To evidence your agreement to enter into the Transaction in accordance with the terms set forth in this Confirmation, please return a countersigned copy of this Confirmation to Seller.

[NAME OF COLONY SELLER ENTITY]

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

BARCLAYS BANK PLC

By:
Name:
Title:

3 As of the date of Confirmation.

4 To be included if a Confirmation delivered in connection with future funding.

Ex. II-2

Schedule 1 to Confirmation

Purchased Asset Schedule

(attached)

Ex. II-3

Schedule 2 to Confirmation

Governing Agreements

Ex. II-4

EXHIBIT IV

FORM OF POWER OF ATTORNEY

Know All Men by These Presents, that [NAME OF COLONY SELLER ENTITY], a [Delaware limited liability company] (“Seller”), does hereby appoint Barclays Bank PLC (“Purchaser”), its attorney-in-fact to act in Seller’s name, place and stead in any way that Seller could do with respect to (i) the completion of the endorsements of the Purchased Assets, including without limitation the Promissory Notes, Assignments of Mortgages and Participation Certificates, and any transfer documents related thereto, (ii) the recordation of the Assignments of Mortgages, (iii) the preparation and filing, in form and substance satisfactory to Purchaser, of such financing statements, continuation statements, and other uniform commercial code forms, as Purchaser may from time to time, reasonably consider necessary to create, perfect, and preserve Purchaser’s security interest in the Purchased Assets and (iv) the enforcement of Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Master Repurchase Agreement, dated as of April 26, 2018 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”), between Purchaser and Seller, and to take such other steps as may be necessary or desirable to enforce Purchaser’s rights against such Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS POWER OF ATTORNEY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Ex. IV-1

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed this ____ day of __________, 20__.

[NAME OF COLONY SELLER ENTITY]

By:
Name:
Title:

STATE OF ______________	)
COUNTY OF ____________	)

On ________, 20__, before me, _____________________, a Notary Public, personally appeared ___________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the ______________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _______________________________

(Seal)

Ex. IV-2

EXHIBIT V

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET

For purposes of the representations and warranties contained in this Exhibit V, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the then-current actual (as distinguished from imputed or constructive) knowledge or belief of those individuals of Seller who have primary responsibility for the underwriting, origination or acquisition, as applicable, management or sale of the Purchased Assets regarding the matters expressly set forth herein. All information contained in documents which are part of the Servicing Records shall be deemed to be within Seller’s knowledge.

Capitalized terms used but not defined in this Exhibit V shall have the respective meanings given them in the Master Repurchase Agreement to which this Exhibit V is attached (the “Master Repurchase Agreement”).

Seller acknowledges and agrees that the representations and warranties contained in this Exhibit V may be amended from time to time by Purchaser in its reasonable discretion to conform such representations and warranties to Purchaser’s then current standard representations and warranties for commercial mortgage-backed securitization transactions; provided, that (i) Purchaser shall notify Seller of any amendment and Purchaser and Seller shall mutually agree on such amendment (Seller’s agreement not to be unreasonably withheld) and (ii) such amended representations and warranties shall only apply to Purchased Assets that are purchased by Purchaser after the date Seller receives written notice of the amended representations and warranties.

CERTAIN DEFINED TERMS

“Anticipated Repayment Date” shall mean, with respect to any Mortgage Loan or Mezzanine Loan that is identified on the related Purchased Asset Schedule as an ARD Loan, the date upon which such Mortgage Loan or Mezzanine Loan, as applicable, commences accruing interest at an increased interest rate.

“ARD Loan” shall mean a Mortgage Loan or a Mezzanine Loan the terms of which provide that if, after an Anticipated Repayment Date, the related Borrower has not prepaid such Mortgage Loan or Mezzanine Loan, as applicable, in full, any principal outstanding on the Anticipated Repayment Date will accrue interest at an increased interest rate.

“Assignment of Leases” shall mean, with respect to any Mortgaged Property related to a Purchased Asset, any assignment of leases, rents and profits or similar document or instrument executed by a Borrower in connection with the origination of such Purchased Asset.

“Companion Interest” shall mean, with respect to any Purchased Asset that is a Participation Interest or a Senior Note, any subordinate or pari passu Promissory Note or Participation Interest secured directly or indirectly by the same Mortgaged Property.

Ex. V-1

“Equity Interests” shall mean, with respect to any Mezzanine Loan, 100% of the direct equity interests in the entity or entities that own the Mortgaged Property or Mortgaged Properties that indirectly secure such Mezzanine Loan.

“Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

“Interest Rate” shall mean, with respect to each Mortgage Loan or Mezzanine Loan, the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or Mezzanine Loan, as applicable, from time to time in accordance with the related Promissory Note and applicable law.

“REMIC Provisions” shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REPRESENTATIONS AND WARRANTIES

A.          All Purchased Assets. With respect to each Purchased Asset:

1.           Complete Servicing File. All documents comprising the Servicing Records are in the possession of the Servicer.

2.           Ownership of Purchased Assets. Immediately prior to the sale, transfer and assignment to Purchaser, no Purchased Asset was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Purchased Asset free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Purchased Asset other than the rights of the holder of a Companion Interest under the related co-lender or participation agreement. Seller has full right and authority to sell, assign and transfer each Purchased Asset, and upon the insertion of Purchaser’s name where applicable and countersignature by Purchaser where applicable, the assignment to Purchaser constitutes a legal, valid and binding assignment of such Purchased Asset free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Purchased Asset other than the rights of the holder of a Companion Interest under the related co-lender or participation agreement.

Ex. V-2

3.           Purchased Asset File. The Purchased Asset File contains a true, correct and complete copy (or, if required by the Custodial Agreement, original) of each document evidencing or securing the Purchased Asset, or affecting the rights of any holder thereof. With respect to any document contained in the Purchased Asset File that is required to be recorded or filed in accordance with the requirements set forth in the Custodial Agreement, such document is in form suitable for recording or filing, as applicable, in the appropriate jurisdiction and has been or will be recorded or filed as required by the Custodial Agreement. With respect to each assignment, assumption, modification, consolidation or extension contained in the Purchased Asset File, if the document or agreement being assigned, assumed, modified, consolidated or extended is required to be recorded or filed, such assignment, assumption, modification, consolidation or extension is in form suitable for recording or filing, as applicable, in the appropriate jurisdiction.

4.           Purchased Asset Schedule. The information pertaining to each Purchased Asset which is set forth in the related Purchased Asset Schedule is true and correct in all material respects as of the Purchase Date and contains all information required by the Transaction Documents to be contained therein.

B.          Mortgage Loans. With respect to each Mortgage Loan that (i) constitutes a Purchased Asset or (ii) is related to a Purchased Asset that is a Participation Interest or a Promissory Note:

1.           Whole Loans. Such Mortgage Loan is a whole Mortgage Loan and not a Participation Interest or other partial interest in a Mortgage Loan.

2.           Loan Document Status. Each related Promissory Note, Mortgage, Assignment of Leases (if a separate instrument) and other agreement executed by or on behalf of the related Borrower in connection with such Purchased Asset is the legal, valid and binding obligation of such Borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) anti-deficiency laws, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Purchased Asset Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Purchased Asset Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Promissory Notes, Mortgages or other operative Purchased Asset Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Promissory Note, Mortgage or other operative Purchased Asset Documents.

Ex. V-3

3.           Mortgage Provisions. Subject to the limitations set forth in the Insolvency Qualifications, the Purchased Asset Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure.

4.           Hospitality Provisions. The Purchased Asset Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement or license agreement include an executed copy of such franchise agreement or license agreement as well as a comfort letter or similar agreement signed by the Borrower and franchisor or licensor of such property enforceable by Purchaser or any subsequent holder of such Mortgage Loan (including a securitization trustee) against such franchisor, either directly or as an assignee of the originator, or pursuant to a replacement comfort letter or similar agreement with Purchaser. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Purchased Asset File or to the extent otherwise permitted in accordance with the Master Repurchase Agreement (a) the material terms of each Mortgage, Promissory Note, Mortgage Loan guaranty and related operative Purchased Asset Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) the Borrower has not been released from its material obligations under the related Purchased Asset Documents.

6.           Lien; Valid Assignment. Subject to the Insolvency Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller will constitute a legal, valid and binding assignment from Seller upon insertion of Purchaser’s name where applicable and countersignature by Purchaser where applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee (or if identified on the related Purchased Asset Schedule or Requested Exceptions Report approved by Purchaser in accordance with the terms of the Master Repurchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) or any other title exceptions identified to Purchaser in a Requested Exceptions Report (“Title Exceptions”)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances or any Title Exceptions) as of the origination date of the related Mortgage Loan and, to Seller’s knowledge, as of the related Purchase Date is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy, and, to Seller’s knowledge and subject to the rights of tenants (subject to and excepting Permitted Encumbrances and any other Title Exceptions), and no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

Ex. V-4

7.           Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow or closing instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or pari passu with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made thereunder and no claims have been paid thereunder. Neither Seller, nor to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

8.           Junior Liens. It being understood that B notes secured (and any other Purchased Assets that are cross-collateralized and/or cross-defaulted with a Purchased Asset) by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing). Except as set forth on the related Purchased Asset Schedule, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

Ex. V-5

9.          Assignment of Leases and Rents. There exists as part of the related Purchased Asset File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

10.         UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the related originator has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by the related Borrower and located on such Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Purchased Asset Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Insolvency Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

11.         Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of the Mortgage Loan and within twelve (12) months of the Purchase Date.

An engineering report or property condition assessment was prepared in connection with the origination of such Mortgage Loan no more than twelve (12) months prior to the origination of such Mortgage Loan. Seller has no knowledge of any issues with the physical condition of the Mortgaged Property that Seller believes would have a material adverse effect on the value of the Mortgaged Property other than those disclosed in the engineering report or property condition assessment delivered to Purchaser in accordance with Exhibit VII.

Ex. V-6

12.         Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Purchase Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

13.         Condemnation. As of the date of origination of such Mortgage Loan and to Seller’s knowledge as of the Purchase Date, there is no proceeding pending and, to Seller’s knowledge as of the date of origination of such Mortgage Loan and as of the Purchase Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.         Actions Concerning Mortgage Loan. As of the date of origination of such Mortgage Loan and to Seller’s knowledge as of the Purchase Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Purchased Asset Documents or (f) the current principal use of the Mortgaged Property.

15.         Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or Servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Purchased Asset Documents are being conveyed by Seller to Purchaser (although the same may be held by Servicer in accordance with the Servicing Agreement and the Servicer Notice).

16.         No Holdbacks. The principal amount of the Mortgage Loan stated on the related Purchased Asset Schedule has been fully disbursed as of the Purchase Date and there is no requirement for future advances thereunder (except for Future Advances identified on the related Purchased Asset Schedule and Confirmation and in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, Borrower or other considerations determined by Seller to merit such holdback).

Ex. V-7

17.         Insurance. Each related Mortgaged Property is, and is required pursuant to the related Purchased Asset Documents to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Purchased Asset Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company, “A” from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively, the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (x) the original principal balance of the Mortgage Loan and (y) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related Borrower included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Purchased Asset Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than twelve (12) months (or with respect to each Mortgage Loan on a single asset with a maximum principal balance of $50 million or more, eighteen (18) months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Asset Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer meeting the Insurance Rating Requirements in an amount not less than 100% of the SEL or PML, as applicable.

Ex. V-8

The Purchased Asset Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the related Purchase Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of Purchaser. Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for premiums. All such insurance policies (other than commercial liability policies) require at least ten (10) days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least thirty (30) days prior notice to the lender of termination or cancellation (or such lesser period, not less than ten (10) days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

18.         Access; Utilities; Separate Tax Lots. To Seller’s knowledge, based solely upon Seller’s review of the related Title Policy and current surveys obtained in connection with origination, each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

19.         No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of such Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, after taking into account any applicable provisions or endorsements of the Title Policy, and (c) no improvements encroach upon any easements except for encroachments that do not violate the terms of the easement, the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

Ex. V-9

20.         No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

21.         REMIC. With respect to each Mortgage Loan which is identified as REMIC-eligible in the related Confirmation, such, Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (a) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (b) either: (i) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (A) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (B) at the Purchase Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (ii) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Purchase Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (b)(i)(A) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (b)(i)(B), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.         Compliance with Usury Laws. The Interest Rate (exclusive of any default interest, late charges, yield maintenance charges, exit fees, or prepayment premiums) of such Mortgage Loan complied as of the date of origination of such Mortgage Loan with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.         Authorized to do Business. To the extent required under applicable law, as of the Purchase Date or as of the date that such entity held the Promissory Note, each holder of the Promissory Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by any holder thereof.

Ex. V-10

24.         Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination of the related Mortgage Loan and, to Seller’s knowledge, as of the Purchase Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

25.         Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Purchase Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively, “Zoning Regulations”) other than those which (i) are insured by the Title Policy or law and ordinance insurance coverage has been obtained in respect thereof or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Purchased Asset Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

26.         Licenses and Permits. Each Borrower covenants in the Purchased Asset Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon any of a letter from any governmental authorities, a zoning report, title report or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar related commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27.         Recourse Obligations. The Purchased Asset Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Borrower; (ii) if Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Borrower or (iii) upon any voluntary transfer of either the Mortgaged Property or equity interests in Borrower made in violation of the Purchased Asset Documents; and (b) contains provisions providing for recourse against the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Borrower’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of security deposits, insurance proceeds, or condemnation awards; (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the related Purchased Asset Documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

Ex. V-11

28.         Mortgage Releases. With respect to each Mortgage Loan which is identified as REMIC-eligible in the related Confirmation, the terms of the related Mortgage or related Purchased Asset Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) [reserved], (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to each Mortgage Loan which is identified as REMIC eligible in the related Confirmation, with respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Purchased Asset Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to each Mortgage Loan which is identified as REMIC eligible in the related Confirmation, in the event of a taking of any portion of a Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the related Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

With respect to each Mortgage Loan which is identified as REMIC eligible in the related Confirmation, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties other than in compliance with the REMIC Provisions.

Ex. V-12

29.         Financial Reporting and Rent Rolls. The Purchased Asset Documents for each Mortgage Loan require the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) and rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

30.         Acts of Terrorism Exclusion. With respect to each Mortgage Loan with a maximum principal balance over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Purchase Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Purchased Asset Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Purchased Asset Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Ex. V-13

31.         Due-on-Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Purchased Asset Documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Purchased Asset Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Purchased Asset Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Purchased Asset Documents or a Person satisfying specific criteria identified in the related Purchased Asset Documents, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraph 28 herein or (vii) any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest in such Mortgage Loan or subordinate debt that existed at origination and is permitted under the related Purchased Asset Documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances; provided, however, that the Mortgage Loan may provide a mechanism for the assumption of the Mortgage Loan by a third party upon Borrower’s satisfaction of certain conditions precedent and the payment of a required transfer fee. The Mortgage or other Purchased Asset Documents provide that to the extent any rating agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

32.         Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Purchased Asset Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a maximum principal balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a maximum principal balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a maximum principal balance equal to $5 million or less, its organizational documents or the related Purchased Asset Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Purchased Asset Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

Ex. V-14

33.         Defeasance. The Mortgage Loan does not permit defeasance.

34.         Interest Rates. Each Mortgage Loan bears interest at a floating rate of interest that is based on LIBOR (or an alternative index that has become generally accepted as a replacement to LIBOR) plus a margin (which interest rate may be subject to a minimum or “floor” rate).

35.         Ground Leases. With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the originator, its successors and assigns, Seller represents and warrants that:

(a)          The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)          The lessor under such Ground Lease has agreed in a writing included in the related Purchased Asset File (or in such Ground Lease) that the Ground Lease may not be amended, modified, or canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender, and no such consent has been granted since the origination of the Mortgage Loan, except as reflected in any written instruments included in the related Purchased Asset File;

(c)          The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Borrower or the mortgagee) that extends not less than twenty (20) years beyond the stated maturity of the related Mortgage Loan, or ten (10) years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)          The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)          The Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its assigns without the consent of the lessor thereunder (or if such consent is necessary it has been obtained), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

Ex. V-15

(f)          Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Purchase Date;

(g)          The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any material default, and provides that no notice of default or termination is effective against lender unless such notice is given to the lender;

(h)          A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)          The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)          Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Purchased Asset Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)          In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)          Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

Ex. V-16

36.         Servicing. The servicing and collection practices with respect to the Mortgage Loan have at all times been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

37.         Origination and Underwriting. The origination practices of Seller or any Affiliate thereof (or, to Seller’s knowledge, the related originator if Seller or an Affiliate theroef was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit V.

38.         [Reserved].

39.         No Material Default; Payment Record. No Mortgage Loan has been more than thirty (30) days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of its Purchase Date, no Mortgage Loan is more than thirty (30) days delinquent (beyond any applicable grace or cure period) in making required payments. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Exhibit V. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Purchased Asset Documents.

40.         Bankruptcy. As of the date of origination of such Mortgage Loan and, to Seller’s knowledge, as of the Purchase Date, neither the Mortgaged Property (other than tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

41.         Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the related Borrower delivered by such Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.

Ex. V-17

42.         Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within twelve (12) months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Purchase Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

43.         [Reserved].

44.         Appraisal. The Purchased Asset File contains an appraisal of the related Mortgaged Property with an appraisal date within six (6) months of the Mortgage Loan origination date, and within six (6) months of the Purchase Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

45.         Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan, except as set forth on the related Purchased Asset Schedule or in the Requested Exceptions Report approved by Purchaser in writing in accordance with the terms of the Master Repurchase Agreement.

Ex. V-18

46.         Advance of Funds by Seller. After origination of each Mortgage Loan, no advance of funds has been made by Seller to the related Borrower other than in accordance with the related Purchased Asset Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on such Mortgage Loan (other than as contemplated by the Purchased Asset Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or the related Purchased Asset Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the Purchase Date.

47.         Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

48.         Affiliates. The related Borrower is not an affiliate of Seller.

C.           Mezzanine Loans. With respect to each Mezzanine Loan that (i) constitutes a Purchased Asset or (ii) is related to a Purchased Asset that is a Participation Interest or a Promissory Note:

1.          Whole Loans. Such Mezzanine Loan is a whole Mezzanine Loan secured by Equity Collateral consisting of 100% of the equity interests in the entity or entities that own the related Mortgaged Property or Mortgaged Properties. No Mezzanine Loan is a Participation Interest or other partial interest in a Mezzanine Loan. The related Mortgage Loan complies with all of the representations and warranties set forth in Section (B) above (except to the extent disclosed in the Requested Exceptions Report approved by Purchaser in writing in accordance with the terms of the Master Repurchase Agreement) and is also a Purchased Asset subject to a Transaction under the Master Repurchase Agreement.

2.          Mezzanine Loan Document Status. Each related Promissory Note and other agreement executed by or on behalf of the related Borrower in connection with such Mezzanine Loan is the legal, valid and binding obligation of such Borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by the Insolvency Qualifications.

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Promissory Notes or other Purchased Asset Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of such Mezzanine Loan, that would deny the pledgee the principal benefits intended to be provided by the Promissory Note or other Purchased Asset Documents.

Ex. V-19

3.          Pledge Provisions. The Purchased Asset Documents for each Mezzanine Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Equity Interests of the principal benefits of the security intended to be provided thereby, including realization by UCC foreclosure subject to the limitations set forth in the Insolvency Qualifications.

4.          Mezzanine Loan Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Purchased Asset File or to the extent otherwise permitted in accordance with the Master Repurchase Agreement, (a) the material terms of the related pledge agreement, Promissory Note, guaranty, and the other Purchased Asset Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mezzanine Loan; (b) no related Equity Interests or any portion thereof has been released from the lien of the related pledge or other security agreement in any manner which materially interferes with the security intended to be provided by such agreement; and (c) the related Borrower has not been released from its material obligations under the related Purchased Asset Documents.

5.          Lien; Valid Assignment. Subject to the Insolvency Qualifications, each assignment of Mezzanine Loan and agreements executed in connection from Seller will constitute a legal, valid and binding assignment therewith from Seller upon insertion of Purchaser’s name where applicable and countersignature by Purchaser where applicable. Each Mezzanine Loan is freely assignable without the consent of the related Borrower. Each pledge of collateral for the Mezzanine Loan creates a legal, valid and enforceable first priority security interest in such collateral, except as the enforcement thereof may be limited by the Insolvency Qualifications. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

6.          UCC 9 Policies. Seller’s security interest in the Equity Interests is covered by a “UCC 9” insurance policy relating to the Mezzanine Loan and (i) such policy is in full force and effect, (ii) all premiums thereunder have been paid, (iii) no claims have been made by or on behalf of Seller thereunder, and (iv) no claims have been paid thereunder. The originator of such Mezzanine Loan obtained a mezzanine endorsement to the “owner’s” title policy and an assignment of title proceeds in connection therewith.

7.          Actions Concerning Mezzanine Loan. As of the date of origination of each Mezzanine Loan and to Seller’s knowledge, as of the Purchase Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any related Borrower or guarantor, or the related Equity Interests, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to such Equity Interests, (b) the related mortgage Borrower’s title to the related Mortgaged Property, (c) the validity or enforceability of the related Purchased Asset Documents, (d) such Borrower’s ability to perform under such Mezzanine Loan (or the related mortgage Borrower’s ability to perform under the related Mortgage Loan, as applicable), (e) such guarantor’s ability to perform under the related guaranty or (f) the principal benefit of the security intended to be provided by the Purchased Asset Documents.

Ex. V-20

8.          Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mezzanine Loan are in the possession, or under the control, of Seller or Servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all of Seller’s rights under the Mezzanine Loan in and to all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Purchased Asset Documents are being conveyed by Seller to Purchaser (although the same may be held by Servicer in accordance with the Servicing Agreement and the Servicer Notice).

9.          No Holdbacks. The principal amount of each Mezzanine Loan stated on the related Purchased Asset Schedule has been fully disbursed as of the Purchase Date and there is no requirement for future advances thereunder (except for Future Advances identified on the related Purchased Asset Schedule and in those cases where the full amount of the Mezzanine Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to matters with respect to the related Mortgaged Property).

10.         No Contingent Interest or Equity Participation. No Mezzanine Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

11.         Compliance with Usury Laws. The Interest Rate (exclusive of any default interest, late charges, yield maintenance charges, exit fees, or prepayment premiums) of such Mezzanine Loan complied as of the date of origination of such Mezzanine Loan with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

12.         Recourse Obligations. The Purchased Asset Documents for each Mezzanine Loan provide that such Mezzanine Loan (a) becomes full recourse to the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the related Borrower (but may be affiliated with such Borrower) that has assets other than the equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the related Borrower; (ii) if Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Borrower; or (iii) upon any voluntary transfer of the related Mortgaged Property, Equity Interests, or equity interests in the related Borrower made in violation of the related Purchased Asset Documents; and (b) contains provisions providing for recourse against the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the related Borrower (but may be affiliated with such Borrower) that has assets other than the equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of the Borrower’s (i) misappropriation of rents after the occurrence of an event of default under the Mezzanine Loan; (ii) misappropriation of security deposits, insurance proceeds, or condemnation awards; (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the related Purchased Asset Documents; or (v) commission of intentional material physical waste at the related Mortgaged Property.

Ex. V-21

13.         Single-Purpose Entity. Each Mezzanine Loan requires the related Borrower to be a Single-Purpose Entity for at least as long as such Mezzanine Loan is outstanding. Both the Purchased Asset Documents and the organizational documents of the Borrower with respect to each Mezzanine Loan with a maximum principal balance as of the Purchase Date thereof in excess of $5 million provide that such Borrower is a Single-Purpose Entity, and each Mezzanine Loan with a maximum principal balance as of the Purchase Date thereof of $20 million or more has a counsel’s opinion regarding non-consolidation of such Borrower.

14.         Defeasance. The Mezzanine Loan does not permit defeasance.

15.         Interest Rates. Each Mezzanine Loan bears interest at a floating rate of interest that is based on LIBOR (or an alternative index that has become generally accepted as a replacement to LIBOR) plus a margin (which interest rate may be subject to a minimum or “floor” rate).

16.         Servicing. The servicing and collection practices with respect to the Mezzanine Loan have at all times been, in all respects, legal and have met customary industry standards for servicing of commercial mezzanine loans.

17.         Origination and Underwriting. The origination practices of Seller or any Affiliate thereof (or, to Seller’s knowledge, the related originator if Seller or an Affiliate thereof was not the originator) with respect to each Mezzanine Loan have been, in all material respects, legal and as of the date of its origination, such Mezzanine Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mezzanine Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit V.

18.         No Material Default; Payment Record. No Mezzanine Loan has been more than thirty (30) days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of its Purchase Date, no Mezzanine Loan is more than thirty (30) days delinquent (beyond any applicable grace or cure period) in making required payments. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the Mezzanine Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mezzanine Loan, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Exhibit V. No person other than the holder of such Mezzanine Loan may declare any event of default under the Mezzanine Loan or accelerate any indebtedness under the Purchased Asset Documents.

Ex. V-22

19.         Bankruptcy. As of the date of origination of each Mezzanine Loan and, to Seller’s knowledge, as of the Purchase Date, no related Borrower or guarantor is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

20.         Organization of Borrower. With respect to each Mezzanine Loan, in reliance on certified copies of the organizational documents of the related Borrower delivered by such Borrower in connection with the origination of such Mezzanine Loan, such Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mezzanine Loan that is cross-collateralized or cross-defaulted with another Purchased Asset, no Mezzanine Loan has a Borrower that is an affiliate of a borrower with respect to another loan.

21.         Cross-Collateralization. No Mezzanine Loan is cross-collateralized or cross-defaulted with any other loan, except any Mortgage Loan or Mezzanine Loan that is a Purchased Asset and only to the extent set forth on the related Purchased Asset Schedule or Requested Exceptions Report approved by Purchaser in accordance with the terms of the Master Repurchase Agreement.

22.         Advance of Funds by Seller. After origination of each Mezzanine Loan, no advance of funds has been made by Seller to the related Borrower other than in accordance with the related Purchased Asset Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate of the related Borrower for, or on account of, payments due on such Mezzanine Loan (other than as contemplated by the related Purchased Asset Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or the related Purchased Asset Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mezzanine Loan, other than contributions made on or prior to the Purchase Date.

23.         Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of each Mezzanine Loan originated by it.

24.         Affiliates. The related Borrower is not an affiliate of Seller.

25.         Not a Security. With respect to each Mezzanine Loan, such Mezzanine Loan has not been deemed, and is not, a “security” within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Ex. V-23

D.           Senior Notes. With respect to each Purchased Asset that is a Promissory Note, such note is a Senior Note (with no existing more-senior Promissory Note or Participation Interest) related to a Mortgage Loan or a Mezzanine Loan that complies with all of the representations set forth in Section B or C above (except to the extent disclosed in the Requested Exceptions Report approved by Purchaser in writing in accordance with the terms of the Master Repurchase Agreement). If such Promissory Note is pari passu with any other Promissory Note, the holder of such Promissory Note is the lead and controlling holder as between such pari passu Promissory Note pursuant and subject to a co-lender agreement or intercreditor agreement that is legal, valid and enforceable as between its parties.

E.           Participation Interests. With respect to each Purchased Asset that is a Participation Interest:

1.          Mortgage Loan/Mezzanine Loan. The related Mortgage Loan complies with all of the representations set forth in Section B above (except to the extent disclosed in the Requested Exceptions Report approved by Purchaser in writing in accordance with the terms of the Master Repurchase Agreement) and, if applicable, the related Mezzanine Loan complies with all of the representations set forth in Section C above (except to the extent disclosed in the Requested Exceptions Report approved by Purchaser in writing in accordance with the terms of the Master Repurchase Agreement).

2.          Participation. Such Participation Interest is evidenced by a physical Participation Certificate.

3.          Record Holder; Status of Participation Agreement. Such Participation Interest is a senior or pari passu participation interest (in each case, with no existing more-senior participation interest) in either (x) a whole Mortgage Loan or (y) both a whole Mortgage Loan and a whole Mezzanine Loan. Seller or an agent on behalf of Seller and the holder of the related Companion Interest(s) is the record mortgagee of the related Mortgage Loan and, if applicable, the registered pledgee under the related Mezzanine Loan (“Record Holder”) pursuant to (x) a participation agreement that is legal, valid and enforceable as between its parties and (y) if applicable, a custodial agreement that is legal, valid and enforceable as between its parties. If such Participation Interest is (i) a pari passu participation interest or (ii) a senior participation interest with respect to which no related junior participation interest accounts for more than ten (10) percent of the maximum principal balance of the related Mortgage Loan and, if applicable, the related Mezzanine Loan, the related participation agreement provides that the holder of such Participation Interest has full power, authority and discretion to service (or cause to be serviced) the related Mortgage Loan and, if applicable, the related Mezzanine Loan, modify and amend the terms thereof, pursue remedies and enforcement actions, including foreclosure or other legal action, without consent or approval of any holder of a Companion Interest (each, a “Companion Interest Holder”). If such Participation Interest is a senior participation interest with respect to which the related junior participation interest accounts for more than ten (10) percent of the maximum principal balance of the related Mortgage Loan and, if applicable, the related Mezzanine Loan, the control rights granted to the holder of such junior participation pursuant to the related participation agreement are customary for holders of junior participations in commercial mortgage loans.

4.          Costs and Expenses. If the Participation Interest is pari passu with any Companion Interest, the holder of such Companion Interest is required to pay its pro rata share of any expenses, costs and fees associated with servicing and enforcing rights and remedies under the related Mortgage Loan and, if applicable, the related Mezzanine Loan upon request therefor by the holder of such Participation Interest (or the Record Holder or a servicer). If the Participation Interest is senior to any Companion Interests, the holder of such Companion Interest is required to bear any expenses, costs and fees associated with servicing and enforcing rights and remedies under the related Mortgage Loan and, if applicable, the related Mezzanine Loan prior to the holder of such Participation Interest.

Ex. V-24

5.          Companion Interest Holders. Each participation agreement is effective to convey the related Companion Interests to the related Companion Interest Holders and is not intended to be or effective as a loan or other financing secured by the related Mortgaged Property or, if applicable, the related Equity Interests. Neither the holder of the Participation Interest nor the Record Holder owes any fiduciary duty or obligation to any Companion Interest Holder pursuant to the applicable participation agreement.

6.          Purchased Asset File. The Purchased Asset File with respect to such Participation Interest includes all material documents evidencing and/or securing such Participation Interest and the terms of such documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any material respect except as set forth in the documents contained in the Purchased Asset File. Each assignment of the related Participation Certificate contained in the Purchased Asset File is in the form required by the related participation agreement or is otherwise sufficient to assign such Participation Certificate.

7.          No Defaults or Waivers under Participation Documents. All amounts due and owing to any Companion Interest Holder pursuant to the related participation agreement or related documents have been duly and timely paid. (a) There is (i) no material default, breach or violation existing under any participation agreement or related document, and (ii) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, or violation under any participation agreement or related document, and (b) no material default, breach or violation under any participation agreement or related document has been waived, that, in the case of either (a) or(b), materially and adversely affects the value of the Participation Interest; provided, however, that this representation and warranty does not cover any default, breach or violation that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Exhibit V. No person other than the holder of such Participation Interest or the related Companion Interests (or, in each case, a pledgee of any such Participation Interests) may declare any default, breach or violation under the applicable participation agreement or related documents.

8.          Bankruptcy. No issuer of such Participation Interest or Companion Interest Holder is a debtor in any outstanding in state or federal bankruptcy or insolvency proceeding.

9.          No Known Liabilities. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Participation Interest is or may become obligated.

Ex. V-25

10.         Transfer. If Seller is the Record Holder, the Record Holder role, rights and responsibilities are assignable by Seller without consent or approval other than those that have been obtained and Seller will timely deliver to Custodian all necessary assignments, notices, and documents in order to convey record title of the related Mortgage Loan and, if applicable, the related Mezzanine Loan, and other rights and interests to Purchaser in its capacity as successor Record Holder;

11.         No Repurchase. The terms of the related participation agreement do not require or obligate the holder of the Participation Interest or the Record Holder or their respective successors or assigns to repurchase any Companion Interest under any circumstances.

12.         No Misrepresentations. Neither Seller nor any Affiliate thereof, in selling any Companion Interest to a Companion Interest Holder, committed any fraud or made any material misrepresentation or omission of information necessary for such Companion Interest Holder to make an informed decision to purchase the Companion Interest.

13.         UCC. Such Participation Interest (i) is not dealt in or traded on a securities exchange or in a securities market, (ii) does not by its terms expressly provide that it is a Security governed by Article 8 of the UCC, (iii) is not Investment Property, (iv) is not held in a Securities Account and (v) does not constitute a Security or a Financial Asset. The related Participation Certificate is an Instrument. For purposes of this paragraph (13), capitalized terms undefined in the Master Repurchase Agreement have the meaning given to such term in the UCC.

Ex. V-26

EXHIBIT VI

ASSET INFORMATION

Borrower Name	Mezzanine Balance
As of date	Maturity / Balloon Balance
Table/Non Table Funded	P&I Original
Loan Id	P&I Current
Custodian	Origination Date
Property Name	First Payment Date
Street Address	Initial Maturity Date
Address City	Date Paid Thru
Address County	Original Term
State	Original Amortization Term
Lien Status	Interest Only Term
Recourse	Seasoning / Remaining Term
Amortization Type	Product Type
Property Type	Balloon
Property Sub Type	As-Is LTV
Occupancy	As-Stabilized LTV
NRF UW Stab DSCR	Appraisal As Is Balance
NRF UW Stab NCF DY (Fully Funded)	Appraisal Stabilized Balance
In-Place NCF DY on Initial Advance	Appraisal Date
In-Place NCF DY on Fully Funded	Original Spread
In-Place NOI	Payment Frequency
In-Place NCF	Servicer / Facility Agent
Underwritten As Stabilized NOI	Servicing / Agent Fee
Underwritten As Stabilized NCF	Prepayment Penalty
Loan Purpose	Months Freely Prepayable
Original Coupon	Index
Current Coupon	Rounding Method
Initial Advance Balance	Date First Coupon Change
Fully Funded Balance	Date First Payment Change
Current Balance	Date Next Coupon Change
Pari Passu Balance	Date Next Payment Change

Ex. VI-1

EXHIBIT VII

ADVANCE PROCEDURES

Timing set forth in this Exhibit reflects typical timing Purchaser needs to review the Due Diligence Package. Purchaser will reasonably cooperate with Seller to accommodate shorter timing, as needed, on a case by case basis.

Submission of Due Diligence Package. No less than ten (10) Business Days prior to the each Purchase Date, Seller shall deliver to Purchaser for Purchaser’s review and approval a due diligence package with respect to each Eligible Asset proposed to be purchased on such proposed Purchase Date, which shall contain the following items (the “Due Diligence Package”):

(1)         Purchased Asset Documents. With respect to each Eligible Asset:

(a)          if such Eligible Asset is not a Wet Purchased Asset, each of the Purchased Asset Documents, blacklined against the approved form Purchased Asset Documents; provided, however, if such Eligible Asset has not been originated and closed at the time of such delivery, Seller shall deliver copies of current draft Purchased Asset Documents, blacklined against the approved form Purchased Asset Documents (with executed copies of all Purchased Asset Documents to be delivered no less than three (3) Business Days prior to the proposed Purchase Date);

(b)          if such Eligible Asset is a Wet Purchased Asset, (i) copies of all draft Purchased Asset Documents, along with blacklines against the approved form Purchased Asset Documents, (ii) no later than 11:00 a.m. on the Business Day before the requested Purchase Date, execution versions in final form of (A) the Promissory Note endorsed by the Seller in blank, without recourse (either on the face thereof or pursuant to a separate allonge), (B) the Mortgage and/or pledge agreement, (C) evidence satisfactory to Purchaser that all documents necessary to perfect Seller’s (and, by means of assignment to Purchaser on the Purchase Date, Purchaser’s) security interest in the collateral and (D) such other components of the Purchased Asset File as Purchaser may reasonably require on a case by case basis with respect to the particular Purchased Asset, in each case, along with blacklines of such executed Purchased Asset Documents against the previously delivered drafts and (iii) not later than the third (3rd) Business Day following the related Purchase Date, executed copies of all Purchased Asset Documents along with blacklines of such executed Purchased Asset Documents against the previously delivered drafts.

(c)          if such Eligible Asset is a Wet Purchased Asset, a fully executed and delivered Bailee Letter;

Ex. VII-1

(d)          certificates or other evidence of insurance demonstrating insurance coverage in respect of the underlying real estate directly or indirectly securing or supporting such Eligible Asset of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Purchased Asset Documents; provided, however, if such certificates or other evidence of insurance are not available at least ten (10) Business Day prior to the related Purchase Date, Seller shall deliver such certificates or other evidence of insurance to Purchaser as soon as they are available thereafter, and in any case, by no later than 10:00 a.m. on the Business Day before the requested Purchase Date. Such certificates or other evidence shall indicate that Seller, will be named as an additional insured as its interest may appear and shall contain a loss payee endorsement in favor of such additional insured with respect to the policies required to be maintained under the Purchased Asset Documents;

(e)          all surveys of the underlying real estate directly or indirectly securing such Eligible Asset;

(f)          as reasonably requested by Purchaser, satisfactory reports of UCC, tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies reasonably acceptable to Purchaser with respect to the Eligible Asset, underlying real estate directly or indirectly securing or supporting such Eligible Asset, Seller and Borrower, such searches to be conducted in each location Purchaser shall reasonably designate;

(g)          an unconditional commitment to issue a Title Policy in favor of Seller and Seller’s successors and/or assigns with respect to Seller’s interest in the related real property and insuring the assignment of the Eligible Asset to Purchaser, with an amount of insurance that shall be not less than the maximum principal amount of the Eligible Asset, or an endorsement or confirmatory letter from the title insurance company that issued the existing title insurance policy, in favor of Seller and Seller’s successors and/or assigns, that amends the existing title insurance policy by stating that the amount of the insurance is not less than the maximum principal amount of the Eligible Asset (taking into account the proposed advance); and

(h)          certificates of occupancy and letters certifying that the property is in compliance with all applicable zoning laws, each issued by the appropriate Governmental Authority, in each case only to the extent customary in the applicable jurisdiction.

(2)         Transaction-Specific Due Diligence Materials. Each of the following:

(a)          a summary memorandum outlining the proposed Transaction, including transaction benefits and all material underwriting risks and all Underwriting Issues;

(b)          the Asset Information and, if available, maps and photos of the underlying real estate directly or indirectly securing or supporting such Eligible Asset;

(c)          the most currently available rent roll and roll over schedule;

Ex. VII-2

(d)          for properties with cash flow, a cash flow pro-forma, plus historical information to the extent available;

(e)          a description of the underlying real estate directly or indirectly securing or supporting such Eligible Asset and any other collateral securing such Eligible Asset, the related collateral securing such Eligible Asset, if any;

(f)          indicative debt service coverage ratios;

(g)          indicative loan-to-value ratios;

(h)          a term sheet outlining the transaction generally;

(i)           a description of the Borrower and sponsor, including experience with other projects (real estate owned), their ownership structure (including, without limitation, the board of directors, if applicable) and financial statements;

(j)           a description of Seller’s relationship, if any, to the Borrower and sponsor; and

(k)          copies of documents evidencing such Eligible Asset, or current drafts thereof, including, without limitation, underlying debt and security documents, guaranties, the underlying borrower’s and guarantor’s organizational documents, warrant agreements, and loan and collateral pledge agreements, as applicable, provided that, if same are not available to Seller at the time of Seller’s submission of the Due Diligence Package to Purchaser, Seller shall deliver such items to Purchaser promptly upon Seller’s receipt of such items.

(3)         Environmental and Engineering. A “Phase 1” (and, if recommended by such Phase 1, a “Phase 2”) environmental report, an ACM O&M plan, if recommended by the Phase 1, engineer and a property condition report, each in form reasonably satisfactory to Purchaser, by an engineer or environmental consultant reasonably approved by Purchaser.

(4)         Credit Memorandum. A credit memorandum, asset summary or other similar document that details cash flow underwriting, historical operating numbers, underwriting footnotes, rent roll and lease rollover schedule.

(5)         Appraisal. An appraisal by a member of the Appraisal Institute performed in accordance with The Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended. The related appraisal shall (A) be dated less than twelve (12) months prior to the origination of the Eligible Asset and (B) not be ordered by the related borrower or an Affiliate of the related borrower.

Ex. VII-3

(6)         Opinions of Counsel. Copies of all opinions of counsel addressed to Seller and its successors and assigns from counsel to the underlying obligor on the underlying loan transaction (including, without limitation, as to enforceability of the loan documents, due formation, authority, choice of law, bankruptcy and perfection of security interests) delivered in connection with the origination thereof; provided that Seller may deliver drafts of such opinions if final opinions are not available at the time of delivery of the Due Diligence Package, and shall deliver final, executed copies of such opinions (with blacklines to the previously distributed drafts) no less than three (3) Business Days prior to the related Purchase Date of such Eligible Asset; provided, further, that with respect to Eligible Assets which provide that the Borrower must be a Single-Purpose Entity (as defined in Exhibit V), a counsel’s opinion regarding non-consolidation of the Borrower shall not be required if such Eligible Asset has a maximum principal balance of less than $20 million as of the proposed Purchase Date.

(7)         Additional Real Estate Matters. To the extent obtained by Seller from the Borrower or the underlying obligor at the origination of the Eligible Asset, such other real estate related certificates and documentation as may have been requested by Purchaser, such as abstracts of all leases in effect at the real property relating to such Eligible Asset.

(8)         Exceptions Report. A list of all exceptions to the representations and warranties set forth in Exhibit VI to this Agreement relating to the Purchased Asset and any other Eligibility Criteria for such Purchased Asset (the “Requested Exceptions Report”).

(9)         Know Your Customer Information. All documentation and other information received, and the results of all searched and investigations performed, as part of “Know Your Customer” and Sanctions diligence with respect to the related Borrower, guarantor and related parties.

(10)       Other Documents. Any other documents as Purchaser or its counsel shall reasonably deem necessary.

(11)       Approval of Eligible Asset. Conditioned upon the timely and satisfactory completion of Seller’s conditions above, Purchaser shall endeavor to, no less than two (2) Business Days prior to the proposed Purchase Date (i) notify Seller in writing (which may take the form of electronic mail format) that Purchaser has not approved the proposed Eligible Asset as a Purchased Asset or (ii) notify Seller in writing (which may take the form of electronic mail format) that Purchaser has approved the proposed Eligible Asset as a Purchased Asset. Purchaser’s failure to respond to Seller on or prior to two (2) Business Days prior to the proposed Purchase Date, shall be deemed to be a denial of Seller’s request that Purchaser approve the proposed Eligible Asset, unless Purchaser has notified Seller otherwise in writing (which notice may be by email).

(12)       Assignment Documents. No less than two (2) Business Days prior to the proposed Purchase Date, Seller shall have executed and delivered to Purchaser, in form and substance reasonably satisfactory to Purchaser and its counsel, all applicable assignment documents in blank with respect to the proposed Eligible Asset that shall be subject to no liens except as expressly permitted by Purchaser. Each of the assignment documents shall contain such representations and warranties in writing concerning the proposed Eligible Asset and such other terms as in each case shall be reasonably satisfactory to Purchaser.

Ex. VII-4

EXHIBIT VIII

FORM OF MARGIN CALL

[DATE]

Via Electronic Transmission

[Name of Colony Seller Entity]
[_________________]
[_________________]
Attention: [___________]
Emails: [__________]

Re:	Master Repurchase Agreement, dated as of April 26, 2018 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and between Barclays Bank PLC (“Purchaser”) and [Name of Colony Seller Entity] (“Seller”)

Ladies and Gentlemen:

Pursuant to Article 4(a) of the Repurchase Agreement, Purchaser hereby notifies Seller that a Margin Deficit Event has occurred as set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Purchased Asset:		_____________________

(a)	Margin Amount	$___________
(b)	Repurchase Price:	$___________

A Margin Deficit Event exists when the amount in (a) above is at least $250,000 less than the amount in (b) above.

MARGIN DEFICIT:	$___________
Accrued interest from __________ to __________:	$___________

The following Purchased Assets have Margin Excess remaining:

Purchased Asset	Margin Excess

TOTAL WIRE DUE:	$___________

WHEN A MARGIN DEFICIT EVENT EXISTS, SELLER IS REQUIRED TO CURE THE MARGIN DEFICIT SPECIFIED ABOVE IN ACCORDANCE WITH THE REPURCHASE AGREEMENT AND WITHIN THE TIME PERIOD SPECIFIED IN ARTICLE 4(b) THEREOF.

Ex. VIII-1

BARCLAYS BANK PLC

By:
Name:
Title:

Ex. VIII-2

EXHIBIT IX

FORM OF RELEASE LETTER

[DATE]

Barclays Bank PLC

745 7th Avenue

New York, New York 10019

Attention: Francis X. Gilhool, Jr.

Re:	Master Repurchase Agreement, dated as of April 26, 2018 by and between Barclays Bank PLC (“Purchaser”) and [Name of Colony Seller Entity](“Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”)

Ladies and Gentlemen:

With respect to the Purchased Assets described in the attached Schedule A (the “Purchased Assets”) (a) we hereby certify to you that the Purchased Assets are not subject to a lien of any third-party, and (b) we hereby release to you all rights, interests or claims of any kind other than any rights, interests or claims under the Repurchase Agreement with respect to such Purchased Assets, such release to be effective automatically without further action by any party upon payment by Purchaser of the amount of the Purchase Price contemplated under the Repurchase Agreement (calculated in accordance with the terms thereof) in accordance with the wiring instructions set forth in the Repurchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Very truly yours,

[NAME OF COLONY SELLER ENTITY]

By:
Name:
Title:

Ex. IX-1

Schedule A

[List of Purchased Asset Documents]

Ex. IX-2

EXHIBIT X

FORM OF COVENANT COMPLIANCE CERTIFICATE

[DATE]

Barclays Bank PLC

745 7th Avenue

New York, New York 10019

Attention: Francis X. Gilhool, Jr.

Re:	Master Repurchase Agreement, dated as of April 26, 2018 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and between Barclays Bank PLC (“Purchaser”) and [Name of Colony Seller Entity] (“Seller”)

Ladies and Gentlemen:

This Covenant Compliance Certificate is furnished pursuant to that Repurchase Agreement and the Guaranty dated as of April 26, 2018 (the “Guaranty”) made by Credit RE Operating Company, LLC (“Guarantor”) in favor of Purchaser. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, IN [HIS/HER] CAPACITY AS [____] OF GUARANTOR, AND NOT IN ANY INDIVIDUAL CAPACITY, THAT:

(i)	I am a duly elected, qualified and authorized [Chief Financial Officer] of Guarantor.

(ii)	All of the financial statements, calculations and other information set forth in this Covenant Compliance Certificate, including, without limitation, in any exhibit or other attachment hereto, are true, complete and correct as of the date or with respect to the period therein specified.

(iii)	I have reviewed the terms of the Repurchase Agreement, the Guaranty and the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of the Seller Parties during the accounting period covered by the financial statements attached (or most recently delivered to Purchaser if none are attached).

(iv)	Other than as disclosed to Purchaser in writing prior to the date hereof or below, I am not aware of any facts or circumstances which, in the commercially reasonable judgment of Seller, have caused, or are reasonably likely to cause at any time within the reasonably foreseeable future a Credit Event or Future Advance Failure with respect to any Purchased Asset or the Market Value of any Purchased Asset to decline.

Ex. X-1

(v)	As of the date hereof, and since the date of the certificate most recently delivered pursuant to Article 12(b)(v) of the Repurchase Agreement, each Seller Party has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Repurchase Agreement, the Guaranty and the other Transaction Documents to be observed, performed or satisfied by it.

(vi)	[IF FINANCIAL STATEMENTS ARE NOT ATTACHED: The examinations described in paragraph (iii) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default as of the date of this Covenant Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.] [IF FINANCIAL STATEMENTS ARE ATTACHED: The examinations described in paragraph (iii) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements, or as of the date of this Covenant Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.]

(vii)	Each Seller Party has, during the period since the delivery of the immediately preceding Covenant Compliance Certificate, observed or performed all of its covenants and other agreements, and satisfied every condition, contained the Repurchase Agreement, the Guaranty and the other Transaction Documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes a Default or an Event of Default (in each case, including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

(viii)	[IF FINANCIAL STATEMENTS ARE ATTACHED: Attached hereto are the financial statements required to be delivered pursuant to Article 12(b) of the Repurchase Agreement, which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present, the financial condition and results of operations of Guarantor as of the date or with respect to the period therein specified, determined in accordance with the requirements set forth in Article 12(b) of the Repurchase Agreement.]

(ix)	[IF FINANCIAL STATEMENTS ARE ATTACHED: Attached hereto are the calculations demonstrating compliance with the financial covenants set forth in the Guaranty.]

Ex. X-2

Described below are the exceptions, if any, to any of the foregoing, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the applicable Seller Party has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Covenant Compliance Certificate, are made and delivered as of the date first above written.

CREDIT RE OPERATING COMPANY, LLC

By:
Name:
Title:

Ex. X-3

EXHIBIT XI

FORM OF SERVICER LETTER

April 26, 2018

Wells Fargo Bank, N.A.
Commercial Mortgage Servicing

MAC D1050 084

Three Wells Fargo
401 South Tryon Street, 8th Floor
Charlotte, North Carolina 28202

Attention: CLNC Credit 7, LLC – Relationship Manager

Re:	Master Repurchase Agreement, dated as of April 26, 2018 (as such agreement may be amended modified and/or restated, the “Repurchase Agreement”), by and between CLNC Credit 7, LLC (“Seller”) and Barclays Bank PLC (“Purchaser”)

Ladies and Gentlemen:

Wells Fargo Bank, National Association (“You” or “Servicer”), has been engaged by Seller to service certain mortgage loans, mezzanine loans and participation interests in mortgage loans and/or mezzanine loans (collectively, the “Serviced Assets”) pursuant to a Servicing Agreement, dated as of April 26, 2018 (the “Servicing Agreement”), by and between Seller and You, as servicer, a copy of which is attached hereto as Exhibit A. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Servicing Agreement.

You are hereby notified that pursuant to the terms of the Repurchase Agreement, Seller plans to, from time to time, sell to Purchaser certain mortgage loans, mezzanine loans and participation interests in mortgage loans and/or mezzanine loans (collectively, the “Purchased Assets”). You are hereby notified that all Serviced Assets from time to time subject to the Servicing Agreement are and will be Purchased Assets. In connection with each sale of a Purchased Asset by Seller to Purchaser, Seller is required to cause such Purchased Asset to be serviced and administered pursuant to the terms of the Servicing Agreement and this instruction letter (this “Instruction Letter”). Seller shall provide to Purchaser, simultaneously with the delivery thereof to Servicer, a copy of each Critical To Board Package delivered to Servicer pursuant to Section 2.01(b) of the Servicing Agreement. Servicer shall promptly acknowledge in writing (which may be by electronic mail) to Purchaser and Seller the commencement of servicing with respect to any new Purchased Asset.

Each Purchased Asset shall be serviced and administered by Servicer in accordance with the terms of the Servicing Agreement and this Instruction Letter until Purchaser confirms in writing that such Purchased Asset is no longer subject to the Repurchase Agreement or Servicer is terminated with respect to such Purchased Assets in accordance with the terms of the Servicing Agreement and this Instruction Letter.

Ex. XI-1

Notwithstanding anything contained to the contrary in the Servicing Agreement, You hereby acknowledge and agree that:

1.          Interest of Purchaser. The Purchased Assets will be sold to Purchaser on a “servicing released” basis, together with all Servicing Rights with respect thereto and, in connection therewith, the Purchased Assets and all Servicing Rights will also be pledged to Purchaser. All of the rights of Seller under the Servicing Agreement with respect to the Purchased Assets, including but not limited to the related Servicing Rights, have been assigned to Purchaser pursuant to the Repurchase Agreement, and Servicer acknowledges and consents to such assignment. You acknowledge that neither You nor any other Person, other than Purchaser, owns or has any rights with respect to the Servicing Rights of the Purchased Assets, except for Your rights pursuant to the Servicing Agreement. You further agree to clearly mark the Servicing Files related to the Purchased Assets and any Purchased Asset documents held by You to reflect the ownership thereof by Purchaser.

“Servicing Rights” shall mean rights of any Person, to administer, service or subservice, the Purchased Assets or to possess related Servicing Records.

“Servicing Records” shall mean all servicing records in the Servicer’s possession, including but not limited to the Servicing Agreement, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records, in each case relating to or evidencing the servicing of Purchased Assets.

2.          Revocable License to Service. Notwithstanding the foregoing, Purchaser has agreed to grant to Seller a revocable license (which license shall automatically be revoked (a) every thirty days unless Purchaser provides written notice to Seller that such license is extended for another thirty days or (b) during the continuance of an event of default under the Repurchase Agreement) to cause You to service the Purchased Assets at Seller’s sole cost and expense pursuant to the Servicing Agreement, in accordance with the Repurchase Agreement and for the benefit of Purchaser.

3.          Agreement to Service. You agree to service the Purchased Assets pursuant to the Servicing Agreement and this Instruction Letter for the benefit of Purchaser, and, except as otherwise provided herein and subject to the terms and conditions of the Repurchase Agreement and this Instruction Letter, Purchaser shall have all of the rights, but none of the duties or obligations (including, without limitation, any obligations regarding the payment of any fees, indemnification, costs, reimbursement or expenses, except as set forth in this Instruction Letter) of Seller under the Servicing Agreement. Where there is a conflict between the Servicing Agreement and this Instruction Letter, this Instruction Letter shall govern. Servicer and Seller each agree that Purchaser is and shall be an express third-party beneficiary of the Servicing Agreement.

Ex. XI-2

4.          Covenant to Notify.

(a)          Generally. Servicer agrees to deliver directly to Purchaser (i) at the following email address(es): ##########@barclays.com, ##########@barclays.com, ##########@barclays.com, ##########@barclays.com, ##########@barclays.com, ##########@barclays.com or such other email addresses as may hereafter be provided to Servicer by Purchaser in writing at least two (2) Business Days prior to the related Remittance Date, the Monthly Remittance Report on the same date such information is required to be delivered to the Seller, (ii) to provide to Purchaser with access to any information with respect to the Purchased Assets that is available to Seller pursuant to the Servicing Agreement and (iii) upon request of Purchaser, any other any information required to be delivered to the Seller pursuant to the Servicing Agreement.

(b)          Borrower Requests. Seller shall promptly (and in any event not later than two (2) Business Days after actual knowledge thereof) notify Purchaser of any request by a Borrower for a modification, waiver or consent. Seller shall further agree that Seller shall not take any action or effect or direct Servicer to take any action or effect any modification or amendment of any Purchased Asset without Seller receiving the prior written consent of Purchaser.

5.          Website Access; Investment Schedule. You agree to provide Purchaser with access to a password protected website or other on-line service maintained by You, that shall contain copies of any report or summary relating to the Purchased Assets prepared by You pursuant to the Servicing Agreement.

6.          Subservicing/Assignment. Seller shall first obtain Purchaser’s prior written consent before Seller shall consent (under Section 3.02(b) of the Servicing Agreement) to Servicer retaining any sub-servicer to provide cash management or other cashiering servicing for any of the Purchased Assets. You may not, without the prior written consent of Seller (which such consent shall not be unreasonably withheld, conditioned or delayed) and Purchaser assign your rights, duties and/or obligations under the Servicing Agreement. If any servicing or administering of the Purchased Assets is performed by a sub-servicer, You will remain obligated and liable to Purchaser for the servicing and administering of the Purchased Assets in accordance with the provisions of the Servicing Agreement and this Instruction Letter without diminution of any such duties and obligation or liability by virtue of the involvement of such sub-servicer.

7.          Remittances. Subject to paragraph 8 below, Servicer shall remit all amounts collected on the Remittance Date with respect to the Purchased Assets in accordance with the wiring instructions provided below, or as the Purchaser may otherwise direct Servicer in writing at least two (2) Business Days prior to the related Remittance Date, and based upon (i) direction from an authorized officer identified by the Purchaser on the Certificate of Authority (as defined in the Servicing Agreement) and (ii) such authorized officer of the Purchaser completing the wire transfer servicing agreement in the form reasonably acceptable to Servicer:

Bank:	##########
ABA:	##########
Acct:	##########
Name:	##########

Ex. XI-3

Under no circumstances will You remit any such amounts in accordance with any instructions delivered to You by Seller or any other person (other than Purchaser or Purchaser’s designee), unless Purchaser agrees in writing.

8.          Servicer Compensation. Notwithstanding anything to the contrary herein or in the Servicing Agreement, only amounts constituting (x) the Servicing Fee with respect to the Purchased Assets (and not any other loans serviced pursuant to the Servicing Agreement) otherwise due and payable to Servicer and (y) investment earnings on amounts in the Servicer Account and Escrow Account to the extent the same is payable to Servicer in accordance with the Servicing Agreement shall be withheld from collections with respect to the Purchased Assets prior to remittance in accordance with paragraph 7 above and any other amounts due and payable to the Servicer pursuant to the Servicing Agreement shall be paid by Seller directly to Servicer or, to the extent provided in the Servicing Agreement, withheld from collections on loans that are not Purchased Assets.

9.          Default Notice. You further agree, upon your receipt of written notification (a “Default Notice”) from Purchaser that an Event of Default has occurred and is continuing under the Repurchase Agreement, You shall be terminated (such termination to be completed within thirty (30) days of Default Notice) as Servicer with respect to any Purchased Assets identified in such notice as excluded (the “Servicing Excluded Purchase Assets”) and, solely with respect to the remaining Purchased Assets (the “Remaining Purchased Assets”) (i) Purchaser or its designee shall assume all of the rights (but none of the obligations) of Seller under the Servicing Agreement, except as otherwise provided herein, (ii) You shall follow the instructions of Purchaser or its designee (such instructions shall be consistent with the servicing obligations of Servicer under the Servicing Agreement) with respect to the Remaining Purchased Assets and deliver to Purchaser or its designee any information with respect to the Remaining Purchased Assets reasonably requested by Purchaser or its designee and in accordance with the obligations under the Servicing Agreement and in the possession of Servicer, (iii) You shall not follow any instructions received from Seller or any other Person (other than Purchaser or Purchaser’s designee) with respect to the Remaining Purchased Assets, (iv) Purchaser may, in its sole discretion, sell its right to the Remaining Purchased Assets on a servicing released basis and (v) You shall treat this Instruction Letter as a separate and distinct servicing agreement between You and Purchaser (incorporating the terms of the Servicing Agreement by reference), subject to no setoff or counterclaims against Purchaser arising prior to such Default Notice in Your favor (or the favor of any third party claiming through You) under any other agreement or arrangement between You and Seller, or otherwise. Notwithstanding anything to the contrary herein or the Servicing Agreement, in no event shall Purchaser be liable for any fees, indemnities, costs, reimbursements or expenses incurred by You or Seller, or any of Your or its respective affiliates, or otherwise owed to You or Seller, or any you Your or its respective affiliates at any time prior to a Default Notice or at any time with respect to any Excluded Purchased Asset. For so long as Servicer continues to be the servicer of any Remaining Purchased Assets at Purchaser’s direction, Purchaser shall be deemed to have assumed all of the duties, obligations, and liabilities of Seller to Servicer under the Servicing Agreement with respect to the Remaining Purchased Assets, to the extent arising following the delivery of the Default Notice.

Ex. XI-4

10.         Servicer Reliance. Servicer may rely and shall be protected in acting or refraining from acting upon any notice, request, consent, order, certificate, report, opinion or document (including, but not limited to, electronically confirmed facsimiles thereof) believed by it to be genuine and to have been signed or presented by the proper party or parties. Servicer shall have no obligation to review or confirm that actions taken pursuant to the foregoing in accordance with this Instruction Letter comply with any other agreement or document to which it is not a party. In particular, Servicer need not investigate whether Purchaser is entitled under the Repurchase Agreement to give a Default Notice and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted for any actions taken in good faith by the Servicer in connection with the delivery of such Default Notice.

11.         Termination.

(a)          Notwithstanding anything to the contrary herein or in the Servicing Agreement, Your rights to service some or all of the Purchased Assets shall automatically terminate (i) upon Your receiving a written termination notice from Purchaser or its designee or (ii) on the thirtieth (30th) day following the execution of this Instruction Letter if Purchaser sends a notice to Servicer that Seller’s license to cause the Purchased Assets to be serviced has been revoked or has not been renewed in accordance with the Repurchase Agreement (a “Servicing Termination”); provided, in accordance with the Repurchase Agreement, Purchaser may elect to extend Seller’s license (which shall cause the Purchased Assets to continue to be serviced by You), and thereby the term of this Instruction Letter is extended in writing for the applicable additional thirty (30) day period, on the thirtieth (30th) day following the effective date of such extension. In no event shall the term of the Servicing Agreement be extended for more than 30 days in any single extension.

(b)          In the event of a Servicing Termination, You hereby agree to (i) deliver to Purchaser or its designee all funds held by you with respect to the applicable Purchased Asset(s) so affected and account for all funds, (ii) deliver to Purchaser or its designee electronic copies of the related Servicing Files and related documents and statements held by You, (iii) reasonably cooperate with the transfer of servicing to Purchaser or its designee and (iv) direct any party liable for any payment under any such Purchased Assets to make payment of any and all moneys due or to become due thereunder directly to Purchaser or as Purchaser shall direct including, without limitation, sending “goodbye” letters. The actual out-of-pocket costs and expenses of such transfer shall be paid by Seller. The transfer of servicing and such records by You shall be in accordance with the terms of the Servicing Agreement, and such transfer shall include the transfer of the net amount of all escrows held for the related mortgagors.

12.         Due Diligence. Servicer acknowledges that Purchaser or its designee has the right to perform continuing due diligence reviews with respect to the Purchased Assets and with respect to Servicer for purposes of verifying compliance with the representations, warranties and specifications made under the Repurchase Agreement or otherwise. Servicer agrees that upon reasonable prior notice, Servicer shall provide reasonable access, at Seller’s expense, to Purchaser or its designee and any of its agents, representatives or permitted assigns to the offices of Servicer during normal business hours and permit them to examine, inspect, and make copies and extracts of the servicing files and any and all documents, records, agreements, instruments or information relating to the Purchased Assets in the possession or under the control of Servicer.

Ex. XI-5

13.         Amendment. The Servicing Agreement may not be amended or modified without the prior written consent of Purchaser. This Instruction Letter may only be amended or otherwise modified by written instrument executed by Purchaser, Seller (provided that no written instrument executed by Seller or other consent of Seller shall be required if an event of default has occurred and is continuing under the Repurchase Agreement) and Servicer.

14.         Notices. Any notices to Servicer hereunder shall be delivered in accordance with the provisions of the Servicing Agreement and this Instruction Letter. Notices hereunder to Purchaser shall be delivered in accordance with the provisions of the Servicing Agreement to the following address:

Barclays Bank PLC
745 7th Avenue
New York, New York 10019
Attention: Francis X. Gilhool, Jr.
Telephone: (212) ###-####
Fax: (646) ###-####
Email: ##########@barclayscapital.com

with copies to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention: David W. Forti
Telephone: (215) ###-####
Fax: (215) ###-####
Email: ##########@dechert.com

15.         Acknowledgement; Counterparts. Purchaser, Seller and Servicer have executed this Instruction Letter below to evidence their consent to the terms, covenants and conditions contained herein. Delivery of an executed counterpart of a signature page of this Instruction Letter in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Instruction Letter.

16.         Governing Law. THIS INSTRUCTION LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[SIGNATURE PAGES FOLLOW]

Ex. XI-6

Please acknowledge receipt of this Instruction Letter and agreement to its terms by signing in the signature block below and forwarding an executed copy to Purchaser promptly upon receipt.

Very truly yours,

BARCLAYS BANK PLC, as Purchaser

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Barclays–Colony – Servicer Notice and Irrevocable Instruction Letter

ACKNOWLEDGED, AGREED AND ACCEPTED:

CLNC CREDIT 7, LLC,
as Seller

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Barclays–Colony – Servicer Notice and Irrevocable Instruction Letter

Wells Fargo Bank, National Association,
as Servicer

By:
Name:
Title:

Barclays–Colony – Servicer Notice and Irrevocable Instruction Letter

EXHIBIT A

SERVICING AGREEMENT

EXHIBIT XII

[RESERVED]

Ex. XII-1

EXHIBIT XIV

FORM OF BAILEE LETTER

CLNC CREDIT 7, LLC

c/o CLNC Manager, LLC

590 Madison Avenue, 34th floor

New York, New York 10022

_______________ __, 20__

Barclays Bank PLC
745 7th Avenue
New York, New York 10019
Attention: Francis X. Gilhool, Jr.
Email: ##########@barclayscapital.com

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
Attn: Daniel L. Stanco, Esq.
Email: ##########@ropesgray.com

Re:	Bailee Agreement (the “Bailee Agreement”) in connection with the sale of [Name of Purchased Asset(s)] by CLNC CREDIT 7, LLC (“Seller”) to Barclays Bank PLC (“Purchaser”)

Ladies and Gentlemen:

Reference is made to that certain Master Repurchase Agreement dated as of April 26, 2018, by and between Seller and Purchaser (as the same may be amended, modified or supplemented from time to time, the “Repurchase Agreement”). In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and Ropes & Gray LLP (“Bailee”) hereby agree as follows:

1.           Seller shall deliver to Bailee and Bailee shall hold, in connection with the Purchased Asset[s] delivered to Bailee hereunder (for Bailee’s delivery to the Custodian), the custodial delivery certificate (the “Custodial Delivery Certificate”) attached hereto as Attachment 1, in connection with the Purchased Asset[s] identified thereon.

2.           On or prior to the date indicated on the Custodial Delivery Certificate delivered by Seller (the “Funding Date”), Seller shall have delivered to Bailee, as bailee for hire, the documents set forth on Exhibit B to the Custodial Delivery Certificate (collectively, the “Purchased Asset File[s]”) for the Eligible Asset[s] (the “Purchased Asset[s]”) listed in Exhibit A to the Custodial Delivery Certificate.

Ex. XIV-1

3.           Bailee shall issue and deliver to Purchaser and the Custodian (as defined in Section 5 below) on or prior to the Funding Date by electronic mail in the name of Purchaser, an initial trust receipt and certification in the form of Attachment 2 attached hereto (the “Trust Receipt”), which Trust Receipt shall state that Bailee has received the documents comprising the Purchased Asset File[s] as set forth in the Custodial Delivery Certificate.

4.           On the applicable Funding Date, in the event that Purchaser fails to purchase any Eligible Asset from Seller that is identified in the related Custodial Delivery Certificate (as confirmed by Purchaser in writing (which may include electronic mail)), Bailee shall release the Purchased Asset File[s] to Seller in accordance with Seller’s instructions.

5.           Following the Funding Date and the funding of the Purchase Price for the applicable Purchased Asset[s], Bailee shall forward the Purchased Asset File[s] to U.S. Bank, National Association (the “Custodian”), at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, Attention: Commercial Review Team, by insured overnight courier for receipt by the Custodian no later than 1:00 p.m. on the third (3rd) Business Day following the applicable Funding Date (the “Delivery Date”).

6.           From and after the applicable Funding Date until the time of receipt of Purchaser’s written confirmation as described in Section 4 hereof or the applicable Delivery Date, as applicable, Bailee (a) shall maintain continuous custody and control of the related Purchased Asset File[s] as bailee for Purchaser (excluding any period when the same [is/are] under the delivery process described in Section 5 hereof) and (b) shall hold the related Purchased Asset File[s] as sole and exclusive bailee for Purchaser unless and until otherwise instructed in writing by Purchaser.

7.           In the event that Bailee fails to deliver to Purchaser a Promissory Note or other material portion of a Purchased Asset File[s] that was in its possession to the Custodian within five (5) Business Days following the applicable Funding Date and the funding of the Purchase Price for the applicable Purchased Asset[s], the same shall constitute a “Bailee Delivery Failure” under this Bailee Agreement.

8.           Seller agrees to indemnify and hold Bailee and its partners, directors, officers and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees and costs, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Bailee Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by Bailee) were imposed on, incurred by or asserted against Bailee because of the breach by Bailee of its obligations hereunder, which breach was caused by gross negligence or willful misconduct on the part of Bailee or any of its partners, directors, officers, agents or employees. The foregoing indemnification shall survive any resignation or removal of Bailee or the termination or assignment of this Bailee Agreement.

Ex. XIV-2

9.           Bailee agrees to indemnify and hold Purchaser and its owners, officers, directors, employees, affiliates and designees, harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than special, indirect, punitive or consequential damages, which shall in no event be paid by the Bailee), including reasonable attorneys’ fees and costs of outside counsel, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Bailee Delivery Failure that was caused by the gross negligence or willful misconduct on the part of Bailee or any of its partners, directors, officers or employees. The foregoing indemnification shall survive any termination or assignment of this Bailee Agreement.

10.         Seller hereby represents, warrants and covenants that Bailee is not an affiliate of or otherwise controlled by Seller. Notwithstanding the foregoing, the parties hereby acknowledge that Bailee hereunder may act as counsel to Seller in connection with a proposed Transaction and may represent Seller in connection with any dispute related to this Bailee Agreement or the Transaction Documents.

11.         This Bailee Agreement may not be modified, amended or altered, except by written instrument, executed by all of the parties hereto.

12.         This Bailee Agreement may not be assigned by Seller or Bailee without the prior written consent of Purchaser.

13.         For the purpose of facilitating the execution of this Bailee Agreement as herein provided and for other purposes, this Bailee Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument. Electronically transmitted signature pages shall be binding to the same extent.

14.         This Bailee Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

15.         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Repurchase Agreement.

[SIGNATURES COMMENCE ON NEXT PAGE]

Ex. XIV-3

Very truly yours,

CLNC CREDIT 7, LLC

By:
Name:
Title:

ACCEPTED AND AGREED:

ROPES & GRAY LLP, as Bailee

By:
Name:
Title:

ACCEPTED AND AGREED:

BARCLAYS BANK PLC, as Purchaser

By:
Name:
Title:

Ex. XIV-4

Attachment 1 to Bailee Agreement

CUSTODIAL DELIVERY CERTIFICATE

[See attached]

Ex. XIV-5

ATTACHMENT 2 TO BAILEE AGREEMENT

FORM OF BAILEE TRUST RECEIPT

____________, 201__

Barclays Bank PLC
745 7th Avenue
New York, New York 10019
Attention: Francis X. Gilhool, Jr.

Email: ##########@barclayscapital.com

Re:	Bailee Agreement, dated __________, 201___ (the “Bailee Agreement”) among CLNC CREDIT 7, LLC (“Seller”), Barclays Bank PLC (“Purchaser”) and Ropes & Gray LLP (“Bailee”)

Ladies and Gentlemen:

In accordance with the provisions of Section 3 of the above-referenced Bailee Agreement, the undersigned, as Bailee, hereby certifies that as to the Purchased Asset[s] described in Exhibit A to the Custodial Delivery Certificate, it has reviewed the Purchased Asset File[s] and has determined that all documents listed in Exhibit B to the Custodial Delivery Certificate are in its possession.

Bailee hereby confirms that it is holding the Purchase Asset File[s] as agent and bailee for the exclusive use and benefit of Purchaser pursuant to the terms of the Bailee Agreement.

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the above-referenced Bailee Agreement.

ROPES & GRAY LLP,
as Bailee

By:
Name:
Title:

Ex. XIV-6

EXHIBIT XV

FORM OF JOINDER

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”) dated as of [____________], is made by and among CLNC Credit 7, LLC and [ADD OTHER PREVIOUSLY ADDED SELLERS], each a Delaware limited liability company (collectively, the “Existing Sellers”), [__________], a Delaware limited liability company (the “Additional Seller”) and Barclays Bank PLC (“Purchaser”).

WITNESSETH:

WHEREAS, Existing Sellers and Purchaser, entered into that certain Master Repurchase Agreement, dated as of April 26, 2018 (as the same may be amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”), pursuant to which Sellers agreed to sell to Purchaser certain Eligible Assets upon the terms and subject to the conditions set forth therein (each such transaction, a “Transaction”);

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement; and

WHEREAS, Existing Sellers and Purchaser desire to modify certain terms and provisions of the Repurchase Agreement and the other Transaction Documents to admit Additional Seller to the Repurchase Agreement and the other Transaction Documents as a Seller in accordance with this Joinder Agreement.

NOW, THEREFORE, in order to induce Purchaser to enter into a Transaction with Additional Seller, and in consideration of the benefit Additional Seller will derive from Purchaser entering into such Transaction, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Additional Seller hereby agrees as follows:

(1)         In consideration of Additional Seller becoming a Seller entitled to enter into Transactions with Purchaser under and subject to the terms and conditions of the Repurchase Agreement, Additional Seller hereby agrees that, effective as of the date hereof, Additional Seller is, and shall be deemed to be, a “Seller” under the Repurchase Agreement and each of the other Transaction Documents to which a Seller is a party (including, without limitation, the Fee Letter), and agrees that from the date hereof and so long as the Repurchase Obligations remain outstanding, Additional Seller hereby assumes the obligations of a “Seller” under, and Additional Seller shall perform, comply with and be subject to and bound by each of the terms, covenants and conditions of the Repurchase Agreement and each of the other Transaction Documents which are stated to apply to or are made by a Seller (including, without limitation, the Fee Letter). Without limiting the generality of the foregoing, Additional Seller hereby represents and warrants that (i) each of the representations and warranties set forth in the Repurchase Agreement are true and correct as to Additional Seller on and as of the date hereof and (ii) Additional Seller has received true and correct copies of the Repurchase Agreement and each of the other Transaction Documents as in effect on the date hereof.

Ex. XV-1

(2)         In furtherance of the foregoing, Additional Seller shall execute and deliver or cause to be executed and delivered, at any time and from time to time, such further instruments and documents, and shall do or cause to be done such further acts, as may be reasonably necessary or proper in the opinion of Purchaser to carry out more effectively the provisions and purposes of this Joinder Agreement and the Transaction Documents.

(3)         The Existing Sellers and Additional Seller each acknowledge and agree that, except as modified by this Joinder Agreement, the Repurchase Agreement and each of the other Transaction Documents remains unmodified and in full force and effect and all of the terms, covenants and conditions thereof are hereby ratified and confirmed in all respects.

(4)         Notice information for Additional Seller for purposes of Section 18 and Exhibit I of the Repurchase Agreement and each other applicable Transaction Document shall be as specified in the signature pages hereto for Additional Seller, or at such other address and person as shall be designated from time to time in a written notice to the other parties hereto in the manner provided for in Section 18 of the Repurchase Agreement.

(5)         THIS JOINDER AGREEMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(6)         This Joinder Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Signature pages to this Joinder Agreement or certification delivered pursuant hereto delivered in electronic form (such as PDF) shall be considered binding with the same force and effect as original signatures.

[SIGNATURES CONTINUE OF THE FOLLOWING PAGES.]

Ex. XV-2

IN WITNESS WHEREOF, each of Additional Seller, Existing Sellers and Purchaser has duly executed and delivered this Joinder Agreement as of the date and year first above written.

ADDITIONAL SELLER:

[___________________]

By:
Name:
Title:

EXISTING SELLERS:

CLNC CREDIT 7, LLC

By:
Name:
Title:

[OTHER ADDED SELLERS]

By:
Name:
Title:

PURCHASER:

BARCLAYS BANK PLC

By:
Name:
Title:

Ex. XV-3